As filed with the Securities and Exchange Commission on June 24, 2004

File No. [            ]

Post-Effective Amendment No. 2 To Registration Statement No. 333-107207

Post-Effective Amendment No. 3 To Registration Statement No. 333-71876

Post-Effective Amendment No. 4 To Registration Statement No. 333-94393

Post-Effective Amendment No. 5 To Registration Statement No. 333-70639

Post-Effective Amendment No. 7 To Registration Statement No. 33-64261

Post-Effective Amendment No. 9 To Registration Statement No. 33-49965

Post-Effective Amendment No. 11 To Registration Statement No. 33-57104

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J.P. MORGAN CHASE & CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-2624428
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

J.P. MORGAN CHASE & CO.

270 PARK AVENUE, NEW YORK, NY 10017

(212) 270-6000

(Name, address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

ANTHONY J. HORAN, SECRETARY

J.P. MORGAN CHASE & CO.

270 PARK AVENUE, NEW YORK, NY 10017

(212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

NEILA B. RADIN, ESQ.

J.P. MORGAN CHASE & CO.

270 PARK AVENUE, NEW YORK, NY 10017

(212) 270-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price	Proposed maximum aggregate offering price per unit	Amount of registration fee

Debt securities, debt warrants, preferred stock, depositary shares preferred stock warrants, common stock, common stock warrants and currency warrants	$ 0			$ 0

(1)	This registration statement covers only an indeterminate amount of debt and other securities that may be offered by affiliates of the registrant, including J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc. in connection with offers and sales related to secondary market transactions in securities that have previously been registered by the registrant or its predecessors pursuant to the below-referenced registration statements. Accordingly, this registration statement constitutes a Post-Effective Amendment No. 2 to Registration Statement No. 333-107207, Post-Effective Amendment No. 3 to Registration Statement No. 333-71876, Post-Effective Amendment No. 4 to Registration Statement No. 333-94393, Post Effective Amendment No. 5 to Registration Statement No. 333-70639, Post-Effective Amendment No. 7 to Registration Statement No. 33-64261, Post-Effective Amendment No. 9 to Registration Statement No. 33-49965, and Post-Effective Amendment No. 11 to Registration Statement No. 33-57104. This registration statement also covers an indeterminate amount of debt and other securities that may be offered by affiliates of the registrant, including J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc., in connection with offers and sales relating to secondary market transactions in securities previously registered by predecessors of the registrant, including pursuant to the registration statements filed by The Chase Manhattan Corporation designated by the following file numbers: Nos. 33-58144, 33-55295, 33-45266, 33-40485 and 33-20950; pursuant to the registration statements filed by J.P. Morgan & Co. Incorporated designated by the following file numbers: Nos. 333-85283, 333-64193, 333-51961, 333-47753, 333-40447, 333-37315, 33-55851, 33-49775, 33-45651 and 33-41006; pursuant to the registration statements filed by Banc One Corporation (a predecessor to Bank One Corporation) designated by the following file numbers: Nos. 33-27059, 33-35971, 33-60807, 33-64195, 333-22413 and 022-22303; pursuant to the registration statements filed by NBD Bancorp, Inc. (a predecessor to Bank One Corporation) designated by the following file numbers: Nos. 33-49858 and 33-60788; pursuant to the registration statement filed by First Chicago Corporation (a predecessor to Bank One Corporation) designated by the following file number: No. 33-65904; pursuant to the registration statement filed by First Chicago NBD Corporation (a predecessor to Bank One Corporation) designated by the following file number: No. 33-65431; and pursuant to the registration statements filed by Bank One Corporation designated by the following file numbers: Nos. 333-38387, 333-72791, 333-38756 and 333-70940.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Explanatory Note

The prospectus filed with this registration statement is a form of market maker prospectus intended for use after the effective time of the merger of Bank One Corporation with and into J.P. Morgan Chase & Co. The prospectus is intended for use by direct or indirect wholly-owned subsidiaries of the registrant, including J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc., in connection with offers and sales related to secondary market transactions in debt securities, preferred stock, depositary shares, warrants and any other securities that have been previously registered by the registrant or its predecessors under the Securities Act of 1933 pursuant to the registration statements referred to in footnote 1 on the cover page of this registration statement and in certain debt securities, preferred stock, depositary shares, warrants or any other securities that are initially offered and sold by or on behalf of the registrant after the effective date of this registration statement. This market maker prospectus is in addition to, and not in substitution for, the prospectuses relating to the above-referenced registration statements currently on file with the Securities and Exchange Commission.

Debt Securities

Preferred Stock

Depositary Shares

Warrants

Affiliates of J.P. Morgan Chase & Co., including J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc., may use this prospectus in connection with offers and sales in the secondary market of senior or subordinated debt securities, preferred stock or depositary shares of J.P. Morgan Chase & Co. or warrants to purchase those debt securities, shares of preferred stock or depository shares. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale.

Listed Debt Securities

Of the series of debt securities issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

Title of Securities	Ticker Symbol
7 1/4% Subordinated Notes Due August 15, 2004	JPM 04
6 1/2% Subordinated Notes Due August 1, 2005	JPM A05
6 1/4% Subordinated Notes Due January 15, 2006	JPM 06
6 1/8% Subordinated Notes Due October 15, 2008	JPM O08
6 3/4% Subordinated Notes Due August 15, 2008	JPM A08
6 1/2% Subordinated Notes Due January 15, 2009	JPM 09

Of the series of debt securities issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following is listed on the American Stock Exchange and has the following ticker symbol:

Title of Securities	Ticker Symbol
Consumer Price Indexed Securities Due 2010	JPLA

Listed Preferred Stock

Of the series of preferred stock issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

Title of Securities	Ticker Symbol
Adjustable Rate Cumulative Preferred Stock, Series A	JPMPrA
Adjustable Rate Cumulative Preferred Stock, Series L	JPMPrL
Adjustable Rate Cumulative Preferred Stock, Series N	JPMPrN

Listed Depositary Shares

Of the series of the depositary shares representing shares of preferred stock issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

Title of Securities	Ticker Symbol
Depositary Shares, each representing a 1/10 interest in a share of 6 5/8% Cumulative Preferred Stock	JPMPrH

These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with any other information.

We are offering to sell these securities only in places where sales are permitted.

This prospectus is dated                     , 2004.

You should not assume that the information contained or incorporated in this prospectus and any supplement to this prospectus is accurate as of any date other than its date.

Where You Can Find More

Information about J.P. Morgan Chase & Co.

J.P. Morgan Chase & Co. (“JPMorgan Chase”, which may be referred to as “we” or “us”) files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov/edgar/searchedgar/webusers.htm. Our filings can also be inspected and printed or copied, for a fee, at the SEC’s Office of Public Reference, 450 Fifth Street, N.W., Room 1300, Washington, D.C. 20549, or you can contact that office by phone: (202) 942-8090, fax: (202) 628-9001 or e-mail: publicinfo@sec.gov. You can read more about the Public Reference Room at the website (http://www.sec.gov/info/edgar/prrrules.htm). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2003;

(b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(c) Our Current Reports on Form 8-K filed on January 21, 2004, January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21, 2004, May 3, 2004, May 11, 2004, May 14, 2004, May 27, 2004, June 3, 2004, June 8, 2004, June 15, 2004 (other than the portions of those documents not deemed to be filed); and

(d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

J.P. Morgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

J.P. Morgan Chase & Co.

On                     , 2004, JPMorgan Chase & Co. (“JPMorgan Chase”) and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.

JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase’s principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

JPMorgan Chase’s activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank. The Investment Bank is one of the world’s leading investment banks with broad client relationships and product capabilities. JPMorgan Chase’s customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services. Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world’s largest cash management providers and one of the world’s largest custodians.

Asset & Wealth Management. Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services. JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institution and a whole host of well-known brands.

Commercial Banking. Commercial Banking includes three client segments: Middle Market, which serves companies with revenues between $10 million and $500 million; Mid-Corporate, which focuses on clients with more significant Investment Banking needs; and Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Leasing.

Retail Financial Services. Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase’s extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry’s leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

Consolidated Ratios of Earnings to Fixed Charges

and Preferred Stock Dividend Requirements

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Three Months Ended March 31, 2004	Year Ended December 31,
		2003	2002	2001	2000	1999
Earnings to Fixed Charges:
Excluding Interest on Deposits	2.50	2.27	1.28	1.18	1.52	1.93
Including Interest on Deposits	2.05	1.87	1.17	1.11	1.31	1.54
Earnings to Combined Fixed Charges and Preferred Stock Dividend
Requirements:
Excluding Interest on Deposits	2.48	2.25	1.27	1.18	1.51	1.90
Including Interest on Deposits	2.04	1.86	1.17	1.11	1.31	1.53

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

Description of Debt Securities

Our outstanding senior and subordinated securities offered by use of this prospectus (the “Debt Securities”) have been issued under a number of indentures, some of which were initially executed by our predecessor institutions and assumed by us in connection with various mergers.

None of our indentures limits the amount of debt securities that we may issue. Each indenture provides that we may issue debt securities up to the principal amount we authorize from time to time. In addition, none of our subordinated indentures limits the amount of senior indebtedness we may incur.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of our debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that JPMorgan Chase is recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors other than JPMorgan Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

None of our indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, none of our indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring.

We may have issued some of the Debt Securities as original issue discount Debt Securities. Original issue discount Debt Securities bear no interest or bear interest at a below-market rate and are sold at a discount below their stated principal amount. Persons considering the purchase, ownership or disposition of original issue discount Debt Securities should consult their own tax advisors concerning the United States Federal income tax consequences to them with regard to the purchase, ownership or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

Unless otherwise indicated in a supplement to this prospectus, we have issued the Debt Securities only in registered form without coupons. We may have issued some of the Debt Securities only as permanent global securities. See “Book-Entry Issuance” below. You will not be required to pay a service charge for any transfer or exchange of the Debt Securities, but we may require payment of any taxes or other governmental charges.

Unless a particular issue of Debt Securities is represented by a permanent global note, we will pay the principal of, and premium, if any, and interest, if any, on the Debt Securities at the corporate trust office of our paying agent, the Bank in New York City. You may also make transfers or exchanges of the Debt Securities at that location. We also have the right to pay interest on any Debt Securities by check mailed to the registered holders of the Debt Securities at their registered addresses.

In connection with any payment on a Debt Security, we may require the holder to certify information to JPMorgan Chase. In the absence of that certification, we may rely on any legal presumption to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

Company Debt Securities

JPMorgan Chase (which, for purposes of this portion of the prospectus, includes The Chase Manhattan Corporation prior to its merger with J.P. Morgan & Co. Incorporated, and Chemical Banking Corporation prior to its merger with The Chase Manhattan Corporation) has issued Debt Securities (the “Company Debt Securities”) from time to time under the indentures referred to in the following paragraph (the “Company Indentures”). The following summary of the provisions of the Company Debt Securities and the Company Indentures is not complete. You should refer to the Company Indentures, copies of which are exhibits to the registration statement (File No. 333-107207) of which this prospectus is a part (the “registration statement”).

We have issued senior Company Debt Securities (the “Company Senior Securities”) under an Indenture, dated as of December 1, 1989 (as amended, the “Company Senior Indenture”), between us and Deutsche Bank Trust Company Americas, as trustee. We have issued subordinated Company Debt Securities (the “Company Subordinated Securities”) under an Indenture, as amended and restated as of December 15, 1992 (as amended, the “Company Subordinated Indenture”), between us and U.S. Bank Trust National Association, as trustee. The Company Debt Securities may be offered together with warrants to purchase the Company Debt Securities, warrants to purchase shares of common stock, warrants to purchase shares of preferred stock or currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies.

Company Senior Securities

The Company Senior Securities are our direct, unsecured general obligations and constitute Company Senior Indebtedness having the same rank as our other senior indebtedness. For a definition of Company Senior Indebtedness, see “Company Debt Securities—Company Subordinated Securities—Subordination” below.

Limitation on Disposition of Stock of the Bank. The Company Senior Indenture contains a covenant by us that, so long as any of the Company Senior Securities are outstanding, neither we nor any Intermediate Subsidiary, as defined below, will dispose of any shares of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, except to JPMorgan Chase or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit the Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock, nor will we permit any Intermediate Subsidiary to cease to be an Intermediate Subsidiary.

The above covenant is subject to our rights in connection with a consolidation or merger of JPMorgan Chase with or into another person or a sale of our assets. The covenant also will not apply if both:

(1) the disposition in question is made for fair market value, as determined by the board of directors of JPMorgan Chase or the Intermediate Subsidiary; and

(2) after giving effect to the disposition, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the Bank or any successor to the Bank free and clear of any security interest.

The above covenant also does not restrict the Bank from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) JPMorgan Chase,

or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the voting stock of the resulting bank and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

The Company Senior Indenture defines an “Intermediate Subsidiary” as a subsidiary (1) that is organized under the laws of any domestic jurisdiction and (2) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of capital stock, are owned directly by JPMorgan Chase, free and clear of any security interest. As used above, “voting stock” means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent the Bank from engaging in a sale of assets to the extent otherwise permitted by the Company Senior Indenture.

Defaults and Waivers. The Company Senior Indenture defines an event of default with respect to any series of Company Senior Securities as any one of the following events:

(1) default in the payment of interest on any Company Senior Security of that series and continuance of that default for 30 days;

(2) default in the payment of principal of, or premium, if any, on, any Company Senior Security of that series at maturity;

(3) default in the deposit of any sinking fund payment and continuance of that default for five days;

(4) failure by us for 60 days after notice to perform any of the other covenants or warranties in the Company Senior Indenture applicable to that series;

(5) (A) failure by us to pay indebtedness for money borrowed by us, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, at the later of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of any indebtedness for money borrowed by us, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, if that failure to pay or acceleration results from a default under the instrument giving rise to or securing the indebtedness for money borrowed by us and is not rescinded or annulled within 30 days after due notice, unless the default is contested in good faith by appropriate proceedings;

(6) specified events of bankruptcy, insolvency or reorganization of JPMorgan Chase or the Bank; and

(7) any other event of default specified with respect to Company Senior Securities of that series.

If any event of default with respect to Company Senior Securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Company Senior Securities of that series may declare the principal amount (or, if the Company Senior Securities of that series are original issue discount securities, a specified portion of the principal amount) of all Company Senior Securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy. Subject to the conditions set forth in the indenture, the holders of a majority in principal amount of the outstanding Company Senior Securities of that series may annul the declaration and waive past defaults, except uncured payment defaults and other specified defaults.

The Company Senior Indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of Company Senior Securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The trustee may not give the above notice until 60 days after the occurrence of a default in the performance of a covenant in the Company Senior Indenture, other than a covenant to make payment. The term “default” for the purpose of this provision only means any event that is, or after notice or lapse of time or both would become, an event of default with respect to Company Senior Securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Company Senior Indenture at the request or direction of any of the holders of Senior Securities, unless the holders have offered the trustee reasonable security or indemnity. The Company Senior Indenture provides that the holders of a majority in principal amount of outstanding Company Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the Company Senior Indenture.

The Company Senior Indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists.

Defeasance and Covenant Defeasance. The Company Senior Indenture contains a provision that, if made applicable to any series of Company Senior Securities, permits us to elect:

•  defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any Company Senior Securities of that series then outstanding; and/or

•  covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of those covenants or a cross-default.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide sufficient money, without reinvestment, to repay in full those Company Senior Securities. As used in the Company Senior Indenture, “U.S. government obligations” are:

(1) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that are or are guaranteed as a full faith and credit obligation of the United States and that are not redeemable by the issuer; and

(2) depositary receipts with respect to an obligation referred to in clause (1).

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of Company Senior Securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of Company Senior Securities, then even if there were a default under the related covenant, payment of those Company Senior Securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of Company Senior Securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those Company Senior Securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those Company Senior Securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indenture. We and the trustee may modify the Company Senior Indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding Company Senior Securities affected by the modification. However, without the consent of each affected holder, no such modification may:

•  change the stated maturity of any Company Senior Security;

•  reduce the principal amount of, or premium, if any, on, any Company Senior Security;

•  reduce the rate of payment of interest on any Company Senior Security, or change other specified provisions relating to the yield of the Company Senior Security;

•  change the currency or currencies in which any Company Senior Security is payable;

•  reduce the percentage of holders of outstanding Company Senior Securities of any series required to consent to any modification, amendment or any waiver under the Company Senior Indenture; or

•  change the provisions in the Company Senior Indenture that relate to its modification or amendment.

We and the trustee may amend the Company Senior Indenture without the consent of the holders of the Company Senior Securities in the event we merge with another person, to replace the trustee, to effect modifications that do not affect any outstanding series of Company Senior Securities, and for certain other purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any Company Senior Securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into JPMorgan Chase, provided that:

(1) the successor is a corporation organized under U.S. laws;

(2) the successor, if not us, assumes our obligations on the Company Senior Securities and under the Company Senior Indenture;

(3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(4) other specified conditions are met.

The principal terms of the Company Senior Securities issued and outstanding as of the date of this prospectus are set forth below. Interest on the below series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date. Unless otherwise indicated, Company Senior Securities of the series listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

Consumer Price Indexed Securities Due 2010 (CPIs)

•  Initial principal amount of series (subject to increase): $15,000,000

•  Maturity date: January 15, 2010

•  Issuance date: March 15, 2001

•  Other terms:

•  The principal amount and issue price of each CPI is $1,250

•  Does not pay interest

•  No guarantee of return of principal at maturity

•  At maturity, a holder will receive $1,948.50 per $1,250 principal amount plus an amount equal to the product of a multiplier times the difference between the ending index and the forward index. The multiplier is 57.3069. The forward index is 208.50. The ending index will be the Reference CPI at maturity.

•  The Reference CPI is the 3-month lagged version of the CPI which is used by the United States Department of the Treasury to calculate the inflation indexed principal of its inflation indexed securities.

•  Beginning on January 15, 2003, and each January 15 thereafter, the Securities may be redeemed at the option of the holder for an amount equal to the discounted present value of the estimated payment at maturity.

•  The CPIs are listed on the American Stock Exchange LLC.

5 5/8% Notes Due 2006

•  Initial principal amount of series (subject to increase): $1,500,000,000

•  Maturity date: August 15, 2006

•  Interest payment dates: February 15 and August 15

•  Record dates: February 1 and August 1

•  Issuance date: August 14, 2001

5.35% Notes Due 2007

•  Initial principal amount of series (subject to increase): $1,500,000,000

•  Maturity date: March 1, 2007

•  Interest payment dates: March 1 and September 1

•  Record dates: February 15 and August 15

•  Issuance date: March 6, 2002

5.25% Notes Due 2007

•  Initial principal amount of series (subject to increase): $2,000,000,000

•  Maturity date: May 30, 2007

•  Interest payment dates: May 30 and November 30

•  Record dates: May 15 and November 15

•  Issuance date: May 30, 2002

4.00% Notes Due 2008

•  Initial principal amount of series (subject to increase): $1,000,000,000

•  Maturity date: February 1, 2008

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Issuance date: January 30, 2003

3.625% Notes Due 2008

•  Initial principal amount of series (subject to increase): $500,000,000

•  Additional principal amount of series issued July 23, 2003: $300,000,000

•  Aggregate principal amount of series (subject to increase): $800,000,000

•  Maturity date: May 1, 2008

•  Interest payment dates: May 1 and November 1

•  Record dates: April 15 and October 15

•  Issuance date: April 24, 2003

4.50% Notes Due 2010

•  Initial principal amount of series (subject to increase): $750,000,000

•  Maturity date: November 15, 2010

•  Interest payment dates: May 15 and November 15

•  Record dates: May 1 and November 1

•  Issuance date: November 7, 2003

3.125% Notes Due 2006

•  Initial principal amount of series (subject to increase): $500,000,000

•  Maturity date: December 11, 2006

•  Interest payment dates: June 11 and December 11

•  Record dates: June 1 and December 1

•  Issuance date: December 11, 2003

3.50% Notes Due 2009

•  Initial principal amount of series (subject to increase): $1,000,000,000

•  Maturity date: March 15, 2009

•  Interest payment dates: March 15 and September 15

•  Record dates: March 1 and September 1

•  Issuance date: March 9, 2004

Senior Medium-Term Notes, Series C

As of the date of this prospectus, we have issued $11,474,425,000 in initial aggregate principal amount of our Senior Medium-Term Notes, Series C (the “Senior Series C Notes”). In the table below we specify the following terms of those Senior Series C Notes:

•  Issuance date;

•  Principal amount;

•  Maturity date; and

•  Interest rate and redemption terms, if any.

The interest rate bases or formulas applicable to Senior Series C Notes that bear interest at floating rates are indicated in the table below. The Senior Series C Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated, Senior Series C Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
November 10, 1995	$25,000,000	November 10, 2005	Constant maturity 10-year Treasury Index minus 0.34%

February 20, 1998	11,079,000	February 22, 2028	LIBOR Telerate reset monthly minus 0.10%; redeemable at the option of the holder on February 22, of 2008, 2011, 2014 and 2018 at prices varying with the redemption date

October 26, 1999	35,311,000	October 28, 2039	LIBOR Telerate reset quarterly minus 0.10%; redeemable at the option of the holder on October 26 of 2009, 2012, 2015 and 2018 at prices varying with the redemption date

November 24, 1999	300,000,000	December 1, 2004	6.75%

January 25, 2000	100,000,000	January 14, 2005	7.50%

February 24, 2000	20,000,000	February 24, 2005	LIBOR Telerate reset quarterly + 0.20%

March 8, 2000	30,000,000	March 8, 2005	LIBOR Telerate reset quarterly + 0.63%

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms

March 8, 2000	25,000,000	March 8, 2006	LIBOR Telerate reset quarterly + 0.60%

March 8, 2000	20,000,000	March 8, 2005	LIBOR Telerate reset quarterly + 0.50%

March 21, 2000	25,000,000	March 21, 2005	LIBOR Telerate reset quarterly + 0.20%

March 29, 2000	158,000,000	March 29, 2005	LIBOR Telerate reset quarterly + 0.22%
June 14, 2000	30,000,000	June 14, 2005	LIBOR Telerate reset quarterly + 0.34% with a maximum interest rate of 9 1/2%

May 8, 2001	25,000,000	May 8, 2006	LIBOR Telerate reset monthly + 0.27%

June 20, 2001	25,000,000	June 20, 2006	LIBOR Telerate reset monthly + 0.24%

June 26, 2001	55,000,000	June 28, 2004	LIBOR Telerate reset quarterly + 0.12%

August 14, 2001	71,000,000	November 15, 2005	5.375%

March 22, 2002	141,500,000	September 22, 2004	LIBOR Telerate reset quarterly + 0.16%

May 24, 2002	372,000,000	May 20, 2005	LIBOR Telerate reset quarterly + 0.27%

June 13, 2002	42,000,000	May 20, 2005	LIBOR Telerate reset quarterly + 0.27% (reopening of May 24, 2002 issue)

June 28, 2002	50,000,000	June 28, 2004	3.43%

November 20, 2002	135,000,000	November 30, 2007	4.471%. Redeemable at any time at a redemption price equal to the greater of 100% of principal amount or the sum of the present values of the remaining payments of principal and interest discounted to the redemption date at the applicable Treasury rate plus 20 basis points, plus in either case, accrued and unpaid interest

February 25, 2003	2,040,000,000	February 24, 2005	LIBOR Telerate reset quarterly + .25%

March 7, 2003	2,800,000,000	March 7, 2005	LIBOR Telerate reset quarterly + .25%

July 28, 2003	125,000,000	July 28, 2006	LIBOR Telerate reset quarterly + .10%

September 12, 2003	100,000,000	September 12, 2006	LIBOR Telerate reset quarterly plus 0.15%

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms

September 29, 2003	50,000,000	September 29, 2006	LIBOR Telerate reset quarterly plus 0.15%

December 12, 2003	260,400,000	December 12, 2006	LIBOR Telerate reset quarterly plus 0.13%

December 18, 2003	1,267,500,000	December 18, 2006	LIBOR Telerate reset quarterly plus 0.13%

January 5, 2004	110,000,000	January 5, 2007	LIBOR Telerate reset quarterly plus 0.13%

March 9, 2004	100,000,000	March 9, 2009	LIBOR Telerate reset quarterly plus 0.18%

April 8, 2004	10,000,000	July 23, 2013

8.55% for each day that the 3-month LIBOR Telerate falls within the LIBOR Accrual Range. For days on which the 3-month LIBOR Telerate falls outside the LIBOR Accrual Range, the rate will be 0%.

The LIBOR Accrual Ranges are as follows: from 9/23/03 – 7/22/05, the range minimum and maximum rates are 0% and 100% (inclusive), respectively;

from 7/23/05 – 7/22/06, the range minimum and maximum rates are 3.00% and 6.50% (inclusive), respectively;

from 7/23/06 – 7/22/07, the range minimum and maximum rates are 4.00% and 8.00% (inclusive), respectively;

from 7/23/07 – 7/22/08, the range minimum and maximum rates are 5.00% and 8.00% (inclusive), respectively;

from 7/23/08 – 7/22/11, the range minimum and maximum rates are 5.50% and 8.00% (inclusive), respectively;

from 7/23/11 – 7/22/13, the range minimum and maximum rates are 6.00% and 8.00% (inclusive), respectively.

May 14, 2004	150,000,000	May 14, 2007	LIBOR Telerate reset quarterly plus 0.06%

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms

June 2, 2004	63,000,000	June 2, 2014	LIBOR Telerate reset quarterly plus 5.00%. Interest will accrue on the Notes for each day that the Index Level is equal to or above the Range Minimum of 0% inclusive and below the Range Maximum (no range maximum) on each Index Level Accrual Determination Date. For days that the Index Level is less than the Range Minimum, the interest rate is 0%. The Index Level is the 30-year Constant Maturity Swap Rate minus the 10-year Constant Maturity Swap Rate.
June 3, 2004	1,100,000,000	June 2, 2006; the initial maturity may be extended to the 2nd day of the calendar month which is six months after the initial maturity date or a later date to which the maturity dates have previously been extended, but in no event
		past the final maturity date of June 2, 2009.

LIBOR Telerate reset quarterly plus an applicable spread respective to the indicated interest period as follows:

from 6/3/04 to, but excluding, 6/2/05, plus 0.05%;

from 6/2/05 to, but excluding, 6/2/06, plus 0.05%;

from 6/2/06 to, but excluding, 6/2/07, plus 0.08%;

from 6/2/07 to, but excluding, 6/2/08, plus 0.10%;

from 6/2/08, to but excluding, 6/2/09, plus 0.12%.

June 14, 2004	1,031,635,000	June 14, 2007	LIBOR Telerate reset monthly plus 0.10%

June 14, 2004	571,000,000	June 14, 2007	LIBOR Telerate reset monthly plus 0.08%

JPMorgan Chase Senior Notes, Series D

As of the date of this prospectus, we have issued $24,515,000 in initial aggregate principal amount of our JPMorgan Chase Senior Notes, Series D (the “Senior Series D Notes”). In the table below we specify the following terms of those Senior Series D Notes:

•  Issuance date;

•  Principal amount;

•  Maturity date; and

•  Interest rate and redemption terms, if any.

The interest rate bases or formulas applicable to Senior Series D Notes that bear interest at floating rates are indicated in the table below. The Senior Series D Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated, Senior Series D Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. If indicated below, Senior Series D Notes contain a provision that requires us, upon request by the authorized representative of the beneficial owner of the notes, to repay those notes prior to their stated maturity following the death of the beneficial owner of the notes (Survivor Option). These notes must have been acquired by the deceased beneficial owner at least six months prior to the date of the request. The right to exercise this option will be subject to the following limits, in our sole discretion: total exercises of $2,000,000 or 2% of the then outstanding notes by all holders of all Senior Series D Notes and Subordinated Series B Notes (as this term is defined below), without regard to series, in any calendar year; and individual exercises of $250,000 by any holder of Senior Series D Notes and Subordinated Series B Notes, without regard to series, in any calendar year.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
November 18, 2003	$17,577,000	November 15, 2008	4%; redeemable beginning November 15, 2004, and the 15th of every month thereafter

November 25, 2003	3,062,000	November 15, 2007	3%

December 17, 2003	3,876,000	December 15, 2008	3.625%; redeemable beginning December 15, 2004, and the 15th of every month thereafter

Company Subordinated Securities

The Company Subordinated Securities are our direct, unsecured general obligations. The Company Subordinated Securities are subordinate and junior in right of payment to all Company Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization, to all Additional Senior Obligations. For definitions of “Company Senior Indebtedness” and “Additional Senior Obligations”, see “—Subordination” below.

Unless otherwise indicated with respect to a particular series of Company Subordinated Securities, the maturity of the Company Subordinated Securities is subject to acceleration only upon our bankruptcy or reorganization. See “—Defaults and Waivers” below.

If any Company Subordinated Securities are specified to be convertible into our common stock, the holders will be entitled, as specified, to convert those convertible Company Subordinated Securities into common stock at the conversion price specified.

To the extent specified below with respect to a particular series of Company Subordinated Securities, the holders of the particular series may be obligated at maturity, or at any earlier time as set forth below, to exchange that series of Company Subordinated Securities for Capital Securities on terms specified below. “Capital Securities” may consist of our common stock, perpetual preferred stock or other capital securities acceptable to our primary Federal banking regulator, which currently is the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Whenever Company Subordinated Securities are exchangeable for Capital

Securities, we will be obligated to deliver Capital Securities with a market value equal to the principal amount of those Company Subordinated Securities. In addition, we will unconditionally undertake, at our expense, to sell the Capital Securities in a secondary offering on behalf of any holders who elect to receive cash for the Capital Securities.

Subordination. The Company Subordinated Securities are subordinated and junior in right of payment to all Company Senior Indebtedness and, under certain circumstances, Additional Senior Obligations. As of March 31, 2004, our Company Senior Indebtedness and Additional Senior Obligations totaled approximately $49.9 billion.

As used in this prospectus, “Company Senior Indebtedness” means the principal of, and premium, if any, and interest on all indebtedness for money borrowed by us, whether outstanding on the date the Company Subordinated Indenture became effective or created, assumed or incurred after that date, including all indebtedness for money borrowed by another person that we guarantee. However, Company Senior Indebtedness does not include indebtedness that is stated to be not superior to or to have the same rank as the Company Subordinated Securities. In particular, Company Senior Indebtedness does not include (A) Company Subordinated Securities, (B) Assumed Heritage Chase Subordinated Indebtedness (as defined below), (C) Assumed Heritage JPM Subordinated Indebtedness (as defined below), and (D) other debt of JPMorgan Chase that is expressly stated to have the same rank as or to not rank superior to the Company Subordinated Securities, including Assumed Heritage Bank One Subordinated Indebtedness (as defined below).

The Company Subordinated Indenture defines “Additional Senior Obligations” to mean all indebtedness of JPMorgan Chase for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except Company Senior Indebtedness and except obligations that are expressly stated to have the same rank as or to rank not senior to the Company Subordinated Securities. For purposes of this definition, “claim” has the meaning assigned in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on the date of execution of the Company Subordinated Indenture.

“Assumed Heritage Chase Subordinated Indebtedness” means all outstanding subordinated indebtedness that we assumed as a result of our merger with The Chase Manhattan Corporation.

“Assumed Heritage JPM Subordinated Indebtedness” means all outstanding subordinated indebtedness issued by J.P. Morgan & Co. Incorporated on or after March 1, 1993 that we assumed as a result of our merger with J.P. Morgan & Co. Incorporated.

“Assumed Heritage Bank One Subordinated Indebtedness” means all outstanding subordinated indebtedness that we assumed as a result of our merger with Bank One Corporation.

Under the Company Subordinated Indenture, we may not make any payment on the Company Subordinated Securities or exchange any Company Subordinated Securities for Capital Securities in the event:

•  we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all Company Senior Indebtedness; or

•  there shall exist any event of default on any Company Senior Indebtedness or any event which, with notice or lapse of time or both, would become such an event of default.

In addition, upon our dissolution, winding-up, liquidation or reorganization:

•  we must pay to the holders of Company Senior Indebtedness the full amounts of principal of, and premium, if any, and interest, if any, on the Company Senior Indebtedness before any payment or distribution is made on the Company Subordinated Securities, and

•  if, after we have made those payments on the Company Senior Indebtedness, there are amounts available for payment on the Company Subordinated Securities and creditors in respect of Additional Senior Obligations have not received their full payments,

•  then we will first use amounts available for payment on the Company Subordinated Securities, to pay in full all Additional Senior Obligations before we may make any payment on the Company Subordinated Securities.

For additional information regarding the relationship among the provisions governing our various series of subordinated debt securities, see “Relationship Among Subordination Provisions” below.

Limitation on Disposition of Voting Stock of JPMorgan Chase Bank. The Company Subordinated Indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of JPMorgan Chase Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank. The Company Subordinated Indenture also does not prohibit the Bank from issuing any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock.

Defaults and Waivers. The Company Subordinated Indenture defines an event of default with respect to Company Subordinated Securities as any one of certain events of bankruptcy or reorganization affecting JPMorgan Chase and any other event described below as an event of default for a particular series.

If an event of default occurs and is continuing with respect to any outstanding series of Company Subordinated Securities, the trustee or the holders of at least 25% in aggregate principal amount of that outstanding series may declare the principal, or, in the case of original issue discount Company Subordinated Securities, a specified amount of principal, of all Company Subordinated Securities of that series to be due and payable immediately in cash. Subject to specified conditions, the holders of not less than a majority in aggregate principal amount of the Company Subordinated Securities of that series may annul the declaration and waive certain past defaults. The right of the holders of the Company Subordinated Securities of a series to demand payment in cash upon the occurrence and continuance of an event of default continues to exist so long as the Company Subordinated Securities of that series have not been exchanged or converted. Any right to enforce that payment in cash would, in the event of our bankruptcy or reorganization, be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the Company Subordinated Securities. Prior to any declaration of acceleration, the holders of a majority in aggregate principal amount of the applicable series of Company Subordinated Securities may waive any past default or event of default, except a payment default.

Unless otherwise provided in the terms of a series of Company Subordinated Securities, there is no right of acceleration of the payment of principal of the Company Subordinated Securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture. In the event of a default in the payment of interest or principal, including a default in the delivery of any Capital Securities in exchange for Company Subordinated Securities, or in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture, the trustee may, subject to specified limitations and conditions, seek to enforce that payment or delivery or the performance of that covenant or agreement.

The Company Subordinated Indenture requires the trustee, within 90 days after the occurrence of a default with respect to Company Subordinated Securities of any series, to give the holders of that series notice of all uncured defaults known to it. However, except in cases involving our bankruptcy or reorganization, a payment default or a default in the obligation to deliver Capital Securities in exchange for Company Subordinated Securities, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. The term “default” for purposes of this provision includes the events of default specified above without grace periods or notice. We are required to furnish to the trustee annually an officers’ certificate as to the absence of defaults under the Company Subordinated Indenture.

Other than the duties of the trustee to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Company Subordinated Indenture at the request or direction of any of the holders of the Company Subordinated Securities, unless those holders have offered the trustee reasonable security or indemnity. Subject to that provision for security or indemnity, the holders of a majority in principal amount of the Company Subordinated Securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Company Subordinated Securities of that series.

Modification of the Indenture. The Company Subordinated Indenture contains provisions permitting us and the trustee to modify the Company Subordinated Indenture or the rights of the holders of the Company Subordinated Securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of the Company Subordinated Securities affected by the modification. However, no such modification may, without the consent of each holder of Company Subordinated Securities affected by the modification:

•  change the stated maturity date of the principal of, or any installment of principal of or interest on, any Company Subordinated Security;

•  reduce the principal amount of, or premium, if any, or interest, if any, on, any Company Subordinated Security;

•  reduce the portion of the principal amount of an original issue discount Company Subordinated Security payable upon acceleration of the maturity of that Company Subordinated Security;

•  reduce any amount payable upon redemption of any Company Subordinated Security;

•  change the place or places where, or the currency in which, any Company Subordinated Security or any premium or interest is payable;

•  change the definition of market value;

•  impair the right of any holders of Company Subordinated Securities of any series to receive on any exchange date for Company Subordinated Securities of that series Capital Securities with a market value equal to that required by the terms of the Company Subordinated Securities;

•  impair the conversion rights, if any, of any holders;

•  impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Company Subordinated Security, including any right of redemption at the option of the holder of that Company Subordinated Security, or impair any rights to the delivery of Capital Securities in exchange for any Company Subordinated Security or to require us to sell Capital Securities in a secondary offering or to require the delivery of common stock, Company Debt Securities or other property upon conversion of Company Subordinated Securities;

•  reduce the above-stated percentage of Company Subordinated Securities of any series the consent of the holders of which is necessary to modify or amend the Company Subordinated Indenture, or reduce the percentage of Company Subordinated Securities of any series the holders of which are required to waive any past default or event of default; or

•  modify the above requirements.

The Company Subordinated Indenture permits us and the trustee to amend the Company Subordinated Indenture without the consent of the holders of Company Subordinated Securities in the event of the merger of JPMorgan Chase, the replacement of the trustee, to effect modifications that do not affect any outstanding series of Company Subordinated Securities and for other specified purposes.

Consolidation, Merger and Sale of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless:

•  we are the continuing corporation or the successor corporation expressly assumes the payment of the principal of (including issuance and delivery of Capital Securities) and premium, if any, and interest, if any, on the Company Subordinated Securities and the performance and observance of all the covenants and conditions of the Company Subordinated Indenture binding upon us; and

•  immediately after the merger, consolidation, sale or conveyance, we or the successor corporation shall not be in default in the performance of any such covenant or condition.

The principal terms of the Company Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Unless otherwise indicated, interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semi-annually in arrears on the indicated interest payment dates to the registered holders on the preceding record date. Unless otherwise indicated, Company Subordinated Securities of the series listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

7 1/8% Subordinated Notes Due 2005

•  Principal amount of series: $200,000,000

•  Maturity date: March 1, 2005

•  Interest payment dates: March 1 and September 1

•  Record dates: February 15 and August 15

•  Issuance date: March 1, 1993

6 1/2% Subordinated Notes Due 2009

•  Principal amount of series: $200,000,000

•  Maturity date: January 15, 2009

•  Interest payment dates: January 15 and July 15

•  Record dates: January 1 and July 1

•  Issuance date: January 25, 1994

7 7/8% Subordinated Notes Due 2006

•  Principal amount of series: $150,000,000

•  Maturity date: July 15, 2006

•  Interest payment dates: January 15 and July 15

•  Record dates: January 1 and July 1

•  Issuance date: July 27, 1994

7 1/8% Subordinated Notes Due 2007

•  Principal amount of series: $300,000,000

•  Maturity date: February 1, 2007

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Issuance date: January 29, 1997

7 1/4% Subordinated Notes Due 2007

•  Principal amount of series: $300,000,000

•  Maturity date: June 1, 2007

•  Interest payment dates: June 1 and December 1

•  Record dates: May 15 and November 15

•  Issuance date: May 21, 1997

7 1/8% Subordinated Notes Due 2009

•  Principal amount of series: $250,000,000

•  Maturity date: June 15, 2009

•  Interest payment dates: June 15 and December 15

•  Record dates: June 1 and December 1

•  Issuance date: June 12, 1997

6 3/8% Subordinated Notes Due 2008

•  Principal amount of series $200,000,000

•  Maturity date: February 15, 2008

•  Interest payment dates: February 15 and August 15

•  Record dates: February 1 and August 1

•  Issuance date: February 11, 1998

6 3/8% Subordinated Notes Due 2008

•  Principal amount of series: $250,000,000

•  Maturity date: April 1, 2008

•  Interest payment dates: April 1 and October 1

•  Record dates: March 15 and September 15

•  Issuance date: April 7, 1998

6% Subordinated Notes Due 2005

•  Principal amount of series: $300,000,000

•  Maturity date: November 1, 2005

•  Interest payment dates: May 1 and November 1

•  Record dates: April 15 and October 15

•  Issuance date: November 6, 1998

6% Subordinated Notes Due 2009

•  Initial principal amount of series (subject to increase): $350,000,000

•  Maturity date: February 15, 2009

•  Interest payment dates: February 15 and August 15

•  Record dates: February 1 and August 1

•  Issuance date: February 23, 1999

7% Subordinated Notes Due 2009

•  Initial principal amount of series (subject to increase): $500,000,000

•  Maturity date: November 15, 2009

•  Interest payment dates: May 15 and November 15

•  Record dates: May 1 and November 1

•  Issuance date: November 22, 1999

7.875% Subordinated Notes Due 2010

•  Initial principal amount of series (subject to increase): $500,000,000

•  Maturity date: June 15, 2010

•  Interest payment dates: June 15 and December 15

•  Record dates: June 1 and December 1

•  Issuance date: June 9, 2000

6.75% Subordinated Notes Due 2011

•  Initial principal amount of series (subject to increase): $1,500,000,000

•  Additional principal amount of series issued June 8, 2001: $500,000,000

•  Aggregate principal amount of series (subject to increase): $2,000,000,000

•  Maturity date: February 1, 2011

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Initial issuance date: January 30, 2001

6.625% Subordinated Notes Due 2012

•  Initial principal amount of series (subject to increase): $1,000,000,000

•  Maturity date: March 15, 2012

•  Interest payment dates: March 15 and September 15

•  Record dates: March 1 and September 1

•  Issuance date: March 13, 2002

5.75% Subordinated Notes Due 2013

•  Initial principal amount of series (subject to increase): $1,000,000,000

•  Additional principal amount of series issued January 30, 2003: $750,000,000

•  Aggregate principal amount of series (subject to increase): $1,750,000,000

•  Maturity date: January 2, 2013

•  Interest payment dates: January 2 and July 2

•  Record dates: December 15 and June 15

•  Initial issuance date: November 25, 2002

5.25% Subordinated Notes Due 2015

•  Initial principal amount of series (subject to increase): $750,000,000

•  Maturity date: May 1, 2015

•  Interest payment dates: May 1 and November 1

•  Record dates: April 15 and October 15

•  Issuance date: April 24, 2003

4.875% Subordinated Notes Due 2014

•  Initial principal amount of series (subject to increase): $600,000,000

•  Maturity date: March 15, 2014

•  Interest payment dates: March 15 and September 15

•  Record dates: March 1 and September 1

•  Issuance date: March 9, 2004

Subordinated Medium-Term Notes, Series A

As of the date of this prospectus, we have issued $515,000,000 in initial aggregate principal amount of our Subordinated Medium-Term Notes, Series A (the “Subordinated Series A Notes”). In the table below we specify the following terms of those Subordinated Series A Notes:

•  Issuance date;

•  Principal amount;

•  Maturity date; and

•  Interest rate and redemption terms, if any.

The Subordinated Series A Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated, Subordinated Series A Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
April 5, 1995	$ 15,000,000	April 5, 2005	10%; converts to LIBOR, reset semi-annually on April 5, 1999 but in no event shall the rate be less than 3%

March 24, 1997	350,000,000	March 24, 2027	Zero coupon; redeemable in whole only annually on or after March 24, 2007 at prices varying with the redemption date.

September 24, 1997	100,000,000	September 15, 2006	6.75%

August 27, 1998	25,000,000	August 27, 2008	1.60% plus a multiple of various payout rates, except that in the event that LIBOR falls below 5.0% per annum, the rate will increase by specified multiples of the excess designated rate and the prevailing LIBOR

November 28, 2001	25,000,000	November 28, 2016	6.250%; redeemable November 29, 2004 and on any interest payment date thereafter with 40 calendar days notice.

JPMorgan Chase Subordinated Notes, Series B

As of the date of this prospectus, we have issued $135,895,000 in initial aggregate principal amount of our JPMorgan Chase Subordinated Notes, Series B (the “Subordinated Series B Notes”). In the table below we specify the following terms of those Subordinated Series B Notes:

•  Issuance date;

•  Principal amount;

•  Maturity date; and

•  Interest rate and redemption terms, if any.

The interest rate bases or formulas applicable to the Subordinated Series B Notes that bear interest at floating rates are indicated in the table below. The Subordinated Series B Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated, Subordinated Series B Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
November 18, 2003	$ 6,127,000	November 15, 2013	5%; redeemable beginning November 15, 2005, and the 15th of every month thereafter

November 18, 2003	1,142,000	November 15, 2028	5.75%; redeemable beginning November 15, 2008, and the 15th of every month thereafter

November 18, 2003	2,285,000	November 15, 2018	5.50%; redeemable beginning November 15, 2005, and the 15th of every month thereafter

November 25, 2003	1,785,000	November 15, 2013	4.75%

November 25, 2003	1,912,000	November 15, 2033	5.75%; redeemable beginning November 15, 2008, and the 15th of every month thereafter

December 10, 2003	4,566,000	December 15, 2010	4.625%; redeemable beginning December 15, 2005, and the 15th of every month thereafter

December 10, 2003	8,598,000	December 15, 2013	5.25%; redeemable beginning December 15, 2005, and the 15th of every month thereafter

December 10, 2003	1,468,000	December 15, 2018	5.625%; redeemable beginning December 15, 2006, and the 15th of every month thereafter

December 10, 2003	47,752,000	December 15, 2028	6.00%; redeemable beginning December 15, 2008, and the 15th of every month thereafter

December 17, 2003	1,493,000	December 15, 2015	5.15%; redeemable beginning December 15, 2006 and the 15th of every month thereafter

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms

December 24, 2003	1,496,000	January 15, 2016	5.15%, redeemable beginning January 15, 2006 and the 15th of every month thereafter

April 30, 2004	25,000,000	May 1, 2029	6%, redeemable quarterly beginning May 1, 2009 and on the 1st of August, November, February and May of each year thereafter

June 2, 2004	811,000	June 15, 2019	5.90%; redeemable monthly beginning June 15, 2007, and on the 15th of each month thereafter

June 2, 2004	7,937,000	June 15, 2029	6.15%; redeemable monthly beginning June 15, 2009, and on the 15th of each month thereafter
June 9, 2004	12,616,000	June 15, 2024	6.10%; redeemable monthly beginning June 15, 2008, and on the 15th of each month thereafter

June 16, 2004	10,907,000	June 15, 2029	6.25%; redeemable monthly beginning June 15, 2009, and on the 15th of each month thereafter

Information Concerning The Trustees

JPMorgan Chase and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustees under each of the Company Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Heritage Chase Subordinated Indenture, the Heritage JPM Indentures referred to under “Heritage JPMorgan Debt Securities” below, some of the Heritage Bank One Subordinated Indentures referred to under “Heritage Bank One Debt Securities” below, and under our Indenture, dated as of November 10, 1996, as amended, with respect to our junior subordinated indebtedness supporting the capital securities of Heritage JPM Capital Trust I and Heritage JPM Capital Trust II (the “Heritage JPM Junior Subordinated Indenture”). Deutsche Bank Trust Company Americas is also trustee under the Heritage Chase Senior Indenture referred to below and Heritage Bank One Senior Indenture referred to under “Heritage Bank One Debt Securities” below.

Heritage Chase Debt Securities

In connection with our merger with The Chase Manhattan Corporation (“heritage Chase”), we assumed the obligations of heritage Chase with respect to senior debt securities described below (the “Heritage Chase Senior Securities”) and subordinated debt securities described below (the “Heritage Chase Subordinated Securities,” and together with the Heritage Chase Senior Securities, the “Heritage Chase Debt Securities”). The following summary of the provisions of the Heritage Chase Debt Securities and the indentures under which they were issued (the “Heritage Chase Indentures”) is not complete. You should refer to the Heritage Chase Indentures, copies of which are exhibits to the registration statement.

We have issued the Heritage Chase Senior Securities under an Indenture, dated as of July 1, 1986 (as amended, the “Heritage Chase Senior Indenture”), between us and Deutsche Bank Trust Company Americas, as trustee. We have issued the Heritage Chase Subordinated Securities under an Indenture, dated as of May 1, 1987, as amended and restated as of September 1, 1993 (as amended, the “Heritage Chase Subordinated Indenture”), between us and U.S. Bank Trust National Association, as trustee.

Heritage Chase Senior Securities

The Heritage Chase Senior Securities are our direct, unsecured general obligations and constitute senior indebtedness having the same rank as our other senior indebtedness.

Limitation on Disposition of Voting Stock of Bank. The Heritage Chase Senior Indenture contains a covenant by us that, so long as any Heritage Chase Senior Securities are outstanding, we will not create a security interest in more than 20% of the shares of voting stock of Bank, or permit more than 20% of those shares (exclusive of directors’ qualifying shares) to be held directly or indirectly other than by (1) us or (2) a corporation that is wholly-owned (except for directors’ qualifying shares) by us.

Defaults and Waivers. The Heritage Chase Senior Indenture defines an event of default with respect to any series of Heritage Chase Senior Securities as any one or more of the following events:

(1) default in the payment of interest on any Heritage Chase Senior Securities of that series for a period of 30 days;

(2) default in the payment of the principal of, or premium, if any, on, any Heritage Chase Senior Securities of that series;

(3) default in performance of any of our covenants or warranties contained in the Heritage Chase Senior Indenture for the benefit of Heritage Chase Senior Securities of that series for a period of 60 days after notice of the default or breach has been given to us;

(4) certain events of bankruptcy, insolvency or reorganization of JPMorgan Chase; and

(5) any other event of default specified with respect to the Heritage Chase Senior Securities of that series.

If an event of default occurs and is continuing with respect to the Heritage Chase Senior Securities of any series, the trustee or the holders of not less than 25% in principal amount of the Heritage Chase Senior Securities of that series then outstanding may declare the principal of the

Heritage Chase Senior Securities of that series or, if the Heritage Chase Senior Securities of that series were issued as original issue discount Heritage Chase Senior Securities, a specified portion of that principal amount, to be due and payable immediately. Under specified conditions the holders of not less than a majority in principal amount of the Heritage Chase Senior Securities of that series may annul the declaration and waive past defaults.

The Heritage Chase Senior Indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of Heritage Chase Senior Securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The trustee may not give the above notice until 30 days after the occurrence of a default in the performance of a covenant in the Heritage Chase Senior Indenture other than a covenant to make payment. The term “default” for the purposes of this provision means any event which is, or after notice or lapse of time or both would become, an event of default with respect to Heritage Chase Senior Securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Heritage Chase Senior Indenture at the request or direction of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to that requirement for indemnity and other specified conditions, the holders of a majority in principal amount of the outstanding Heritage Chase Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Heritage Chase Senior Securities of that series.

Modification of the Indenture. We and the trustee may modify the Heritage Chase Senior Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Heritage Chase Senior Securities of each series affected by the modification. However, no such modification may, without the consent of the holder of each outstanding Heritage Chase Senior Security affected by the modification:

•  change the stated maturity of the principal of, or any installment of principal of or interest on, any Heritage Chase Senior Security;

•  reduce the principal amount of any Heritage Chase Senior Security or change the rate of interest or the method of calculation of interest on that security, except as provided in the Heritage Chase Senior Indenture or in the Heritage Chase Senior Security, or any premium payable upon the redemption of that security;

•  change any obligation of ours to pay additional amounts under the Heritage Chase Senior Indenture;

•  reduce the amount of principal of an original issue discount Heritage Chase Senior Security payable upon acceleration of the maturity of that security;

•  adversely affect the right of repayment, if any, at the option of the holder;

•  change the currency in which any Heritage Chase Senior Security or any premium or any interest on that security is payable;

•  impair the right to institute suit for the enforcement of any payment on any Heritage Chase Senior Security;

•  reduce the percentage in principal amount of outstanding Heritage Chase Senior Securities of any series the consent of whose holders is required for modification or amendment of or any waiver under the Heritage Chase Senior Indenture;

•  change our obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, or our obligation, if any, to maintain an office or agency outside the United States; or

•  modify provisions of the Heritage Chase Senior Indenture requiring consent of specified percentages of holders, except to increase any such percentage.

We and the trustee may modify the Heritage Chase Senior Indenture without the consent of the holders of the Heritage Chase Senior Securities to evidence the merger of JPMorgan Chase or the replacement of the trustee or to make changes that do not become effective with respect to previously outstanding series and for certain other purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any of the Heritage Chase Senior Securities, consolidate with, merge into or transfer all or substantially all of our assets to any corporation organized and existing under the laws of the United States, any state or the District of Columbia, so long as the successor corporation assumes our obligations relating to the Heritage Chase Senior Securities and under the Heritage Chase Senior Indenture and no event of default shall have happened and be continuing after giving effect to the transaction and so long as other specified conditions are met.

The principal terms of the Heritage Chase Senior Securities issued and outstanding as of the date of this prospectus are set forth below.

Heritage Chase Senior Medium-Term Notes, Series B

The only series of Heritage Chase Senior Medium-Term Notes, Series B (the “Heritage Chase Senior Series B Notes”) issued and outstanding as of the date of this prospectus is $50,000,000 in initial aggregate principal amount of Heritage Chase Senior Series B Notes issued on March 29, 1996. Those Heritage Chase Senior Series B Notes bear interest at an annual rate of 6.85% and mature on March 29, 2006. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

Heritage Chase Subordinated Securities

The Heritage Chase Subordinated Securities are our direct, unsecured general obligations. Payment of the principal of the Heritage Chase Subordinated Securities is subject to acceleration only in the event of our bankruptcy, insolvency or reorganization.

Subordination. The Heritage Chase Subordinated Securities are subordinated, by their terms, to all of our obligations to our creditors, including Company Senior Indebtedness, Heritage JPM Senior Indebtedness (as defined below), Additional Senior Obligations and Derivative Obligations (as defined below), except obligations having the same rank as or ranking junior to the Heritage Chase Subordinated Securities. For purposes of this prospectus we refer to that senior indebtedness as “Heritage Chase Senior Indebtedness”.

We may not make any payment on the Heritage Chase Subordinated Securities, and no holder of Heritage Chase Subordinated Securities will be entitled to demand or receive any such payment unless we have paid in full all amounts of principal, premium, if any, and interest then due on all Heritage Chase Senior Indebtedness.

See “Company Debt Securities—Company Subordinated Securities” for the amount of outstanding of Heritage Chase Senior Indebtedness (which is the same as the aggregate of the outstanding amount of Company Senior Indebtedness and Additional Senior Obligations). In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see “Relationship Among Subordination Provisions” below.

Limitation on Disposition of Voting Stock of JPMorgan Chase Bank. The Heritage Chase Subordinated Indenture does not prohibit us from selling or otherwise disposing of shares of voting stock of JPMorgan Chase Bank.

Defaults and Waivers. The Heritage Chase Subordinated Indenture defines an event of default with respect to Heritage Chase Subordinated Securities of any series as certain events involving our bankruptcy, insolvency or reorganization and any other events established as events of default for any series of Heritage Chase Subordinated Securities.

If an event of default with respect to any outstanding series of Heritage Chase Subordinated Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of that series may declare the principal amount, or, in the case of original issue discount Heritage Chase Subordinated Securities, a specified portion of the principal amount, of that series to be due and payable immediately in cash. Any right to enforce the payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature of the rights of the holders of the Heritage Chase Subordinated Securities of that series. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding Heritage Chase Subordinated Securities of that series may, under specified circumstances, annul the declaration.

The Heritage Chase Subordinated Indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series, to give the holders of that series notice of the default if not cured or waived. The trustee may withhold the notice if it in good faith determines that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold notice of a payment default. The trustee may not give the above notice until 30 days after the occurrence of a default in the performance of a covenant, other than a covenant to make payment. The term “default” for the purposes of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to a series of Heritage Chase Subordinated Securities.

Other than the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee is not obligated to exercise any of its rights or powers under the Heritage Chase Subordinated Indenture at the request or direction of any of the holders of the Heritage Chase Subordinated Securities of any series, unless those holders have offered the trustee reasonable indemnity. Subject to that requirement for indemnity, the holders of a majority in aggregate principal amount of the outstanding Heritage Chase Subordinated Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Heritage Chase Subordinated Securities of that series.

We are required to file annually with the trustee a written statement of officers as to the existence or non-existence of defaults.

Modification of the Indenture. We and the trustee may modify the Heritage Chase Subordinated Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Heritage Chase Subordinated Securities of each series affected by the modification. However, no such modification may, without the consent of the holder of each Heritage Chase Subordinated Security affected by the modification:

•  change the fixed maturity of the principal of, or any installment of principal of or interest on, any Heritage Chase Subordinated Security;

•  reduce the principal amount of any Heritage Chase Subordinated Security;

•  change the rate or rates, or the method of ascertaining the rate or rates, of interest on any Heritage Chase Subordinated Security, except as provided in the Heritage Chase Subordinated Indenture or in the Heritage Chase Subordinated Securities, or any premium payable upon the redemption of any Heritage Chase Subordinated Security;

•  reduce the portion of the principal amount of any original issue discount Heritage Chase Subordinated Security payable upon acceleration of maturity;

•  change any place where, or the currency in which, the principal amount of, or any premium or interest on, any Heritage Chase Subordinated Security is payable;

•  impair any right to institute suit for the enforcement of any right to receive payment, or, if applicable, to have delivered capital securities to be exchanged for a Heritage Chase Subordinated Security and to have those capital securities sold in a secondary offering to the extent provided in that Heritage Chase Subordinated Security and in the Heritage Chase Subordinated Indenture;

•  modify the subordination provisions of the Heritage Chase Subordinated Indenture in a manner adverse to the holders;

•  reduce the percentage in principal amount of outstanding Heritage Chase Subordinated Securities of the series required to approve any modification or alteration of, or any waiver under, the Heritage Chase Subordinated Indenture; or

•  impair the right of any holder to receive on any exchange date capital securities with a market value equal to the amount established with respect to the series.

We and the trustee may modify the Heritage Chase Subordinated Indenture without the consent of the holders of the Heritage Chase Subordinated Securities to evidence the merger of JPMorgan Chase or the replacement of the trustee or to make changes that do not become effective with respect to previously outstanding series and for other specified purposes.

The principal terms of the Heritage Chase Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semi-annually in arrears on the interest payment dates indicated to the registered holders on the preceding record date indicated. The series listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

6 1/2% Subordinated Notes Due 2005

•  Principal amount of series: $200,000,000

•  Maturity date: August 1, 2005

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Issuance date: July 27, 1993

6 3/4% Subordinated Notes Due 2008

•  Principal amount of series: $200,000,000

•  Maturity date: August 15, 2008

•  Interest payment dates: February 15 and August 15

•  Record dates: August 1 and February 1

•  Issuance date: August 17, 1993

6 1/8% Subordinated Notes Due 2008

•  Principal amount of series: $100,000,000

•  Maturity date: October 15, 2008

•  Interest payment dates: April 15 and October 15

•  Record dates: April 1 and October 1

•  Issuance date: October 18, 1993

6 1/2% Subordinated Notes Due 2009

•  Principal amount of series: $150,000,000

•  Maturity date: January 15, 2009

•  Interest payment dates: January 15 and July 15

•  Record dates: January 1 and July 1

•  Issuance date: January 24, 1994

6 1/4% Subordinated Notes Due 2006

•  Principal amount of series: $200,000,000

•  Maturity date: January 15, 2006

•  Interest payment dates: January 15 and July 15

•  Record dates: January 1 and July 1

•  Issuance date: January 19, 1996

Information Concerning The Trustees

JPMorgan Chase and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustees under each of the Heritage Chase Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Company Subordinated Indenture, the Heritage JPM Indentures referred to below, the Heritage JPM Junior Subordinated Indenture referred to below, and some of the Heritage Bank One Subordinated Indentures referred to below. Deutsche Bank Trust Company Americas is also trustee under the Company Senior Indenture and the Heritage Bank One Senior Indenture referred to below.

Heritage JPMorgan Debt Securities

In connection with our merger with J.P. Morgan & Co. Incorporated (“heritage JPMorgan), we assumed the obligations of heritage JPMorgan with respect to senior debt securities described below (the “Heritage JPM Senior Securities”) and subordinated securities described below (the “Heritage JPM Subordinated Securities”, and together with the Heritage JPM Senior Securities, the “Heritage JPMorgan Debt Securities”). The following summary of the provisions of the Heritage JPMorgan Debt Securities and the indentures under which they were issued (the “Heritage JPM Indentures”) is not complete. You should refer to the Heritage JPM Indentures, copies of which are exhibits to the registration statement.

We have issued the Heritage JPM Senior Securities under an Indenture, dated as of August 15, 1982 (as amended, the “Heritage JPM Senior Indenture”), between us and U.S. Bank Trust National Association, as trustee.

We have issued the Heritage JPM Subordinated Securities under an Indenture, dated as of March 1, 1993 (as amended, the “Heritage JPM Subordinated Indenture”), between us and U.S. Bank Trust National Association, as trustee.

Heritage JPM Senior Securities

The Heritage JPM Senior Securities are our direct, unsecured obligations. The Heritage JPM Senior Securities constitute Heritage JPM Senior Indebtedness, as defined below, under the Heritage JPM Subordinated Indenture and have the same rank as our other senior indebtedness. For a definition of Heritage JPM Senior Indebtedness, see “—Heritage JPM Subordinated Securities—Subordination” below.

Defaults and Waivers. The Heritage JPM Senior Indenture defines an event of default with respect to any series of Heritage JPM Senior Securities as any one or more of the following events:

(1) default for 30 days in payment of any interest;

(2) default in payment of principal or premium or any sinking fund installment when due, either at maturity, upon redemption, by declaration or otherwise;

(3) default in the performance of any other covenant or warranty contained in the Heritage JPM Senior Indenture which has not been remedied for a period of 90 days after notice given as specified in the Heritage JPM Senior Indenture; and

(4) certain events of bankruptcy, insolvency or reorganization of JPMorgan Chase.

If an event of default as described in clause (1), (2) or (3) above occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the Heritage JPM Senior Securities of the affected series then outstanding, with each series voting as a separate class in the case of an event of default described in clause (1) or (2) above or together as a single class in the case of clause (3) above, may declare the principal of all outstanding Heritage JPM Senior Securities of the affected series and the interest accrued on those securities, if any, to be due and payable immediately. If an event of default described in clause (4) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all Heritage JPM Senior Securities then outstanding may declare the principal then outstanding and accrued interest, if any, to be due and payable immediately. Under specified conditions, the holders of a majority in principal amount of the applicable series may annul the declaration and waive past defaults, except for defaults in the payment of principal or premium or interest, if any.

The Heritage JPM Senior Indenture requires the trustee to give the holders of any series notice of all defaults known to it within 90 days after the occurrence of the default. The trustee may withhold notice of any default, except a default in payment of principal of or interest or premium, if any, on the Heritage JPM Senior Securities, if the appropriate representative of the trustee determines that the withholding of the notice is in the interest of the holders of the series of Heritage JPM Senior Securities.

The holders of a majority in principal amount of the outstanding Heritage JPM Senior Securities of each series affected, with each series voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or any power conferred upon the trustee with respect to that series, subject to limitations specified in the Heritage JPM Senior Indenture. However, subject to its duty to act with the required standard of care during a default, the trustee is under no obligation to exercise any of the powers vested in it at the request of the holders of the Heritage JPM Senior Securities unless those holders have offered the trustee reasonable indemnity against expenses and liabilities.

Each year we must deliver to the trustee a written statement as to the absence of defaults under the Heritage JPM Senior Indenture.

Modification of the Indenture. We and the trustee may modify the Heritage JPM Senior Indenture or any supplemental indenture or the rights of the holders of the Heritage JPM Senior Securities with the consent of holders of not less than 66 2/3% in principal amount of the outstanding Heritage JPM Senior Securities of all series affected by the modification, voting as one class. However, no such modification may, without the consent of each holder affected:

•  extend the final maturity of any Heritage JPM Senior Security;

•  reduce the principal amount of any Heritage JPM Senior Security;

•  change the method in which the amounts of principal or interest are determined;

•  reduce the rate or extend the time of payment of interest on any Heritage JPM Senior Security;

•  change the currency or currency unit of payment of any Heritage JPM Senior Security;

•  reduce any amount payable upon redemption of any Heritage JPM Senior Security;

•  reduce the portion of the principal amount of an original issue discount Heritage JPM Senior Security due upon acceleration of maturity or provable in bankruptcy;

•  impair or affect the right of a holder to institute suit for the payment of any Heritage JPM Senior Security, or, if applicable, any right of repayment at the option of the holder; or

•  reduce the percentage of Heritage JPM Senior Securities of any series the consent of the holders of which is required for any supplemental indenture.

We and the trustee may modify the Heritage JPM Senior Indenture without the consent of the holders of the Heritage JPM Senior Securities to evidence the merger of JPMorgan Chase or the replacement of the trustee and for other specified purposes.

Consolidations, Mergers and Sales of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets, unless:

•  either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States or any state and expressly assumes the payment of the principal of and interest on the Heritage JPM Senior Securities and the performance and observance of all the covenants and conditions of the Heritage JPM Senior Indenture binding upon us, and

•  JPMorgan Chase or the successor corporation, as applicable, is not, immediately after the merger, consolidation, sale or conveyance, in default in the performance of any covenant or condition of the Heritage JPM Senior Indenture.

The principal terms of the Heritage JPM Senior Securities issued and outstanding as of the date of this prospectus are set forth below.

Heritage JPM Senior Medium-Term Notes, Series A

As of the date of this prospectus, we have issued $122,500,000 in initial aggregate principal amount of Senior Medium-Term Notes, Series A, originally issued by heritage JPMorgan (the “Heritage JPM Senior Medium-Term Notes”). In the table below we specify the following terms of those Heritage JPM Senior Medium-Term Notes:

•  Issuance date;

•  Principal amount;

•  Maturity date; and

•  Interest rate and redemption terms, if any.

The Heritage JPM Senior Medium-Term Notes are not subject to a sinking fund. Unless otherwise indicated, the Heritage JPM Senior Medium-Term Notes are not redeemable prior to their stated maturity. Unless otherwise indicated, Heritage JPM Senior Medium-Term Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
April 1, 1996	$25,000,000	April 1, 2006	LIBOR Telerate reset quarterly + 0.42%; redeemable in whole only quarterly

April 12, 1996	15,000,000	April 12, 2006	LIBOR Telerate reset quarterly + 0.40%; redeemable in whole only quarterly

August 16, 1996	5,000,000	August 18, 2006	LIBOR Telerate reset quarterly + 0.50%; subject to a maximum rate of 9.25%

December 16, 1996	5,000,000	December 16, 2006	LIBOR Telerate reset quarterly + 0.40%; redeemable in whole only quarterly

December 16, 1996	5,000,000	December 16, 2006	LIBOR Telerate reset quarterly + 0.45%; redeemable in whole only quarterly

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms

December 20, 1996	10,000,000	December 20, 2006	LIBOR Telerate reset quarterly + 0.33%; redeemable in whole only quarterly

January 8, 1997	5,000,000	January 8, 2007	LIBOR Telerate reset quarterly + 0.50%; redeemable in whole only quarterly

May 15, 1997	5,000,000	May 15, 2007	LIBOR Telerate reset quarterly + 0.50%; redeemable in whole only quarterly

June 27, 1997	22,500,000	July 1, 2027	10-year Constant Maturity Treasury minus 0.60% from June 27, 1997 to July 1, 2007; LIBOR Telerate reset quarterly minus 0.30% to maturity; redeemable at the option of the holder on July 1 of 2007, 2010, 2013, 2016, 2019, 2022, 2025 and 2027 at prices varying with the redemption date

September 24, 1997	20,000,000	September 24, 2007	LIBOR Telerate reset quarterly + 0.50%; maximum rate of 8.5%; redeemable in whole only quarterly

July 12, 2000	5,000,000	July 12, 2005	7.29%

Heritage JPM Subordinated Securities

The Heritage JPM Subordinated Securities are our direct, unsecured general obligations and are subordinated as described under “—Subordination” below.

The Heritage JPM Subordinated Securities are subject to acceleration only upon our bankruptcy or reorganization.

Subordination. The Heritage JPM Subordinated Securities are subordinate and junior in right of payment as provided in the Heritage JPM Subordinated Indenture to all “Heritage JPM Senior Indebtedness” as defined below, whether outstanding as of the date of the Heritage JPM Subordinated Indenture or thereafter incurred. We may not make any payment on the Heritage JPM Subordinated Securities, and no holder of the Heritage JPM Subordinated Securities or any related coupon will be entitled to demand or receive any such payment:

•  unless we have paid or duly provided for all amounts of principal, premium, if any, and interest then due on all Heritage JPM Senior Indebtedness; or

•  if, at the time of or immediately after giving effect to that payment there exists:

•  any event of default on any Heritage JPM Senior Indebtedness permitting the holders of that Heritage JPM Senior Indebtedness to accelerate its maturity; or

•  any event which, with notice or lapse of time, or both, will become such an event of default.

Upon any distribution of assets upon our dissolution, winding up, liquidation or reorganization:

•  the holders of Heritage JPM Senior Indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest before we may make any payment on the Heritage JPM Subordinated Securities; and

•  if, after giving effect to the operation of the preceding clause, amounts remain available for payment or distribution on the Heritage JPM Subordinated Securities and creditors in respect of Derivative Obligations have not received payment in full of amounts due or to become due on those Derivative Obligations,

•  then we must apply those remaining amounts first to pay or provide for the payment in full of all Derivative Obligations before we may make any payment on the Heritage JPM Subordinated Securities.

“Heritage JPM Senior Indebtedness” means the principal of, premium, if any, and interest on (a) all of our indebtedness for money borrowed and (b) any deferrals, renewals or extensions of any Heritage JPM Senior Indebtedness. Heritage JPM Senior Indebtedness does not include:

•  the Heritage JPM Subordinated Securities;

•  the Company Subordinated Securities;

•  the Heritage Chase Subordinated Securities; and

•  the Heritage Bank One Subordinated Securities

The amount of outstanding Heritage JPM Senior Indebtedness is substantially the same as the outstanding amount of Company Senior Indebtedness. See “Company Debt Securities—Company Subordinated Securities” for more information. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see “Relationship Among Subordination Provisions” below.

“Derivative Obligations” are defined in the Heritage JPM Subordinated Indenture as obligations of JPMorgan Chase to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements. However, Derivative Obligations do not include claims in respect of Heritage JPM Senior Indebtedness or obligations that, by their terms, are expressly stated not to be superior in right of payment to the Heritage JPM Subordinated Securities or to have the same rank as the Heritage JPM Subordinated Securities. For purposes of this definition, “claim” has the meaning assigned in Section 101(4) of the United States Bankruptcy Code in effect on the date of the Heritage JPM Subordinated Indenture.

See “Company Debt Securities—Company Subordinated Securities” for the outstanding amount of Heritage JPM Senior Indebtedness and Derivative Obligations (which is the same as the outstanding amount of Company Senior Indebtedness and Additional Senior Obligations). In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see “Relationship Among Subordination Provisions” below.

Defaults and Waivers. As to any series of Heritage JPM Subordinated Securities, the Heritage JPM Subordinated Indenture defines an event of default as:

(1) default for 30 days in payment of any interest on the Heritage JPM Subordinated Securities of that series;

(2) default in payment of principal of or premium, if any, on the Heritage JPM Subordinated Securities of that series when due, either at maturity, upon redemption, by declaration or otherwise;

(3) default in the payment of a sinking fund installment, if any, on the Heritage JPM Subordinated Securities of that series;

(4) default in the performance of any other covenant or warranty contained in the Heritage JPM Subordinated Indenture for the benefit of that series that has not been remedied for a period of 90 days after notice given as specified in the Heritage JPM Subordinated Indenture; or

(5) certain events of bankruptcy or reorganization of JPMorgan Chase.

If an event of default described in clause (5) above occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all Heritage JPM Subordinated Securities then outstanding, voting as one class, by notice given to us, and to the trustee if given by the holders of Heritage JPM Subordinated Securities, may declare the principal or, in the case of original issue discount Heritage JPM Subordinated Securities, a specified portion of principal, of all Heritage JPM Subordinated Securities then outstanding and the interest accrued on those securities, if any, to be due and payable immediately. Under specified conditions, the holders of a majority in principal amount of all Heritage JPM Subordinated Securities may annul the declaration and waive past defaults, except for defaults in the payment of principal, or interest or premium, if any.

The Heritage JPM Subordinated Indenture requires the trustee to give the holders of any series of Heritage JPM Subordinated Securities notice of all defaults known to it within 90 days after the occurrence of the default. The Heritage JPM Subordinated Indenture provides that the trustee may withhold notice to the holders of Heritage JPM Subordinated Securities of any series of any default, except default in payment of principal of or interest or premium, if any, on those Heritage JPM Subordinated Securities or in the making of any sinking fund payment with respect to such Heritage JPM Subordinated Securities, if the appropriate representative of the trustee determines that the withholding of the notice is in the interest of the holders of the series of Heritage JPM Subordinated Securities.

The holders of a majority in principal amount of the outstanding Heritage JPM Subordinated Securities of each series affected, with each series voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or any power conferred upon the trustee with respect to that series, subject to limitations specified in the Heritage JPM Subordinated Indenture. However, subject to its duty to act with the required standard of care during a default, the trustee is under no obligation to exercise any of the powers vested in it at the request of the holders of the Heritage JPM Subordinated Securities unless the holders have offered to the trustee reasonable indemnity against expenses and liabilities.

Each year we must deliver to the trustee a written statement as to the absence of defaults under the Heritage JPM Subordinated Indenture.

Modification of the Indenture. We and the trustee may modify the Heritage JPM Subordinated Indenture or any supplemental indenture or the rights of the holders of the Heritage JPM Subordinated Securities with the consent of the holders of not less than a majority in principal amount of the Heritage JPM Subordinated Securities of all series affected by the modification, voting as one class. However no such modification may, without the consent of each holder affected:

•  extend the final maturity of any Heritage JPM Subordinated Security;

•  reduce the principal amount of any Heritage JPM Subordinated Security;

•  reduce the rate or extend the time of payment of interest on any Heritage JPM Subordinated Security;

•  change the currency or currency unit of payment of any Heritage JPM Subordinated Security;

•  change the method in which amounts of payments of principal or interest on any Heritage JPM Subordinated Security are determined;

•  reduce the portion of the principal amount of an original issue discount Heritage JPM Subordinated Security due and payable upon acceleration or provable in bankruptcy;

•  reduce any amount payable upon redemption of any Heritage JPM Subordinated Security;

•  impair or affect the right of a holder to institute suit for the payment of any Heritage JPM Subordinated Security or, if applicable, any right of repayment at the option of the holder; or

•  reduce the percentage of Heritage JPM Subordinated Securities of any series the consent of the holders of which is required for any supplemental indenture.

We and the trustee may modify the Heritage JPM Subordinated Indenture without the consent of the holders of Heritage JPM Subordinated Securities to evidence the merger of JPMorgan Chase or the replacement of the trustee and for certain other purposes.

Consolidations, Mergers and Sales of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets, unless:

•  either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States or any state and expressly assumes the payment of the principal of and interest on the Heritage JPM Subordinated Securities and the performance and observance of all the covenants and conditions of the Heritage JPM Subordinated Indenture binding upon us; and

•  JPMorgan Chase or the successor corporation, as applicable, is not, immediately after the merger, consolidation, sale or conveyance, in default in the performance of any covenant or condition in the Heritage JPM Subordinated Indenture.

The principal terms of the Heritage JPM Subordinated Securities issued and outstanding on the date of this prospectus are set forth below. Unless otherwise indicated, interest on each registered series listed below accrues at the annual rate indicated in the title of the series and is payable semi-annually in arrears on the indicated payment dates to the holders on the preceding record date. The Heritage JPM Subordinated Securities listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

7 5/8% Subordinated Notes Due 2004

•  Principal amount of series: $500,000,000

•  Maturity date: September 15, 2004

•  Interest payment dates: March 15 and September 15

•  Record dates: The fifteenth calendar day prior to each interest payment date.

•  Issuance date: September 15, 1994

6 1/4% Subordinated Notes Due 2005

•  Principal amount of series: $300,000,000

•  Maturity date: December 15, 2005

•  Interest payment dates: June 15 and December 15

•  Record dates: The fifteenth calendar day prior to each interest payment date.

•  Issuance date: December 15, 1995

6.875% Subordinated Notes Due 2007

•  Principal amount of series: $300,000,000

•  Maturity date: January 15, 2007

•  Interest payment dates: July 15 and January 15

•  Record dates: The fifteenth calendar day prior to each interest payment date.

•  Issuance date: January 21, 1997

6.70% Subordinated Notes Due 2007

•  Principal amount of series: $350,000,000

•  Maturity date: November 1, 2007

•  Interest payment dates: May 1 and November 1

•  Record dates: The fifteenth calendar day prior to each interest payment date.

•  Issuance date: October 24, 1997

5 3/4% Subordinated Notes Due 2008

•  Principal amount of series: $150,000,000

•  Maturity date: October 15, 2008

•  Interest payment dates: April 15 and October 15

•  Record dates: The fifteenth calendar day prior to each interest payment date.

•  Issuance date: October 21, 1993

6 1/4% Subordinated Notes Due 2009

•  Principal amount of series: $300,000,000

•  Maturity date: January 15, 2009

•  Interest payment dates: July 15 and January 15

•  Record dates: The fifteenth calendar day prior to each interest payment date.

•  Issuance date: January 28, 1994

6 1/4% Subordinated Notes Due February 15, 2011

•  Principal amount of series: $100,000,000

•  Maturity date: February 15, 2011

•  Interest payment dates: February 15 and August 15

•  Record dates: The fifteenth calendar day prior to each interest payment date.

•  Issuance date: February 15, 1996

Subordinated Notes Due 2012

•  Principal amount of series: $45,000,000

•  Maturity date: December 24, 2012

•  Interest payment dates: June 24 and December 24

•  Record dates: The fifteenth calendar day prior to each interest payment date.

•  Issuance date: November 24, 1997

•  Interest rate: If the 10-year Treasury rate was greater than or equal to 5.838% on December 17, 1997, the interest rate is 12.773%; if the 10-year Treasury rate was less than 5.838% on December 17, 1997, the interest rate is 0%.

Heritage JPM Subordinated Medium-Term Notes, Series A

As of the date of this prospectus, we have issued $3,560,200,000 in initial aggregate principal amount of Subordinated Medium-Term Notes, Series A, originally issued by heritage JPMorgan (the “Heritage JPM Subordinated Medium-Term Notes”). In the table below we specify the following terms of those Heritage JPM Subordinated Medium-Term Notes:

•  Issuance date;

•  Principal amount;

•  Maturity date;

•  Interest rate and redemption terms, if any.

Unless otherwise indicated, the Heritage JPM Subordinated Medium-Term Notes are not subject to a sinking fund and are not redeemable prior to their stated maturity.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms
July 24, 1996	$ 5,200,000	July 24, 2026	LIBOR Telerate reset quarterly minus 0.22%; redeemable by holder on July 24 once every 5 years on or after July 24, 2006 at prices varying with the redemption date

November 5, 1996	5,000,000	November 5, 2026	LIBOR Telerate reset quarterly minus 0.22%; redeemable by holder on November 5 once every 5 years on or after November 5, 2006 at prices varying with the redemption date

February 14, 1997	200,000,000	February 15, 2012	Interest payments are based on the difference between the Reference CPI (as defined in the note) for the current interest payment period and the Reference CPI for the prior interest payment period

February 26, 1997	750,000,000	April 15, 2027	Zero coupon; redeemable in whole only annually at prices varying with the redemption date

April 24, 1997	350,000,000	April 24, 2027	Zero coupon; redeemable in whole only annually at prices varying with the redemption date

May 21, 1997	100,000,000	May 15, 2027	Zero coupon; redeemable in whole only annually at prices varying with the redemption date

June 18, 1997	250,000,000	June 18, 2027	Zero coupon; redeemable in whole only annually at prices varying with the redemption date

July 1, 1997	800,000,000	July 1, 2027	Zero coupon; redeemable in whole only annually at prices varying with the redemption date

June 30, 1998	100,000,000	June 30, 2028	Zero coupon; redeemable in whole only semi-annually

January 25, 1999	1,000,000,000	January 15, 2009	6.00%

Information Concerning The Trustees

We and some of our other subsidiaries maintain deposits and conduct other banking transactions with the trustee under the Heritage JPM Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Company Subordinated Indenture, the Heritage Chase Subordinated Indenture, the Heritage JPM Junior Subordinated Indenture and some of the Heritage Bank One Subordinated Indentures referred to below.

Heritage Bank One Debt Securities

In connection with our merger with Bank One Corporation (“heritage Bank One”), we assumed the obligations of heritage Bank One with respect to senior debt securities described below (the “Heritage Bank One Senior Securities”) and subordinated securities described below (the “Heritage Bank One Subordinated Securities”, and together with the Heritage Bank One Senior Securities, the “Heritage Bank One Debt Securities”). The following summary of the provisions of the Heritage Bank One Debt Securities and the indentures under which they were issued (the “Heritage Bank One Indentures”) is not complete. You should refer to the Heritage Bank One Indentures, copies of which are exhibits to the registration statement.

We have issued the Heritage Bank One Senior Securities under an Indenture, dated as of March 3, 1997 (as amended, the “Heritage Bank One Senior Indenture”), between us (as the successor to Banc One Corporation, a predecessor to heritage Bank One) and Deutsche Bank Trust Company Americas (as successor trustee to The Chase Manhattan Bank), as trustee.

We have issued Heritage Bank One Subordinated Securities under the following indentures, which we refer to collectively as “Heritage Bank One Subordinated Indentures.”

•  “Heritage Bank One 1997 Subordinated Indenture Securities “ refers to the Heritage Bank One Subordinated Securities issued under the Indenture, dated as of March 3, 1997 (as amended, the “Heritage Bank One 1997 Subordinated Indenture”), between us (as the successor to Banc One Corporation, a predecessor of heritage Bank One) and U.S. Bank Trust National Association (as successor trustee to The Chase Manhattan Bank), as trustee.

•  “Heritage First Chicago 1995 Subordinated Indenture Securities” refers to the Heritage Bank One Subordinated Securities issued under the Indenture, dated as of December 1, 1995 (as amended, the “Heritage First Chicago 1995 Subordinated Indenture”), between us (as the successor to First Chicago NBD Corporation, a predecessor of heritage Bank One) and U.S. Bank Trust National Association (as successor trustee to The Chase Manhattan Bank (National Association)), as trustee.

•  “Heritage Bank One 1995 Subordinated Indenture Securities” refers to the Heritage Bank One Subordinated Securities issued under the Indenture, dated as of July 1, 1995 (as amended, the “Heritage Bank One 1995 Subordinated Indenture”), between us (as the successor to Banc One Corporation, a predecessor of heritage Bank One) and U.S. Bank Trust National Association (as successor trustee to Citibank N.A.), as trustee.

•  “Heritage NBD 1995 Subordinated Indenture Securities” refers to the Heritage Bank One Subordinated Securities issued under the Indenture, dated as of May 17, 1995 (as amended, the “Heritage NBD 1995 Subordinated Indenture”), between us (as the successor to NBD Bancorp, Inc., a predecessor of heritage Bank One) and U.S. Bank Trust National Association (as successor trustee to Chemical Bank), as trustee.

•  “Heritage Bank One 1987 Subordinated Indenture Securities” refers to the Heritage Bank One Subordinated Securities issued under the Indenture, dated as of August 1, 1987 (as amended, the “Heritage 1987 Subordinated Indenture”), between us (as the successor to First Chicago Corporation, a predecessor of heritage Bank One) and U.S. Bank Trust National Association, as trustee.

•  “Heritage Bank One 1992 Subordinated Indenture Securities” refers to the Heritage Bank One Subordinated Securities issued under the Indenture, dated as of July 15, 1992 (as amended, the “Heritage 1992 Subordinated Indenture”), between us (as the successor to NBD Bancorp, Inc., a predecessor of heritage Bank One) and U.S. Bank Trust National Association (as successor trustee to The Chase Manhattan Bank N.A.), as trustee.

•  “Heritage Bank One 1990 Subordinated Indenture Securities” refers to the Heritage Bank One Subordinated Securities issued under the Indenture, dated as of July 15, 1990 (as amended, the “Heritage 1990 Subordinated Indenture”), between us (as the successor to Banc One Corporation, a predecessor of heritage Bank One) and U.S. Bank Trust National Association (as successor trustee to Citibank N.A.), as trustee.

•  “Heritage Bank One 1989 Subordinated Indenture Securities” refers to the Heritage Bank One Subordinated Securities issued under the Indenture, dated as of March 1, 1989 (as amended, the “Heritage 1989 Subordinated Indenture”), between us (as the successor to Banc One Corporation, a predecessor of heritage Bank One) and U.S. Bank Trust National Association (as successor trustee to Chemical Bank (Delaware)), as trustee.

Heritage Bank One Senior Securities

The Heritage Bank One Senior Securities are our direct, unsecured obligations. The Heritage Bank One Senior Securities constitute senior indebtedness (as defined below) under each Heritage Bank One Subordinated Indenture and have the same rank as our other senior indebtedness. Senior indebtedness is defined under the section “—Subordination” for each Heritage Bank One Subordinated Indenture described below.

Defaults and Waivers. The Heritage Bank One Senior Indenture defines an event of default with respect to any series of Heritage Bank One Senior Securities as any one or more of the following events:

•  default in the payment of principal of or any premium on any of the outstanding senior securities of that series when due;

•  default in the payment of interest on any of the outstanding Heritage Bank One Senior Securities of that series when due and continuance of the default for 30 days;

•  default in the performance of any other covenant of heritage Bank One in the Heritage Bank One Senior Indenture with respect to Heritage Bank One Senior Securities of the series and continuance of the default for 90 days after written notice;

•  certain events of bankruptcy, insolvency or reorganization of heritage Bank One; and

•  any other event that may be specified in a prospectus supplement with respect to any series of Heritage Bank One Senior Securities.

If an event of default with respect to any series of outstanding Heritage Bank One Senior Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Heritage Bank One Senior Securities of such series outstanding may declare the principal amount (or if such Heritage Bank One Senior Securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all Heritage Bank One Senior Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Heritage Bank One Senior Securities of any series outstanding under the Heritage Bank One Senior Indenture may waive an event of default resulting in acceleration of such Heritage Bank One Senior

Securities, but only if all events of default with respect to Heritage Bank One Senior Securities of the series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, proceed to protect the rights of the holders of all the Heritage Bank One Senior Securities of the affected series. The trustee must proceed to protect those rights if requested in writing by holders of not less than a majority in aggregate principal amount of the Heritage Bank One Senior Securities of any series outstanding under the Heritage Bank One Senior Indenture and if it is given reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request and subject to certain other conditions described in the Heritage Bank One Senior Indenture. Prior to acceleration of maturity of the Heritage Bank One Senior Securities of any series, the holders of a majority in aggregate principal amount of those Heritage Bank One Senior Securities may waive any past default under the Heritage Bank One Senior Indenture except a default in the payment of principal of, any premium or interest on the securities.

The Heritage Bank One Senior Indenture provides that upon the occurrence of an event of default specified in the first or second bullet points of the first paragraph under “Defaults and Waivers” above, we will, upon demand of the trustee, pay to it, for the benefit of the holder of any affected Heritage Bank One Senior Security, the whole amount then due and payable on the Heritage Bank One Senior Securities for principal, any premium and interest. The Heritage Bank One Senior Indenture also provides that if we fail to pay this amount promptly upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of the amount due.

The Heritage Bank One Senior Indenture also provides that despite any other provision of the Heritage Bank One Senior Indenture, the holder of a Heritage Bank One Senior Security of any series will have the right to institute suit for the enforcement of any payment of principal of, any premium and interest on the Heritage Bank One Senior Security when due. This right may not be impaired without the consent of each holder.

We are required to file annually with the trustee a written statement of officers as to the existence or non-existence of defaults under the Heritage Bank One Senior Indenture or the Heritage Bank One Senior Securities.

Modification of the Indenture. The Heritage Bank One Senior Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Heritage Bank One Senior Securities of each affected series, modifications and alterations of the Heritage Bank One Senior Indenture may be made which affect the rights of the holders of such Heritage Bank One Senior Securities. However, no such modification or alteration may be made without the consent of the holder of each Heritage Bank One Senior Securities so affected which would, among other things, (i) modify the terms of payment of principal, any premium, or interest on the Heritage Bank One Senior Securities or (ii) reduce the percentage in principal amount of outstanding Heritage Bank One Senior Securities required to modify or alter the Heritage Bank One Senior Indenture.

Consolidations, Mergers and Sales of Assets. The Heritage Bank One Senior Indenture provides that we may, without the consent of the holders of any of the Heritage Bank One Senior Securities outstanding under the Heritage Bank One Senior Indenture, consolidate with, merge into or transfer assets substantially as an entirety to any person, provided that:

•  any successor assumes our obligations on the Heritage Bank One Senior Securities and under the Heritage Bank One Senior Indenture,

•  after giving effect to the merger, consolidation or transfer, no event of default will have happened and be continuing, and

•  certain other conditions under the Heritage Bank One Senior Indenture are met.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any event of default which would entitle holders of the Heritage Bank One Senior Securities, or the trustee on their behalf, to take any of the actions described under “Defaults and Waivers” above.

The principal terms of the Heritage Bank One Senior Securities issued and outstanding as of the date of this prospectus are set forth below. Interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semiannually in arrears on the indicated payment dates to the holders on the preceding record date. The Heritage Bank One Senior Securities listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

6.875% Senior Notes Due 2006

•  Principal amount of series: $1,000,000,000

•  Maturity date: August 1, 2006

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Issuance date: July 22, 1999

7 5/8% Senior Notes Due 2005

•  Principal amount of series: $2,000,000,000

•  Maturity date: August 1, 2005

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Issuance date: August 2, 2000

6.5% Senior Notes Due 2006

•  Principal amount of series: $2,000,000,000

•  Maturity date: February 1, 2006

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Issuance date: January 30, 2001

6.5% Senior Notes Due 2006

•  Principal amount of series: $500,000,000

•  Maturity date: February 1, 2006

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Issuance date: June 20, 2001

6.0% Senior Notes Due 2008

•  Principal amount of series: $1,250,000,000

•  Maturity date: August 1, 2008

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Issuance date: August 8, 2001

4 1/8% Senior Notes Due 2007

•  Principal amount of series: $500,000,000

•  Maturity date: September 1, 2007

•  Interest payment dates: March 1 and September 1

•  Record dates: February 15 and August 15

•  Issuance date: August 29, 2002

2.625% Senior Notes Due 2008

•  Principal amount of series: $1,000,000,000

•  Maturity date: June 30, 2008

•  Interest payment dates: June 30 and December 30

•  Record dates: June 15 and December 15

•  Issuance date: June 18, 2003

Heritage Bank One Senior Medium-Term Notes, Series B

As of the date of this prospectus, we have issued $55,000,000 in initial aggregate principal amount of Medium-Term Notes, Series B, originally issued by heritage Bank One (the “Heritage Bank One Senior Medium-Term Notes Series B”). In the table below we specify the following terms of those Heritage Bank One Senior Medium-Term Notes Series B:

•  Issuance date;

•  Principal amount;

•  Maturity date; and

•  Interest rate.

The Heritage Bank One Senior Medium-Term Notes Series B are not subject to a sinking fund and are not redeemable prior to their stated maturity.

Issuance Date	Principal Amount	Maturity Date	Interest Rate
November 4, 1999	30,000,000	November 4, 2004	LIBOR Telerate reset quarterly + 0.27%
September 21, 2000	25,000,000	September 21, 2004	LIBOR Telerate reset quarterly + 0.27%

Heritage Bank One Senior Medium-Term Notes, Series C

As of the date of this prospectus, we have issued $2,335,000,000 in initial aggregate principal amount of Medium-Term Notes, Series C, originally issued by heritage Bank One (the “Heritage Bank One Senior Medium-Term Notes Series C”). In the table below we specify the following terms of those Heritage Bank One Senior Medium-Term Notes Series C:

•  Issuance date;

•  Principal amount;

•  Maturity date; and

•  Interest rate.

The Heritage Bank One Senior Medium-Term Notes Series C are not subject to a sinking fund and are not redeemable prior to their stated maturity.

Issuance Date	Principal Amount	Maturity Date	Interest Rate
July 24, 2002	570,000,000	July 25, 2005	LIBOR Telerate reset quarterly + 0.20%
October 30, 2002	90,000,000	October 31, 2005	LIBOR Telerate reset quarterly + 0.20%
February 25, 2003	870,000,000	February 27, 2006	LIBOR Telerate reset quarterly + 0.20%
August 12, 2003	450,000,000	August 11, 2006	LIBOR Telerate reset quarterly + 0.12%
September 17, 2003	325,000,000	September 15, 2006	LIBOR Telerate reset quarterly + 0.11%
December 29, 2003	30,000,000	December 29, 2006	2.8%

Heritage Bank One 1997 Subordinated Indenture Securities

The Heritage Bank One 1997 Subordinated Indenture Securities are our direct, unsecured general obligations, and are subject to acceleration only upon our bankruptcy, insolvency or reorganization.

Subordination. The Heritage Bank One 1997 Subordinated Indenture Securities are subordinate and junior in right of payment as provided below.

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the payment of the principal of, any premium and interest on the Heritage Bank One 1997 Subordinated Indenture Securities is subordinated in right of payment, to the extent provided in the Heritage Bank One 1997 Subordinated Indenture, to the prior payment in full of all of our senior indebtedness (as defined below with respect to Heritage Bank One 1997 Subordinated Indenture Securities).

In certain events of our bankruptcy or insolvency, the payment of the principal of, any premium and interest on the Heritage Bank One 1997 Subordinated Indenture Securities will, to the extent provided in the Heritage Bank One 1997 Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all of our general obligations (as defined below with respect to Heritage Bank One 1997 Subordinated Indenture Securities).

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the holders of our senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Heritage Bank One 1997 Subordinated Indenture Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Heritage Bank One 1997 Subordinated Indenture Securities.

If after any such payment or distribution of assets to the holders of our senior indebtedness there remain any excess proceeds such as cash, property or securities available for payment or distribution to the Heritage Bank One 1997 Subordinated Indenture Securities and if, at that time, any creditors in respect of our general obligations have not received payment in full of all amounts due or to become due on or in respect of these general obligations, then these excess proceeds will first be applied to pay or provide for the payment in full of our general obligations before any payment or distribution may be made to the Heritage Bank One 1997 Subordinated Indenture Securities.

No payment may be made of the principal of, any premium or interest on the Heritage Bank One 1997 Subordinated Indenture Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Heritage Bank One 1997 Subordinated Indenture Securities, at any time when there is (i) a default in the payment of the principal of, any premium or interest on or otherwise in respect of our senior indebtedness, or (ii) any event of default permitting acceleration of our senior indebtedness.

The term “senior indebtedness” as used in this section means the principal of, any premium and interest on (i) all of our indebtedness for money borrowed (other than (A) the Heritage Bank One 1997 Subordinated Indenture Securities, (B) existing subordinated indebtedness (as defined below with respect to Heritage Bank One 1997 Subordinated Indenture Securities), (C) the Company Subordinated Securities; (D) the Heritage Chase Subordinated Indenture Securities; and (E) the Heritage JPM Subordinated Indenture Securities), whether outstanding on the date of execution of the Heritage Bank One 1997 Subordinated Indenture or created, assumed or incurred afterward, except indebtedness that is by its terms expressly stated to be not superior in right of payment to, or to rank on a parity with, the Heritage Bank One 1997 Subordinated Indenture Securities or the other securities referred to in clauses (A) through (E) above; and (ii) any deferrals, renewals or extensions of any such senior indebtedness. The term “indebtedness for money borrowed” as used above includes, without limitation, any obligation of ours, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for the payment of the purchase price of property or assets. The Heritage Bank One 1997 Subordinated Indenture Securities will rank on a parity with the securities referred to in clauses (i)(A) through (i)(E) above.

The term “existing subordinated indebtedness” as used in this section means our following subordinated debt obligations: (i) the 9 7/8% Subordinated Notes due March 1, 2009, (ii) the 10% Subordinated Notes due August 15, 2010, (iii) the 7.25% Subordinated Notes due August 15, 2004, (iv) the 6 3/8% Subordinated Notes due January 30, 2009, (v) the 7 1/8% Subordinated Notes due May 15, 2007, (vi) the 7 3/4% Subordinated Notes due July 15, 2025, (vii) the 7% Subordinated Notes due July 15, 2005, (viii) the 6 1/8% Subordinated Notes due February 15, 2006, (ix) the Medium-Term Notes—Series G Subordinated and (x) the 7 5/8% Subordinated Notes due October 15, 2026.

The term “general obligations” as used in this section with respect to the Heritage Bank One 1997 Subordinated Indenture Securities means all of our obligations to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than:

•  obligations on account of senior indebtedness,

•  obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Heritage Bank One 1997 Subordinated Indenture Securities, and

•  obligations which by their terms are expressly stated not to be superior in right of payment to the Heritage Bank One 1997 Subordinated Indenture Securities or to rank on parity with the Heritage Bank One 1997 Subordinated Indenture Securities.

In the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board, or other competent regulatory agency or authority, specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that subordinated debt be subordinated to obligations to creditors in addition to those described above, then the term “general obligations” will also include such additional obligations to creditors. For purposes of this definition, “claim” has the meaning assigned in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Heritage Bank One 1997 Subordinated Indenture.

The amount of outstanding senior indebtedness for purposes of the Heritage Bank One 1997 Subordinated Indenture Securities is the same as the outstanding amount of Company Senior Indebtedness described under “Description of Company Debt Securities—Company Subordinated Securities” above. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see “Relationship Among Subordination Provisions” below.

Defaults and Waivers. An event of default with respect to Heritage Bank One 1997 Subordinated Indenture Securities of any series is defined in the Heritage Bank One 1997 Subordinated Indenture as certain events involving our bankruptcy and any other event of default provided with respect to the Heritage Bank One 1997 Subordinated Indenture Securities of that series. A default with respect to the Heritage Bank One 1997 Subordinated Indenture Securities of any series is defined in the Heritage Bank One 1997 Subordinated Indenture as:

•  an event of default with respect to the series;

•  default in the payment of the principal of or any premium on any Heritage Bank One 1997 Subordinated Indenture Securities of the series when due;

•  default in the payment of interest upon any Heritage Bank One 1997 Subordinated Indenture Securities of the series when due and the continuance of the default for a period of 30 days;

•  default in the performance of any other covenant or agreement of ours in the Heritage Bank One 1997 Subordinated Indenture with respect to Heritage Bank One 1997 Subordinated Indenture Securities of the series and continuance of the default for 90 days after written notice; or

•  any other default provided with respect to Heritage Bank One 1997 Subordinated Indenture Securities of the series.

If an event of default with respect to any series of outstanding Heritage Bank One 1997 Subordinated Indenture Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Heritage Bank One 1997 Subordinated Indenture Securities of that series may declare the principal amount of all Heritage Bank One 1997 Subordinated Indenture Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Heritage Bank One 1997 Subordinated Indenture Securities of any series outstanding may waive an event of default resulting in acceleration of those Heritage Bank One 1997 Subordinated Indenture Securities, but only if all defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If a default occurs and is continuing, the trustee may in its discretion proceed to protect the rights of the holders of the Heritage Bank One 1997 Subordinated Indenture Securities of an affected series. The trustee must proceed to protect those rights if requested in writing by holders of not less than a majority in aggregate principal amount of any series and if it is given reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request and subject to certain other conditions described in the Heritage Bank One 1997 Subordinated Indenture Securities. Prior to acceleration of maturity of the Heritage Bank One 1997 Subordinated Indenture Securities of any outstanding series, the holders of a majority in aggregate principal amount of the Heritage Bank One 1997 Subordinated Indenture Securities may waive any past default under the Heritage Bank One 1997 Subordinated Indenture except a default (i) in the payment of the principal of, any premium or interest on any of the Heritage Bank One 1997 Subordinated Indenture Securities of that series and (ii) in respect of a covenant or provision of the Heritage Bank One 1997 Subordinated Indenture which cannot be modified or amended without the consent of the holder of each outstanding Heritage Bank One 1997 Subordinated Indenture Securities of the series affected.

The Heritage Bank One 1997 Subordinated Indenture provides that in the event of a default in payment of principal of, any premium or interest on any Heritage Bank One 1997 Subordinated Indenture Securities of any series, we will, upon demand of the trustee, pay to it, for the benefit of the holder of that Heritage Bank One 1997 Subordinated Indenture Security, the whole amount then due and payable on that Heritage Bank One 1997 Subordinated Indenture Security for principal, any premium and interest. The Heritage Bank One 1997 Subordinated Indenture further provides that if we fail to pay the amount promptly upon demand, the trustee may, among other things, institute a judicial proceeding for collection.

The holders of a majority in aggregate principal amount of the outstanding Heritage Bank One 1997 Subordinated Indenture Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such Heritage Bank One 1997 Subordinated Indenture Securities or exercising any trust or power conferred on it with respect to the Heritage Bank One 1997 Subordinated Indenture Securities of these series. However, the trustee may refuse to follow any direction that conflicts with law or the Heritage

Bank One 1997 Subordinated Indenture under which it serves, which would be unjustly prejudicial to holders not joining in the proceeding or which would involve the trustee in personal liability.

The Heritage Bank One 1997 Subordinated Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of Heritage Bank One 1997 Subordinated Indenture Securities known to it, give to the holders of Heritage Bank One 1997 Subordinated Indenture Securities of the affected series notice of the default if not cured or waived. However, except in the case of a default in the payment of the principal of, or any premium or interest on any Heritage Bank One 1997 Subordinated Indenture Securities of these series, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of the holders of the affected Heritage Bank One 1997 Subordinated Indenture Securities. The trustee is required to withhold notice of a default in the performance of any covenant of ours in the Heritage Bank One 1997 Subordinated Indenture until at least 90 days after the occurrence thereof.

We are required to file annually with the trustee a written statement of officers as to the existence or non-existence of defaults under the Heritage Bank One 1997 Subordinated Indenture or the Heritage Bank One 1997 Subordinated Indenture Securities.

Modification of the Indenture. The Heritage Bank One 1997 Subordinated Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Heritage Bank One 1997 Subordinated Indenture Securities of each affected series, modifications and alterations of the Heritage Bank One 1997 Subordinated Indenture may be made which affect the rights of the holders of such Heritage Bank One 1997 Subordinated Indenture Securities. However, no such modification or alteration may be made without the consent of the holder of each Heritage Bank One 1997 Subordinated Indenture Security so affected which would, among other things, (i) modify the terms of payment of principal, any premium, or interest on the Heritage Bank One 1997 Subordinated Indenture Securities or (ii) reduce the percentage in principal amount of outstanding Heritage Bank One 1997 Subordinated Indenture Securities required to modify or alter the Heritage Bank One 1997 Subordinated Indenture.

The Heritage Bank One 1997 Subordinated Indenture also permits us and the trustee to amend the Heritage Bank One 1997 Subordinated Indenture in certain circumstances without the consent of the holders of Heritage Bank One 1997 Subordinated Indenture Securities to evidence our merger or the replacement of the trustee with respect to the Heritage Bank One 1997 Subordinated Indenture Securities or to make other specified changes that are not adverse to the holders of the Heritage Bank One 1997 Subordinated Indenture Securities.

Consolidations, Mergers and Sales of Assets. The Heritage Bank One 1997 Subordinated Indenture provides that we may, without the consent of the holders of any of the outstanding Heritage Bank One 1997 Subordinated Indenture Securities, consolidate with, merge into or transfer all or substantially all of our assets to any person, provided that:

•  any successor assumes our obligations on the Heritage Bank One 1997 Subordinated Indenture Securities and under the Heritage Bank One 1997 Subordinated Indenture;

•  after giving effect to the merger, consolidation or transfer, no event of default will have happened and be continuing; and

•  other specified conditions under the Heritage Bank One 1997 Subordinated Indenture are met.

Any consolidation, merger or transfer of all or substantially all of our assets, which meets the conditions described above, would not create any event of default which would entitle holders of the Heritage Bank One 1997 Subordinated Indenture Securities, or the trustee on their behalf, to take any of the actions described under “Defaults and Waivers” above.

The principal terms of the Heritage Bank One 1997 Subordinated Indenture Securities issued and outstanding on the date of this prospectus are set forth below. Interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semiannually in arrears on the indicated payment dates to the holders on the preceding record date. The Heritage Bank One 1997 Subordinated Indenture Securities listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

8% Subordinated Debentures Due 2027

•  Principal amount of series: $500,000,000

•  Maturity date: April 29, 2027

•  Interest payment dates: April 29 and October 29

•  Record dates: April 14 and October 14

•  Issuance date: April 29, 1997

7.60% Subordinated Notes Due 2007

•  Principal amount of series: $400,000,000

•  Maturity date: May 1, 2007

•  Interest payment dates: May 1 and November 1

•  Record dates: April 15 and October 15

•  Issuance date: April 29, 1997

9 7/8% Subordinated Notes Due 2019

•  Principal amount of series: $145,827,000

•  Maturity date: March 1, 2019

•  Interest payment dates: March 1 and September 1

•  Record dates: February 15 and August 15

•  Issuance date: March 25, 1998

7 7/8% Subordinated Notes Due 2010

•  Principal amount of series: $1,000,000,000

•  Maturity date: August 1, 2010

•  Interest payment dates: February 1 and August 1

•  Record dates: January 15 and July 15

•  Issuance date: August 2, 2000

5.9% Subordinated Notes Due 2011

•  Principal amount of series: $750,000,000

•  Maturity date: November 15, 2011

•  Interest payment dates: May 15 and November 15

•  Record dates: May 1 and November 1

•  Issuance date: November 20, 2001

5.25% Subordinated Notes Due 2013

•  Principal amount of series: $700,000,000

•  Maturity date: January 30, 2013

•  Interest payment dates: January 30 and July 30

•  Record dates: January 15 and July 15

•  Issuance date: October 24, 2002

4.9% Subordinated Notes Due 2015

•  Principal amount of series: $350,000,000

•  Maturity date: April 30, 2015

•  Interest payment dates: April 30 and October 30

•  Record dates: April 15 and October 15

•  Issuance date: April 14, 2003

Heritage Bank One 1997 Subordinated Indenture Medium-Term Notes, Series A

The only series of Heritage Bank One 1997 Subordinated Indenture Medium-Term Notes Series A issued and outstanding as of the date of this prospectus is $350,000,000 in initial aggregate principal amount of Heritage Bank One 1997 Subordinated Indenture Medium-Term Notes, Series A, originally issued by heritage Bank One under the Heritage Bank One 1997 Subordinated Indenture. These notes bear interest at an annual rate of 6% and will mature on February 17, 2009. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

Heritage First Chicago 1995 Subordinated Indenture Securities

The Heritage First Chicago 1995 Subordinated Indenture Securities are our direct, unsecured general obligations, and are subject to acceleration only upon our bankruptcy, insolvency or reorganization.

Subordination. The Heritage First Chicago 1995 Subordinated Indenture Securities are subordinate and junior in right of payment as provided below.

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the payment of the principal of, any premium and interest on the Heritage First Chicago 1995 Subordinated Indenture Securities is subordinated in right of payment, to the extent provided in the Heritage First Chicago 1995 Subordinated Indenture, to the prior payment in full of all of our senior indebtedness (as defined below with respect to Heritage First Chicago 1995 Subordinated Indenture Securities).

In certain events of our bankruptcy or insolvency, the payment of the principal of, any premium and interest on the Heritage First Chicago 1995 Subordinated Indenture Securities will, to the extent provided in the Heritage First Chicago 1995 Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all of our general obligations (as defined below with respect to Heritage First Chicago 1995 Subordinated Indenture Securities).

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the holders of our senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Heritage First Chicago 1995 Subordinated Indenture Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Heritage First Chicago 1995 Subordinated Indenture Securities.

If after any such payment or distribution of assets to the holders of our senior indebtedness there remain any excess proceeds such as cash, property or securities available for payment or distribution to the Heritage First Chicago 1995 Subordinated Indenture Securities and if, at that time, any creditors in respect of our general obligations have not received payment in full of all amounts due or to become due on or in respect of these general obligations, then these excess proceeds will first be applied to pay or provide for the payment in full of our general obligations before any payment or distribution may be made to the Heritage First Chicago 1995 Subordinated Indenture Securities.

No payment may be made of the principal of, any premium or interest on the Heritage First Chicago 1995 Subordinated Indenture Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Heritage First Chicago 1995 Subordinated Indenture Securities, at any time when there is (i) a default in the payment of the principal of, any premium or interest on or otherwise in respect of our senior indebtedness, or (ii) any event of default permitting acceleration of our senior indebtedness.

The term “senior indebtedness” as used in this section means the principal of, any premium and interest on (i) all of our indebtedness for money borrowed (other than (A) the Heritage First Chicago 1995 Subordinated Indenture Securities, (B) existing subordinated indebtedness (as defined below with respect to Heritage First Chicago 1995 Subordinated Indenture Securities), (C) the Company Subordinated Securities; (D) the Heritage Chase Subordinated Indenture Securities; and (E) the Heritage JPM Subordinated Indenture Securities), whether outstanding on the date of execution of the Heritage First Chicago 1995 Subordinated Indenture or created, assumed or incurred afterward, except indebtedness that is by its terms expressly stated to be not superior in right of payment to, or to rank on a parity with, the Heritage First Chicago 1995 Subordinated Indenture Securities or the other securities referred to in clauses (A) through (E) above; and (ii) any deferrals, renewals or extensions of any such senior indebtedness. The term “indebtedness for money borrowed” as used above includes, without limitation, any obligation of ours, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for the payment of the purchase price of property or assets. The Heritage First Chicago 1995 Subordinated Indenture Securities will rank on a parity with the securities referred to in clauses (i)(A) through (i)(E) above.

The term “existing subordinated indebtedness” as used in this section means our following subordinated debt obligations: (i) the 9 7/8% Subordinated Notes due March 1, 2009, (ii) the 10% Subordinated Notes due August 15, 2010, (iii) the 7.25% Subordinated Notes due August 15, 2004, (iv) the 6 3/8% Subordinated Notes due January 30, 2009, (v) the 7 1/8% Subordinated Notes due May 15, 2007, (vi) the 7 3/4% Subordinated Notes due July 15, 2025, (vii) the 7% Subordinated Notes due July 15, 2005, (viii) the 6 1/8% Subordinated Notes due February 15, 2006, (ix) the 8% Subordinated Notes due April 29, 2027, (x) the 7.6% Subordinated Notes due May 1, 2007, (xi) the 9 7/8% Subordinated Notes due March 1, 2019, (xii) the Medium-Term Notes—Series A Subordinated, (xiii) the 7 7/8% Subordinated Notes due August 1, 2010, (xiv) the 5.9% Subordinated Notes due November 15, 2011, (xv) the 5.25% Subordinated Notes due January 30, 2013, and (xvi) the 4.9% Subordinated Notes due April 30, 2015.

The term “general obligations” as used in this section with respect to the Heritage First Chicago 1995 Subordinated Indenture Securities means all of our obligations to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than:

•  obligations on account of senior indebtedness,

•  obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Heritage First Chicago 1995 Subordinated Indenture Securities, and

•  obligations which by their terms are expressly stated not to be superior in right of payment to the Heritage First Chicago 1995 Subordinated Indenture Securities or to rank on parity with the Heritage First Chicago 1995 Subordinated Indenture Securities.

In the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board, or other competent regulatory agency or authority, specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that subordinated debt be subordinated to obligations to creditors in addition to those described above, then the term “general obligations” will also include such additional obligations to creditors. For purposes of this definition, “claim” has the meaning assigned in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Heritage First Chicago 1995 Subordinated Indenture.

The amount of outstanding senior indebtedness for purposes of the Heritage First Chicago 1995 Subordinated Indenture Securities is the same as the outstanding amount of Company Senior Indebtedness described under “Description of Company Debt Securities—Company Subordinated Securities” above. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see “Relationship Among Subordination Provisions” below.

Defaults and Waivers. An event of default with respect to Heritage First Chicago 1995 Subordinated Indenture Securities of any series is defined in the Heritage First Chicago 1995 Subordinated Indenture as certain events involving our bankruptcy and any other event of default provided with respect to the Heritage First Chicago 1995 Subordinated Indenture Securities of that series. A default with respect to the Heritage First Chicago 1995 Subordinated Indenture Securities of any series is defined in the Heritage First Chicago 1995 Subordinated Indenture as:

•  an event of default with respect to the series;

•  default in the payment of the principal of or any premium on any Heritage First Chicago 1995 Subordinated Indenture Securities of the series when due;

•  default in the payment of interest upon any Heritage First Chicago 1995 Subordinated Indenture Securities of the series when due and the continuance of the default for a period of 30 days;

•  default in the performance of any other covenant or agreement of ours in the Heritage First Chicago 1995 Subordinated Indenture with respect to Heritage First Chicago 1995 Subordinated Indenture Securities of the series and continuance of the default for 60 days after written notice; or

•  any other default provided with respect to Heritage First Chicago 1995 Subordinated Indenture Securities of the series.

If an event of default with respect to any series of outstanding Heritage First Chicago 1995 Subordinated Indenture Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Heritage First Chicago 1995 Subordinated Indenture Securities of that series may declare the principal amount of all Heritage First Chicago 1995 Subordinated Indenture Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Heritage First Chicago 1995 Subordinated Indenture Securities of any series outstanding may waive an event of default resulting in acceleration of those Heritage First Chicago 1995 Subordinated Indenture Securities, but only if all defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If a default occurs and is continuing, the trustee may in its discretion proceed to protect the rights of the holders of the Heritage First Chicago 1995 Subordinated Indenture Securities of an affected series. The trustee must proceed to protect those rights if requested in writing by holders of not less than a majority in aggregate principal amount of any series and if it is given reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request and subject to certain other conditions described in the Heritage First Chicago 1995 Subordinated Indenture Securities. Prior to acceleration of maturity of the Heritage First Chicago 1995 Subordinated Indenture Securities of any outstanding series, the holders of a majority in aggregate principal amount of the Heritage First Chicago 1995 Subordinated Indenture Securities may waive any past default under the Heritage First Chicago 1995 Subordinated Indenture except a default (i) in the payment of the principal of, any premium or interest on any of the Heritage First Chicago 1995 Subordinated Indenture Securities of that series and (ii) in respect of a covenant or provision of the Heritage First Chicago 1995 Subordinated Indenture which cannot be modified or amended without the consent of the holder of each outstanding Heritage First Chicago 1995 Subordinated Indenture Securities of the series affected.

The Heritage First Chicago 1995 Subordinated Indenture provides that in the event of a default in payment of principal of, any premium or interest on any Heritage First Chicago 1995 Subordinated Indenture Securities of any series, we will, upon demand of the trustee, pay to it, for the benefit of the holder of that Heritage First Chicago 1995 Subordinated Indenture Security, the whole amount then due and payable on that Heritage First Chicago 1995 Subordinated Indenture Security for principal, any premium and interest. The Heritage First Chicago 1995 Subordinated Indenture further provides that if we fail to pay the amount promptly upon demand, the trustee may, among other things, institute a judicial proceeding for collection.

The holders of a majority in aggregate principal amount of the outstanding Heritage First Chicago 1995 Subordinated Indenture Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such Heritage First Chicago 1995 Subordinated Indenture Securities or exercising any trust or power conferred on it with respect to the Heritage First Chicago 1995 Subordinated Indenture Securities of these series. However, the trustee may refuse to follow any direction that conflicts with law or the Heritage First Chicago 1995 Subordinated Indenture under which it serves, which would be unjustly prejudicial to holders not joining in the proceeding or which would involve the trustee in personal liability.

The Heritage First Chicago 1995 Subordinated Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of Heritage First Chicago 1995 Subordinated Indenture Securities known to it, give to the holders of Heritage First Chicago 1995 Subordinated Indenture Securities of the affected series notice of the default if not cured or waived. However, except in the case of a default in the payment of the principal of, or any premium or interest on any Heritage First Chicago 1995 Subordinated Indenture Securities of these series, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of the holders of the affected Heritage First Chicago 1995 Subordinated Indenture Securities. The trustee is required to withhold notice of a default in the performance of any covenant of ours in the Heritage First Chicago 1995 Subordinated Indenture until at least 90 days after the occurrence thereof.

We are required to file annually with the trustee a written statement of officers as to the existence or non-existence of defaults under the Heritage First Chicago 1995 Subordinated Indenture or the Heritage First Chicago 1995 Subordinated Indenture Securities.

Modification of the Indenture. The Heritage First Chicago 1995 Subordinated Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Heritage First Chicago 1995 Subordinated Indenture Securities of each affected series, modifications and alterations of the Heritage First Chicago 1995 Subordinated Indenture may be made which affect the rights of the holders of such Heritage First Chicago 1995 Subordinated Indenture Securities. However, no such modification or alteration may be made without the consent of the holder of each Heritage First Chicago 1995 Subordinated Indenture Security so affected which would, among other things, (i) modify the terms of payment of principal, any premium, or interest on the Heritage First Chicago 1995 Subordinated Indenture Securities or (ii) reduce the percentage in principal amount of outstanding Heritage First Chicago 1995 Subordinated Indenture Securities required to modify or alter the Heritage First Chicago 1995 Subordinated Indenture.

The Heritage First Chicago 1995 Subordinated Indenture also permits us and the trustee to amend the Heritage First Chicago 1995 Subordinated Indenture in certain circumstances without the consent of the holders of Heritage First Chicago 1995 Subordinated Indenture Securities to evidence our merger or the replacement of the trustee with respect to the Heritage First Chicago 1995 Subordinated Indenture Securities or to make other specified changes that are not adverse to the holders of the Heritage First Chicago 1995 Subordinated Indenture Securities.

Consolidations, Mergers and Sales of Assets. The Heritage First Chicago 1995 Subordinated Indenture provides that we may, without the consent of the holders of any of the outstanding Heritage First Chicago 1995 Subordinated Indenture Securities, consolidate with, merge into or transfer all or substantially all of our assets to any person, provided that:

•  any successor assumes our obligations on the Heritage First Chicago 1995 Subordinated Indenture Securities and under the Heritage First Chicago 1995 Subordinated Indenture;

•  after giving effect to the merger, consolidation or transfer, no event of default will have happened and be continuing; and

•  other specified conditions under the Heritage First Chicago 1995 Subordinated Indenture are met.

Any consolidation, merger or transfer of all or substantially all of our assets, which meets the conditions described above, would not create any event of default which would entitle holders of the Heritage First Chicago 1995 Subordinated Indenture Securities, or the trustee on their behalf, to take any of the actions described under “Defaults and Waivers” above.

The principal terms of the Heritage First Chicago 1995 Subordinated Indenture Securities issued and outstanding as of the date of this prospectus are set forth below.

6 1/8% Subordinated Notes Due February 15, 2006

The only series of Heritage First Chicago 1995 Subordinated Indenture Securities that is not part of a medium-term notes program issued and outstanding as of the date of this prospectus is $150,000,000 in initial aggregate principal amount of 6 1/8% Subordinated Notes Due February 15, 2006. These notes were issued on February 21, 1996 and will mature on February 15, 2006. Interest on these notes accrues at the annual rate of 6 1/8% and is payable semi-annually in arrears on February 15 and August 15 to the holders of record on February 1 and August 1. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

Heritage First Chicago Subordinated Medium-Term Notes, Series G

The only series of Heritage First Chicago Subordinated Medium-Term Notes Series G issued and outstanding as of the date of this prospectus is $150,000,000 in initial aggregate principal amount of Heritage First Chicago Subordinated Medium-Term Notes Series G Notes issued on October 24, 1996. These notes bear interest at an annual rate of 7% and will mature on October 16, 2006. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

Heritage Bank One 1995 Subordinated Indenture Securities

The Heritage Bank One 1995 Subordinated Indenture Securities are our direct, unsecured general obligations, and are subject to acceleration only upon our bankruptcy, insolvency or reorganization.

Subordination. The Heritage Bank One 1995 Subordinated Indenture Securities are subordinate and junior in right of payment as provided below.

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the payment of the principal of, any premium and interest on the Heritage Bank One 1995 Subordinated Indenture Securities is subordinated in right of payment, to the extent provided in the Heritage Bank One 1995 Subordinated Indenture, to the prior payment in full of all of our senior indebtedness (as defined below with respect to Heritage Bank One 1995 Subordinated Indenture Securities).

In certain events of our bankruptcy or insolvency, the payment of the principal of, any premium and interest on the Heritage Bank One 1995 Subordinated Indenture Securities will, to the extent provided in the Heritage Bank One 1995 Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all of our general obligations (as defined below with respect to Heritage Bank One 1995 Subordinated Indenture Securities).

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the holders of our senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Heritage Bank One 1995 Subordinated Indenture Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Heritage Bank One 1995 Subordinated Indenture Securities.

If after any such payment or distribution of assets to the holders of our senior indebtedness there remain any excess proceeds such as cash, property or securities available for payment or distribution to the Heritage Bank One 1995 Subordinated Indenture Securities and if, at that time, any creditors in respect of our general obligations have not received payment in full of all amounts due or to become due on or in respect of these general obligations, then these excess proceeds will first be applied to pay or provide for the payment in full of our general obligations before any payment or distribution may be made to the Heritage Bank One 1995 Subordinated Indenture Securities.

No payment may be made of the principal of, any premium or interest on the Heritage Bank One 1995 Subordinated Indenture Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Heritage Bank One 1995 Subordinated Indenture Securities, at any time when there is (i) a default in the payment of the principal of, any premium or interest on or otherwise in respect of our senior indebtedness, or (ii) any event of default permitting acceleration of our senior indebtedness.

The term “senior indebtedness” as used in this section means the principal of, any premium and interest on (i) all of our indebtedness for money borrowed (other than (A) the Heritage Bank One 1995 Subordinated Indenture Securities, (B) existing subordinated indebtedness (as defined below with respect to Heritage Bank One 1995 Subordinated Indenture Securities), (C) the Company Subordinated Securities; (D) the Heritage Chase Subordinated Indenture Securities; and (E) the Heritage JPM Subordinated Indenture Securities), whether outstanding on the date of execution of the Heritage Bank One 1995 Subordinated Indenture or created, assumed or incurred afterward, except indebtedness that is by its terms expressly stated to be not superior in right of payment to, or to rank on a parity with, the Heritage Bank One 1995 Subordinated Indenture Securities or the other securities referred to in clauses (A) through (E) above; and (ii) any deferrals, renewals or extensions of any such senior indebtedness. The term “indebtedness for money borrowed” as used above includes, without limitation, any obligation of ours, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for the payment of the purchase price of property or assets. The Heritage Bank One 1995 Subordinated Indenture Securities will rank on a parity with the securities referred to in clauses (i)(A) through (i)(E) above.

The term “existing subordinated indebtedness” as used in this section means our following subordinated debt obligations: (i) the 9 7/8% Subordinated Notes due March 1, 2009, (ii) the 10% Subordinated Notes due August 15, 2010, (iii) the 7.25% Subordinated Notes due August 15, 2004, (iv) the 6 3/8% Subordinated Notes due January 30, 2009, (v) the 7 1/8% Subordinated Notes due May 15, 2007, (vi) the 6 1/8% Subordinated Notes due February 15, 2006, (vii) the

Medium-Term Notes—Series G Subordinated, (viii) the 8% Subordinated Notes due April 29, 2027, (ix) the 7.6% Subordinated Notes due May 1, 2007, (x) the 9 7/8% Subordinated Notes due March 1, 2019, (xi) the Medium-Term Notes—Series A Subordinated, (xii) the 7 7/8% Subordinated Notes due August 1, 2010, (xiii) the 5.9% Subordinated Notes due November 15, 2011, (xiv) the 5.25% Subordinated Notes due January 30, 2013, and (xv) the 4.9% Subordinated Notes due April 30, 2015.

The term “general obligations” as used in this section with respect to the Heritage Bank One 1995 Subordinated Indenture Securities means all of our obligations to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than:

•  obligations on account of senior indebtedness,

•  obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Heritage Bank One 1995 Subordinated Indenture Securities, and

•  obligations which by their terms are expressly stated not to be superior in right of payment to the Heritage Bank One 1995 Subordinated Indenture Securities or to rank on parity with the Heritage Bank One 1995 Subordinated Indenture Securities.

In the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board, or other competent regulatory agency or authority, specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that subordinated debt be subordinated to obligations to creditors in addition to those described above, then the term “general obligations” will also include such additional obligations to creditors. For purposes of this definition, “claim” has the meaning assigned in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Heritage Bank One 1995 Subordinated Indenture.

The amount of outstanding senior indebtedness for purposes of the Heritage Bank One 1995 Subordinated Indenture Securities is the same as the outstanding amount of Company Senior Indebtedness described under “Description of Company Debt Securities—Company Subordinated Securities” above. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see “Relationship Among Subordination Provisions” below.

Defaults and Waivers. An event of default with respect to Heritage Bank One 1995 Subordinated Indenture Securities of any series is defined in the Heritage Bank One 1995 Subordinated Indenture as certain events involving our bankruptcy and any other event of default provided with respect to the Heritage Bank One 1995 Subordinated Indenture Securities of that series. A default with respect to the Heritage Bank One 1995 Subordinated Indenture Securities of any series is defined in the Heritage Bank One 1995 Subordinated Indenture as:

•  an event of default with respect to the series;

•  default in the payment of the principal of or any premium on any Heritage Bank One 1995 Subordinated Indenture Securities of the series when due;

•  default in the payment of interest upon any Heritage Bank One 1995 Subordinated Indenture Securities of the series when due and the continuance of the default for a period of 30 days;

•  default in the performance of any other covenant or agreement of ours in the Heritage Bank One 1995 Subordinated Indenture with respect to Heritage Bank One 1995 Subordinated Indenture Securities of the series and continuance of the default for 90 days after written notice; or

•  any other default provided with respect to Heritage Bank One 1995 Subordinated Indenture Securities of the series.

If an event of default with respect to any series of outstanding Heritage Bank One 1995 Subordinated Indenture Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Heritage Bank One 1995 Subordinated Indenture Securities of that series may declare the principal amount of all Heritage Bank One 1995 Subordinated Indenture Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Heritage Bank One 1995 Subordinated Indenture Securities of any series outstanding may waive an event of default resulting in acceleration of those Heritage Bank One 1995 Subordinated Indenture Securities, but only if all defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If a default occurs and is continuing, the trustee may in its discretion proceed to protect the rights of the holders of the Heritage Bank One 1995 Subordinated Indenture Securities of an affected series. The trustee must proceed to protect those rights if requested in writing by holders of not less than a majority in aggregate principal amount of any series and if it is given reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request and subject to certain other conditions described in the Heritage Bank One 1995 Subordinated Indenture Securities. Prior to acceleration of maturity of the Heritage Bank One 1995 Subordinated Indenture Securities of any outstanding series, the holders of a majority in aggregate principal amount of the Heritage Bank One 1995 Subordinated Indenture Securities may waive any past default under the Heritage Bank One 1995 Subordinated Indenture except a default (i) in the payment of the principal of, any premium or interest on any of the Heritage Bank One 1995 Subordinated Indenture Securities of that series and (ii) in respect of a covenant or provision of the Heritage Bank One 1995 Subordinated Indenture which cannot be modified or amended without the consent of the holder of each outstanding Heritage Bank One 1995 Subordinated Indenture Securities of the series affected.

The Heritage Bank One 1995 Subordinated Indenture provides that in the event of a default in payment of principal of, any premium or interest on any Heritage Bank One 1995 Subordinated Indenture Securities of any series, we will, upon demand of the trustee, pay to it, for the benefit of the holder of that Heritage Bank One 1995 Subordinated Indenture Security, the whole amount then due and payable on that Heritage Bank One 1995 Subordinated Indenture Security for principal, any premium and interest. The Heritage Bank One 1995 Subordinated Indenture further provides that if we fail to pay the amount promptly upon demand, the trustee may, among other things, institute a judicial proceeding for collection.

The holders of a majority in aggregate principal amount of the outstanding Heritage Bank One 1995 Subordinated Indenture Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such Heritage Bank One 1995 Subordinated Indenture Securities or exercising any trust or power conferred on it with respect to the Heritage Bank One 1995 Subordinated Indenture Securities of these series. However, the trustee may refuse to follow any direction that conflicts with law or the Heritage

Bank One 1995 Subordinated Indenture under which it serves, which would be unjustly prejudicial to holders not joining in the proceeding or which would involve the trustee in personal liability.

The Heritage Bank One 1995 Subordinated Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of Heritage Bank One 1995 Subordinated Indenture Securities known to it, give to the holders of Heritage Bank One 1995 Subordinated Indenture Securities of the affected series notice of the default if not cured or waived. However, except in the case of a default in the payment of the principal of, or any premium or interest on any Heritage Bank One 1995 Subordinated Indenture Securities of these series, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of the holders of the affected Heritage Bank One 1995 Subordinated Indenture Securities. The trustee is required to withhold notice of a default in the performance of any covenant of ours in the Heritage Bank One 1995 Subordinated Indenture until at least 60 days after the occurrence thereof.

We are required to file annually with the trustee a written statement of officers as to the existence or non-existence of defaults under the Heritage Bank One 1995 Subordinated Indenture or the Heritage Bank One 1995 Subordinated Indenture Securities.

Modification of the Indenture. The Heritage Bank One 1995 Subordinated Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Heritage Bank One 1995 Subordinated Indenture Securities of each affected series, modifications and alterations of the Heritage Bank One 1995 Subordinated Indenture may be made which affect the rights of the holders of such Heritage Bank One 1995 Subordinated Indenture Securities. However, no such modification or alteration may be made without the consent of the holder of each Heritage Bank One 1995 Subordinated Indenture Security so affected which would, among other things, (i) modify the terms of payment of principal, any premium, or interest on the Heritage Bank One 1995 Subordinated Indenture Securities or (ii) reduce the percentage in principal amount of outstanding Heritage Bank One 1995 Subordinated Indenture Securities required to modify or alter the Heritage Bank One 1995 Subordinated Indenture.

The Heritage Bank One 1995 Subordinated Indenture also permits us and the trustee to amend the Heritage Bank One 1995 Subordinated Indenture in certain circumstances without the consent of the holders of Heritage Bank One 1995 Subordinated Indenture Securities to evidence our merger or the replacement of the trustee with respect to the Heritage Bank One 1995 Subordinated Indenture Securities or to make other specified changes that are not adverse to the holders of the Heritage Bank One 1995 Subordinated Indenture Securities.

Consolidations, Mergers and Sales of Assets. The Heritage Bank One 1995 Subordinated Indenture provides that we may, without the consent of the holders of any of the outstanding Heritage Bank One 1995 Subordinated Indenture Securities, consolidate with, merge into or transfer all or substantially all of our assets to any person, provided that:

•  any successor assumes our obligations on the Heritage Bank One 1995 Subordinated Indenture Securities and under the Heritage Bank One 1995 Subordinated Indenture;

•  after giving effect to the merger, consolidation or transfer, no event of default will have happened and be continuing; and

•  other specified conditions under the Heritage Bank One 1995 Subordinated Indenture are met.

Any consolidation, merger or transfer of all or substantially all of our assets, which meets the conditions described above, would not create any event of default which would entitle holders of the Heritage Bank One 1995 Subordinated Indenture Securities, or the trustee on their behalf, to take any of the actions described under “Defaults and Waivers” above.

The principal terms of the Heritage Bank One 1995 Indenture Securities issued and outstanding on the date of this prospectus are set forth below. Interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semiannually in arrears on the indicated payment dates to the holders on the preceding record date. The Heritage Bank One 1995 Indenture Securities listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

7 5/8% Subordinated Debentures Due 2026

•  Principal amount of series: $500,000,000

•  Maturity date: October 15, 2026

•  Interest payment dates: April 15 and October 15

•  Record dates: April 1 and October 1

•  Issuance date: October 29, 1996

7% Subordinated Notes Due 2005

•  Principal amount of series: $300,000,000

•  Maturity date: July 15, 2005

•  Interest payment dates: January 15 and July 15

•  Record dates: January 1 and July 1

•  Issuance date: July 25, 1995

7 3/4% Subordinated Debentures Due 2025

•  Principal amount of series: $300,000,000

•  Maturity date: July 15, 2025

•  Interest payment dates: January 15 and July 15

•  Record dates: January 1 and July 1

•  Issuance date: July 25, 1995

Heritage NBD 1995 Subordinated Indenture Securities

The Heritage NBD 1995 Subordinated Indenture Securities are our direct, unsecured general obligations, and are subject to acceleration only upon our bankruptcy, insolvency or reorganization.

Subordination. The Heritage NBD 1995 Subordinated Indenture Securities are subordinate and junior in right of payment as provided below.

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the payment of the principal of, any premium or interest on the Heritage NBD 1995 Subordinated Indenture Securities is subordinated in right of payment, to the extent provided in the Heritage NBD 1995 Subordinated Indenture, to the prior payment in full of all our senior indebtedness.

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the holders of our senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Heritage NBD 1995 Subordinated Indenture Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Heritage NBD 1995 Subordinated Indenture Securities, except that payment in securities of JPMorgan Chase or any other corporation provided for by a plan of reorganization or readjustment is subordinate to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment.

No payment may be made of the principal of, any premium or interest on the Heritage NBD 1995 Subordinated Indenture Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Heritage NBD 1995 Subordinated Indenture Securities, at any time when there is a default in the payment of the principal of, any premium or interest on any of our senior indebtedness.

The term “senior indebtedness” as used in this section with respect to Heritage NBD 1995 Subordinated Indenture Securities means (i) the principal of, premium, if any, and interest, if any, on all indebtedness for money borrowed, whether now outstanding or subsequently incurred; (ii) all obligations to make payment pursuant to the terms of financial instruments, such as securities contracts and foreign currency exchange contracts, derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts and similar financial instruments; (iii) any indebtedness or obligation of others of the kind described in clauses (i) and (ii) above for the payment of which we are responsible or liable as guarantor or otherwise; and (iv) all deferrals, renewals or extensions of such indebtedness or obligations; other than, in each case, (A) any indebtedness or obligation as to which it is expressly provided that such indebtedness or obligation is not senior or superior in right to the Heritage NBD 1995 Subordinated Indenture Securities, that such indebtedness or obligation ranks pari passu with the Heritage NBD 1995 Subordinated Indenture Securities or that such indebtedness or obligation is subordinate in right of payment to any other indebtedness of ours and (B) the Heritage NBD 1995 Subordinated Indenture Securities.

The amount of outstanding senior indebtedness for purposes of the Heritage NBD 1995 Subordinated Indenture Securities is the same as the outstanding amount of Company Senior

Indebtedness described under “Description of Company Debt Securities—Company Subordinated Securities” above. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see “Relationship Among Subordination Provisions” below.

Defaults and Waivers. An event of default with respect to Heritage NBD 1995 Subordinated Indenture Securities of any series is defined in the Heritage NBD 1995 Subordinated Indenture as certain events involving our bankruptcy and any other event of default provided with respect to the Heritage NBD 1995 Subordinated Indenture Securities of that series.

If an event of default with respect to any series of outstanding Heritage NBD 1995 Subordinated Indenture Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Heritage NBD 1995 Subordinated Indenture Securities of that series may declare the principal amount of all Heritage NBD 1995 Subordinated Indenture Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Heritage NBD 1995 Subordinated Indenture Securities of any series outstanding may waive an event of default resulting in acceleration of those Heritage NBD 1995 Subordinated Indenture Securities, but only if all events of defaults with respect to these series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

The Heritage NBD 1995 Subordinated Indenture provides that in the event of a (i) default in payment of principal of, any premium or interest on any Heritage NBD 1995 Subordinated Indenture Securities of any series, or (ii) a default, continuing for 30 days after written notice, in the performance of any covenant or warranty in the Heritage NBD 1995 Subordinated Indenture, we will, upon demand of the trustee, pay to it, for the benefit of the holder of that Heritage NBD 1995 Subordinated Indenture Security, the whole amount then due and payable on that Heritage NBD 1995 Subordinated Indenture Security for principal, any premium and interest. The Heritage Bank One 1995 Subordinated Indenture further provides that if we fail to pay the amount promptly upon demand, the trustee may, among other things, institute a judicial proceeding for collection. Prior to acceleration of maturity of the Heritage NBD 1995 Subordinated Indenture Securities of any outstanding series, the holders of a majority in aggregate principal amount of the Heritage NBD 1995 Subordinated Indenture Securities may waive any past default under the Heritage NBD 1995 Subordinated Indenture except a default (i) in the payment of the principal of, any premium or interest on any of the Heritage NBD 1995 Subordinated Indenture Securities of that series and (ii) in respect of a covenant or provision of the Heritage NBD 1995 Subordinated Indenture which cannot be modified or amended without the consent of the holder of each outstanding Heritage NBD 1995 Subordinated Indenture Securities of the series affected.

The Heritage NBD 1995 Subordinated Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the Heritage NBD 1995 Subordinated Indenture Securities of any series before proceeding to exercise any right or power under the Heritage NBD 1995 Subordinated Indenture with respect to that series at the request of their holders.

The holders of a majority in aggregate principal amount of the outstanding Heritage NBD 1995 Subordinated Indenture Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such Heritage NBD 1995 Subordinated Indenture Securities or exercising any trust or power conferred on it with respect to the Heritage NBD 1995 Subordinated Indenture Securities of these series. However, the trustee may refuse to follow any direction that conflicts with law or the Heritage NBD 1995 Subordinated Indenture under which it serves or which would be unjustly prejudicial to holders not joining in the proceeding.

The Heritage NBD 1995 Subordinated Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of Heritage NBD 1995 Subordinated Indenture Securities known to it, give to the holders of Heritage NBD 1995 Subordinated Indenture Securities of the affected series notice of the default if not cured or waived. However, except in the case of a default in the payment of the principal of, or any premium or interest on any Heritage NBD 1995 Subordinated Indenture Securities of these series, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of the holders of the affected Heritage NBD 1995 Subordinated Indenture Securities.

We are required to file annually with the trustee an officers’ certificate as to the absence of certain defaults under the terms of the Heritage NBD 1995 Subordinated Indenture.

Modification of the Indenture. The Heritage NBD 1995 Subordinated Indenture provides that, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding Heritage NBD 1995 Subordinated Indenture Securities of each affected series, modifications and alterations of and waivers of compliance with covenants under the Heritage NBD 1995 Subordinated Indenture may be made which affect the rights of the holders of such Heritage NBD 1995 Subordinated Indenture Securities. However, no such modification or alteration may be made without the consent of the holder of each outstanding Heritage NBD 1995 Subordinated Indenture Securities so affected which would, among other things (i) modify the terms of payment of principal, any premium, or interest on the Heritage NBD 1995 Subordinated Indenture Securities or (ii) reduce the percentage in principal amount of outstanding Heritage NBD 1995 Subordinated Indenture Securities required to modify or alter the Heritage NBD 1995 Subordinated Indenture, waive compliance with certain provisions of the Heritage NBD 1995 Subordinated Indenture or waive certain defaults.

The Heritage NBD 1995 Subordinated Indenture also permits us and the trustee to amend the Heritage NBD 1995 Subordinated Indenture in certain circumstances without the consent of the holders of Heritage NBD 1995 Subordinated Indenture Securities to evidence our merger or the replacement of the trustee with respect to the Heritage NBD 1995 Subordinated Indenture Securities of one or more series or to make other specified changes that are not adverse to the holders of the Heritage NBD 1995 Subordinated Indenture Securities.

Consolidations, Mergers and Sales of Assets. The Heritage NBD 1995 Subordinated Indenture provides that we may, without the consent of the holders of any of the outstanding Heritage NBD 1995 Subordinated Indenture Securities, consolidate with, merge into or transfer all or substantially all of our assets to any person, provided that:

•  the successor assumes our obligations on the Heritage NBD 1995 Subordinated Indenture Securities and under the Heritage NBD 1995 Subordinated Indenture;

•  after giving effect to the merger, consolidation or transfer, no event of default will have happened and be continuing; and

•  other specified conditions under the Heritage NBD 1995 Subordinated Indenture are met.

Any consolidation, merger or transfer of all or substantially all assets, which meets the conditions described above, would not create any event of default or default which would entitle holders of the Heritage NBD 1995 Subordinated Indenture Securities, or the trustee on their behalf, to take any of the actions described under “Default and Waivers” above.

The principal terms of the Heritage NBD 1995 Subordinated Indentures Securities issued and outstanding as of the date of this prospectus are set forth below.

7 1/8% Subordinated Notes Due May 15, 2007

The only series of Heritage NBD 1995 Subordinated Indenture Securities issued and outstanding as of the date of this prospectus is $200,000,000 in initial aggregate principal amount of 7 1/8% Subordinated Notes Due May 15, 2007. These notes were issued on May 15, 1995 and will mature on May 15, 2007. Interest on these notes accrues at the annual rate of 7 1/8% and is payable semi-annually in arrears on May 15 and November 15 to the holders of record May 1 and November 1. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

Heritage Bank One 1987 Subordinated Indenture Securities

The Heritage Bank One 1987 Subordinated Indenture Securities are our direct, unsecured general obligations, and are subject to acceleration only upon our bankruptcy, insolvency or reorganization.

Subordination. The Heritage Bank One 1987 Subordinated Indenture Securities are subordinate and junior in right of payment as provided below.

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the payment of the principal of, any premium and interest on the Heritage Bank One 1987 Subordinated Indenture Securities is subordinated in right of payment, to the extent provided in the Heritage Bank One 1987 Subordinated Indenture, to the prior payment in full of all of our senior indebtedness (as defined below with respect to Heritage Bank One 1987 Subordinated Indenture Securities).

In certain events of our bankruptcy or insolvency, the payment of the principal of, any premium and interest on the Heritage Bank One 1987 Subordinated Indenture Securities will, to the extent provided in the Heritage Bank One 1987 Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all of our general obligations (as defined below with respect to Heritage Bank One 1987 Subordinated Indenture Securities).

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the holders of our senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Heritage Bank One 1987 Subordinated Indenture Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Heritage Bank One 1987 Subordinated Indenture Securities.

If after any such payment or distribution of assets to the holders of our senior indebtedness there remain any excess proceeds such as cash, property or securities available for payment or distribution to the Heritage Bank One 1987 Subordinated Indenture Securities and if, at that time, any creditors in respect of our general obligations have not received payment in full of all amounts due or to become due on or in respect of these general obligations, then these excess proceeds will first be applied to pay or provide for the payment in full of our general obligations before any payment or distribution may be made to the Heritage Bank One 1987 Subordinated Indenture Securities.

No payment may be made of the principal of, any premium or interest on the Heritage Bank One 1987 Subordinated Indenture Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Heritage Bank One 1987 Subordinated Indenture Securities, at any time when there is (i) a default in the payment of the principal of, any premium or interest on or otherwise in respect of our senior indebtedness, or (ii) any event of default permitting acceleration of our senior indebtedness.

The term “senior indebtedness” as used in this section means the principal of, any premium and interest on (i) all of our indebtedness for money borrowed (other than (A) the Heritage Bank One 1987 Subordinated Indenture Securities, (B) existing subordinated indebtedness (as defined below with respect to Heritage Bank One 1987 Subordinated Indenture Securities), (C) the Company Subordinated Securities; (D) the Heritage Chase Subordinated Indenture Securities; and (E) the Heritage JPM Subordinated Indenture Securities), whether outstanding on the date of execution of the Heritage Bank One 1987 Subordinated Indenture or created, assumed or incurred afterward, except indebtedness that is by its terms expressly stated to be not superior in right of payment to, or to rank on a parity with, the Heritage Bank One 1987 Subordinated Indenture Securities or the other securities referred to in clauses (A) through (E) above; and (ii) any deferrals, renewals or extensions of any such senior indebtedness. The term “indebtedness for money borrowed” as used above includes, without limitation, any obligation of ours, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for the payment of the purchase price of property or assets. The Heritage Bank One 1987 Subordinated Indenture Securities will rank on a parity with the securities referred to in clauses (i)(A) through (i)(E) above.

The term “existing subordinated indebtedness” as used in this section means our following subordinated debt obligations: (i) the 9 7/8% Subordinated Notes due March 1, 2009, (ii) the 10% Subordinated Notes due August 15, 2010, (iii) the 7.25% Subordinated Notes due August 15, 2004, (iv) the 7 1/8% Subordinated Notes due May 15, 2007, (v) the 7 3/4% Subordinated Notes due July 15, 2025, (vi) the 7% Subordinated Notes due July 15, 2005, (vii) the 6 1/8% Subordinated Notes due February 15, 2006, (viii) the Medium-Term Notes—Series G Subordinated, (ix) the 7 5/8% Subordinated Notes due October 15, 2026, (x) the 8% Subordinated Notes due April 29, 2027, (xi) the 7.6% Subordinated Notes due May 1, 2007, (xii) the 9 7/8% Subordinated Notes due March 1, 2019, (xiii) the Medium-Term Notes—Series A Subordinated, (xiv) the 7 7/8% Subordinated Notes due August 1, 2010, (xv) the 5.9% Subordinated Notes due November 15, 2011, (xvi) the 5.25% Subordinated Notes due January 30, 2013, and (xvii) the 4.9% Subordinated Notes due April 30, 2015.

The term “general obligations” as used in this section with respect to the Heritage Bank One 1987 Subordinated Indenture Securities means all of our obligations to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than:

•  obligations on account of senior indebtedness,

•  obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Heritage Bank One 1987 Subordinated Indenture Securities, and

•  obligations which by their terms are expressly stated not to be superior in right of payment to the Heritage Bank One 1987 Subordinated Indenture Securities or to rank on parity with the Heritage Bank One 1987 Subordinated Indenture Securities.

In the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board, or other competent regulatory agency or authority, specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that subordinated debt be subordinated to obligations to creditors in addition to those described above, then the term “general obligations” will also include such additional obligations to creditors. For purposes of this definition, “claim” has the meaning assigned in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Heritage Bank One 1987 Subordinated Indenture.

The amount of outstanding senior indebtedness for purposes of the Heritage Bank One 1987 Subordinated Indenture Securities is the same as the outstanding amount of Company Senior Indebtedness described under “Description of Company Debt Securities—Company Subordinated Securities” above. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see “Relationship Among Subordination Provisions” below.

Defaults and Waivers. An event of default with respect to Heritage Bank One 1987 Subordinated Indenture Securities of any series is defined in the Heritage Bank One 1987 Subordinated Indenture as certain events involving our bankruptcy and any other event of default provided with respect to the Heritage Bank One 1987 Subordinated Indenture Securities of that series. A default with respect to the Heritage Bank One 1987 Subordinated Indenture Securities of any series is defined in the Heritage Bank One 1987 Subordinated Indenture as:

•  an event of default with respect to the series;

•  default in the payment of the principal of or any premium on any Heritage Bank One 1987 Subordinated Indenture Securities of the series when due;

•  default in the payment of interest upon any Heritage Bank One 1987 Subordinated Indenture Securities of the series when due and the continuance of the default for a period of 30 days;

•  default in the performance of any other covenant or agreement of ours in the Heritage Bank One 1987 Subordinated Indenture with respect to Heritage Bank One 1987 Subordinated Indenture Securities of the series and continuance of the default for 90 days after written notice; or

•  any other default provided with respect to Heritage Bank One 1987 Subordinated Indenture Securities of the series.

If an event of default with respect to any series of outstanding Heritage Bank One 1987 Subordinated Indenture Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Heritage Bank One 1987 Subordinated Indenture Securities of that series may declare the principal amount of all Heritage Bank One 1987 Subordinated Indenture Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Heritage Bank One 1987 Subordinated Indenture Securities of any series outstanding may waive an event of default resulting in acceleration of those Heritage Bank One 1987 Subordinated Indenture Securities, but only if all defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If a default occurs and is continuing, the trustee may in its discretion proceed to protect the rights of the holders of the Heritage Bank One 1987 Subordinated Indenture Securities of an affected series. The trustee must proceed to protect those rights if requested in writing by holders of not less than a majority in aggregate principal amount of any series and if it is given reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request and subject to certain other conditions described in the Heritage Bank One 1987 Subordinated Indenture Securities. Prior to acceleration of maturity of the Heritage Bank One 1987 Subordinated Indenture Securities of any outstanding series, the holders of a majority in aggregate principal amount of the Heritage Bank One 1987 Subordinated Indenture Securities may waive any past default under the Heritage Bank One 1987 Subordinated Indenture except a default (i) in the payment of the principal of, any premium or interest on any of the Heritage Bank One 1987 Subordinated Indenture Securities of that series and (ii) in respect of a covenant or provision of the Heritage Bank One 1987 Subordinated Indenture which cannot be modified or amended without the consent of the holder of each outstanding Heritage Bank One 1987 Subordinated Indenture Securities of the series affected.

The Heritage Bank One 1987 Subordinated Indenture provides that in the event of a default in payment of principal of, any premium or interest on any Heritage Bank One 1987 Subordinated Indenture Securities of any series, we will, upon demand of the trustee, pay to it, for the benefit of the holder of that Heritage Bank One 1987 Subordinated Indenture Security, the whole amount then due and payable on that Heritage Bank One 1987 Subordinated Indenture Security for principal, any premium and interest. The Heritage Bank One 1987 Subordinated Indenture further provides that if we fail to pay the amount promptly upon demand, the trustee may, among other things, institute a judicial proceeding for collection.

The holders of a majority in aggregate principal amount of the outstanding Heritage Bank One 1987 Subordinated Indenture Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such Heritage Bank One 1987 Subordinated Indenture Securities or exercising any trust or power conferred on it with respect to the Heritage Bank One 1987 Subordinated Indenture Securities of these series. However, the trustee may refuse to follow any direction that conflicts with law or the Heritage Bank One 1987 Subordinated Indenture under which it serves, which would be unjustly prejudicial to holders not joining in the proceeding or which would involve the trustee in personal liability.

The Heritage Bank One 1987 Subordinated Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of Heritage Bank One 1987 Subordinated Indenture Securities known to it, give to the holders of Heritage Bank One 1987 Subordinated Indenture Securities of the affected series notice of the default if not cured or waived. However, except in the case of a default in the payment of the principal of, or any premium or interest on any Heritage Bank One 1987 Subordinated Indenture Securities of these series, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of the holders of the affected Heritage Bank One 1987 Subordinated Indenture Securities. The trustee is required to withhold notice of a default in the performance of any covenant of ours in the Heritage Bank One 1987 Subordinated Indenture until at least 30 days after the occurrence thereof.

We are required to file annually with the trustee a written statement of officers as to the existence or non-existence of defaults under the Heritage Bank One 1987 Subordinated Indenture or the Heritage Bank One 1987 Subordinated Indenture Securities.

Modification of the Indenture. The Heritage Bank One 1987 Subordinated Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Heritage Bank One 1987 Subordinated Indenture Securities of each affected series, modifications and alterations of the Heritage Bank One 1987 Subordinated Indenture may be made which affect the rights of the holders of such Heritage Bank One 1987 Subordinated Indenture Securities. However, no such modification or alteration may be made without the consent of the holder of each Heritage Bank One 1987 Subordinated Indenture Security so affected which would, among other things, (i) modify the terms of payment of principal, any premium, or interest on the Heritage Bank One 1987 Subordinated Indenture Securities or (ii) reduce the percentage in principal amount of outstanding Heritage Bank One 1987 Subordinated Indenture Securities required to modify or alter the Heritage Bank One 1987 Subordinated Indenture.

The Heritage Bank One 1987 Subordinated Indenture also permits us and the trustee to amend the Heritage Bank One 1987 Subordinated Indenture in certain circumstances without the consent of the holders of Heritage Bank One 1987 Subordinated Indenture Securities to evidence our merger or the replacement of the trustee with respect to the Heritage Bank One 1987 Subordinated Indenture Securities or to make other specified changes that are not adverse to the holders of the Heritage Bank One 1987 Subordinated Indenture Securities.

Consolidations, Mergers and Sales of Assets. The Heritage Bank One 1987 Subordinated Indenture provides that we may, without the consent of the holders of any of the outstanding Heritage Bank One 1987 Subordinated Indenture Securities, consolidate with, merge into or transfer all or substantially all of our assets to any person, provided that:

•  any successor assumes our obligations on the Heritage Bank One 1987 Subordinated Indenture Securities and under the Heritage Bank One 1987 Subordinated Indenture;

•  after giving effect to the merger, consolidation or transfer, no event of default will have happened and be continuing; and

•  other specified conditions under the Heritage Bank One 1987 Subordinated Indenture are met.

Any consolidation, merger or transfer of all or substantially all of our assets, which meets the conditions described above, would not create any event of default which would entitle holders of the Heritage Bank One 1987 Subordinated Indenture Securities, or the trustee on their behalf, to take any of the actions described under “Defaults and Waivers” above.

The principal terms of the Heritage Bank One 1987 Subordinated Indentures Securities issued and outstanding as of the date of this prospectus are set forth below.

6 3/8% Subordinated Notes Due January 30, 2009

The only series of Heritage Bank One 1987 Subordinated Indenture Securities issued and outstanding as of the date of this prospectus is $200,000,000 in initial aggregate principal amount of 6 3/8% Subordinated Notes Due January 30, 2009. These notes were issued on January 26, 1994 and will mature on January 30, 2009. Interest on these notes accrues at the annual rate of 6 3/8% and is payable semi-annually in arrears on January 30 and July 30 to the holders of record January 15 and July 15. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

Heritage Bank One 1992 Subordinated Indenture Securities

The Heritage Bank One 1992 Subordinated Indenture Securities are our direct, unsecured general obligations, and are subject to acceleration upon our bankruptcy, insolvency or reorganization and other events of default as provided under “Default and Waivers” below.

Limitation on Sale of Bank One Illinois. The Heritage Bank One 1992 Subordinated Indenture contains a covenant that (i) we will not, and will not permit Bank One Illinois, N.A. (including any successor, “Bank One Illinois”) to, issue, sell, transfer, assign, pledge or otherwise dispose of any shares of capital stock of any class of Bank One Illinois or any securities convertible or exchangeable into shares of capital stock of any class of Bank One Illinois, unless, after giving effect to such transaction and to shares issuable upon conversion or exchange of outstanding securities convertible or exchangeable into such capital stock (including such securities, if any, which may be the subject of such transaction) at least 80% of the outstanding shares of capital stock of each class of Bank One Illinois will be owned at that time directly by us; and (ii) we will not permit Bank One Illinois to merge or consolidate or convey or transfer all or substantially all of its assets, unless at least 80% of the outstanding shares of capital stock of each class (after giving effect to such transaction and to shares issuable upon conversion or exchange of outstanding securities convertible or exchangeable into capital stock, including such securities, if any, which may be issued in such transaction) of the surviving corporation in the case of merger or consolidation or of the transferee corporation in the case of a conveyance or transfer, will be owned at that time directly by us.

Subordination. The Heritage Bank One 1992 Subordinated Indenture Securities are subordinate and junior in right of payment as provided below.

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the payment of the principal of, any premium and interest on Heritage Bank One 1992 Subordinated Indenture Securities is to be subordinated in right of payment, to the extent provided in the Heritage Bank One 1992 Subordinated Indenture, to the prior payment in full of all of our senior indebtedness (as defined below with respect to Heritage Bank One 1992 Subordinated Indenture Securities).

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the holders of our senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Heritage Bank One 1992 Subordinated Indenture Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Heritage Bank One 1992 Subordinated Indenture Securities.

No payment may be made of the principal of, or any premium or interest on the Heritage Bank One 1992 Subordinated Indenture Securities, at any time when there is a default in the payment of the principal of, any premium or interest on or otherwise in respect of our senior indebtedness or any default permitting acceleration of any senior indebtedness. Except as described above, our obligation to make payment of principal, premium, if any, or interest on the Heritage Bank One 1992 Subordinated Indenture Securities will not be affected.

The term “senior indebtedness” as used in this section with respect to Heritage Bank One 1992 Subordinated Indenture Securities means the principal of, premium, if any, and interest on our indebtedness (including guarantees of indebtedness of others), whether outstanding on the date of the Heritage Bank One 1992 Subordinated Indenture or thereafter created, incurred, assumed or guaranteed (except (A) the Heritage Bank One 1992 Subordinated Indenture Securities, (B) the Outstanding Bank One Subordinated Securities (as defined below with respect to Heritage Bank One 1992 Subordinated Indenture Securities), (C) the Company Subordinated Securities, (D) the Heritage Chase Subordinated Indenture Securities; and (E) the Heritage JPM Subordinated Indenture Securities, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to the Heritage Bank One 1992 Subordinated Indenture Securities).

The term “Outstanding Bank One Subordinated Securities” as used in this section means our following subordinated debt obligations: (i) the 9 7/8% Subordinated Notes due March 1, 2009, (ii) the 10% Subordinated Notes due August 15, 2010, (iii) the 6 3/8% Subordinated Notes due January 30, 2009, (iv) the 7 1/8% Subordinated Notes due May 15, 2007, (v) the 7 3/4% Subordinated Notes due July 15, 2025, (vi) the 7% Subordinated Notes due July 15, 2005, (vii) the 6 1/8% Subordinated Notes due February 15, 2006, (viii) the Medium-Term Notes—Series G Subordinated, (ix) the 7 5/8% Subordinated Notes due October 15, 2026, (x) the 8% Subordinated Notes due April 29, 2027, (xi) the 7.6% Subordinated Notes due May 1, 2007, (xii) the 9 7/8% Subordinated Notes due March 1, 2019, (xiii) the Medium-Term Notes—Series A Subordinated, (xiv) the 7 7/8% Subordinated Notes due August 1, 2010, (xv) the 5.9% Subordinated Notes due November 15, 2011, (xvi) the 5.25% Subordinated Notes due January 30, 2013, and (xvii) the 4.9% Subordinated Notes due April 30, 2015.

The amount of outstanding senior indebtedness for purposes of the Heritage Bank One 1992 Subordinated Indenture Securities is the same as the outstanding amount of Company Senior Indebtedness described under “Description of Company Debt Securities—Company Subordinated Securities” above. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Debt Securities, see “Relationship Among Subordination Provisions” below.

Defaults and Waivers. An event of default with respect to any series of Heritage Bank One 1992 Subordinated Indenture Securities is defined in the Heritage Bank One 1992 Subordinated Indenture as being: (a) default for 30 days in payment of any installment of interest on the Heritage Bank One 1992 Subordinated Indenture Securities of these series; (b) default in payment of any principal on the Heritage Bank One 1992 Subordinated Indenture Securities of these series; (c) default by us in performance of the covenant referred to under “Limitation on Sale of Bank One Illinois” above or in any material respect of any of the other covenants or agreements in the Heritage Bank One 1992 Subordinated Indenture specifically contained therein for the benefit of the Heritage Bank One 1992 Subordinated Indenture Securities of the series which has not been remedied for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the Heritage Bank One 1992 Subordinated Indenture Securities of these series then outstanding; (d) default under any indenture or instrument relating to any of our indebtedness for borrowed money in the outstanding principal amount of at least $5,000,000 if the default involves the non-payment of principal, after the expiration of any grace period (or, if no grace period is specified, after 10 days), or results in the acceleration of such indebtedness, and the default in payment is not cured or the acceleration is not rescinded or annulled within 10 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the Heritage Bank One 1992 Subordinated Indenture Securities then outstanding (all series voting as one class); (e) certain events of bankruptcy, insolvency or reorganization of us or of Bank One Illinois. No event of default described in clause (a), (b) or (c) above with respect to a particular series of Heritage Bank One 1992 Subordinated Indenture Securities necessarily constitutes an event of default with respect to any other series of Heritage Bank One 1992 Subordinated Indenture Securities.

The Heritage Bank One 1992 Subordinated Indenture provides that if an event of default under clause (a), (b) or (c) above will have occurred and be continuing (but only if, in the case of clause (c), the event of default is with respect to less than all series of Heritage Bank One 1992 Subordinated Indenture Securities then outstanding), either the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Heritage Bank One 1992 Subordinated Indenture Securities of the series affected by the event of default (each such series voting as a separate class) may declare the principal (or the portion of the principal specified in the terms of any series) of all the Heritage Bank One 1992 Subordinated Indenture Securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default under clause (c) (if the event of default under clause (c) is with respect to all of the series of Heritage Bank One 1992 Subordinated Indenture Securities then outstanding), (d) or (e) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all the Heritage Bank One 1992 Subordinated Indenture Securities then outstanding (voting as one class), may declare the principal (or portion thereof specified in the terms of the series) of all the Heritage Bank One 1992 Subordinated Indenture Securities, together with any accrued interest, to be due and payable immediately. Upon certain conditions this declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Heritage Bank One 1992 Subordinated Indenture Securities of each series as was entitled to declare this default (each such series voting as a separate class) or of all the Heritage Bank One 1992 Subordinated Indenture Securities voting as one class, as the case may be. In addition, past defaults may be waived by the holders of a majority in principal amount of the Heritage Bank One 1992 Subordinated Indenture Securities of each series as was entitled to declare such default (each such series voting as a separate class) or of all the Heritage Bank One 1992 Subordinated Indenture Securities voting as one class, as the case may be, except a default in the payment of principal or interest on the Heritage Bank One 1992 Subordinated Indenture Securities or in respect of a covenant or provision of the Heritage Bank One 1992 Subordinated Indenture which cannot be modified or amended without the approval of the holder of each Heritage Bank One 1992 Subordinated Indenture Security affected.

The Heritage Bank One 1992 Subordinated Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of Heritage Bank One 1992 Subordinated Indenture Securities before proceeding to exercise any right or power under the Heritage Bank One 1992 Subordinated Indenture at the request of the holders of the affected Heritage Bank One 1992 Subordinated Indenture Securities.

The holders of a majority in aggregate principal amount of the outstanding Heritage Bank One 1992 Subordinated Indenture Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for the affected Heritage Bank One 1992 Subordinated Indenture Securities or exercising any trust or power conferred on it with respect to the Heritage Bank One 1992 Subordinated Indenture Securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the Heritage

Bank One 1992 Subordinated Indenture under which it serves or which would be unjustly prejudicial to holders not joining in the proceeding or which would involve the trustee in personal liability.

The Heritage Bank One 1992 Subordinated Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of Heritage Bank One 1992 Subordinated Indenture Securities known to it, give to the holders of Heritage Bank One 1992 Subordinated Indenture Securities of the affected series notice of the default if not cured or waived. However, except in the case of a default in the payment of the principal of, or interest on any Heritage Bank One 1992 Subordinated Indenture Securities of these series, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of the holders of the affected Heritage Bank One 1992 Subordinated Indenture Securities.

We are required to file annually with the trustee a certificate as to the absence of any default or specifying any default that exists under the terms of the Heritage Bank One 1992 Subordinated Indenture.

Modification of the Indenture. The Heritage Bank One 1992 Subordinated Indenture provides that, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding Heritage Bank One 1992 Subordinated Indenture Securities of each affected series (voting as one class), we and the trustee may modify or alter the provisions of the Heritage Bank One 1992 Subordinated Indenture or modify the rights of holders of Heritage Bank One 1992 Subordinated Indenture Securities of these series.

However, no such modification or alteration may be made without the consent of the holder of each Heritage Bank One 1992 Subordinated Indenture Securities so affected which would, among other things, (i) modify the terms of payment of principal, any premium, or interest on the Heritage Bank One 1992 Subordinated Indenture Securities or (ii) reduce the percentage in principal amount of outstanding Heritage Bank One 1992 Subordinated Indenture Securities required to modify or alter the Heritage Bank One 1992 Subordinated Indenture or to modify the rights of the holders of Heritage Bank One 1992 Subordinated Indenture Securities.

The Heritage Bank One 1992 Subordinated Indenture also permits us and the trustee to amend the Heritage Bank One 1992 Subordinated Indenture in certain circumstances without the consent of the holders of Heritage Bank One 1992 Subordinated Indenture Securities to evidence our merger or the replacement of the trustee with respect to the Heritage Bank One 1992 Subordinated Indenture Securities of one or more series or to make other specified changes that are not adverse to the holders of the Heritage Bank One 1992 Subordinated Indenture Securities.

Consolidations, Mergers and Sales of Assets. The Heritage Bank One 1992 Subordinated Indenture provides that we may, without the consent of the holders of any of the outstanding Heritage Bank One 1992 Subordinated Indenture Securities, consolidate with, merge into or transfer all or substantially all our assets to any person, provided that:

•  the successor is a domestic corporation and assumes our obligations on the Heritage Bank One 1992 Subordinated Indenture Securities and under the Heritage Bank One 1992 Subordinated Indenture;

•  after giving effect to the merger, consolidation or transfer, no event of default will have happened and be continuing; and

•  other specified conditions under the Heritage Bank One 1992 Subordinated Indenture are met.

The principal terms of the Heritage Bank One 1992 Subordinated Indentures Securities issued and outstanding as of the date of this prospectus are set forth below.

7 1/4% Subordinated Debentures Due August 15, 2004

The only series of Heritage Bank One 1992 Subordinated Indenture Securities issued and outstanding as of the date of this prospectus is $200,000,000 in initial aggregate principal amount of 7 1/4% Subordinated Debentures Due August 15, 2004. These notes were issued on August 24, 1992 and will mature on August 15, 2004. Interest on these notes accrues at the annual rate 7 1/4% and is payable semi-annually in arrears on February 15 and August 15 to the holders of record February 1 and August 1. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

Heritage Bank One 1990 Subordinated Indenture Securities

The Heritage Bank One 1990 Subordinated Indenture Securities are our direct, unsecured general obligations, and are subject to acceleration only upon our bankruptcy, insolvency or reorganization.

Limitations on Liens on Voting Stock of Bank Affiliates. The Heritage Bank One 1990 Subordinated Indenture provides that except as provided below, we will not create or suffer to exist any mortgage, pledge encumbrance, lien, charge or security interest (collectively, as used in this paragraph, a “mortgage”), as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or to purchase shares of, voting stock of any of our chartered banks (as used in this paragraph, a “Bank Affiliate”) (or of any subsidiary or other entity owning voting stock of any Bank Affiliate) owned by us, directly or indirectly, without effectively providing that the Heritage Bank One 1990 Subordinated Indenture Securities will be secured equally and ratably with (or prior to) such indebtedness secured by such mortgage (subject to the subordination provisions described below). This prohibition, however, does not apply to:

•  any mortgage created, assumed, incurred or suffered to be created on these shares of voting stock (or these convertible securities, options, warrants or rights) to secure our indebtedness for borrowed money as all or part of the purchase price of these shares of voting stock (or these convertible securities, options, warrants or rights), or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof; or

•  any mortgage existing at the time of acquisition of these shares of voting stock (or these convertible securities, options, warrants or rights) by us (whether or not the obligations so secured are assumed by us ); or

•  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the previous two bullet points; provided however, that the principal amount of any and all other obligations and indebtedness so secured shall not exceed the principal amount thereof so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the voting stock (or any such convertible securities, options. warrants or rights) which was subject to the mortgage so extended, renewed or replaced.

Restrictions on Certain Dispositions of Principal Bank Affiliates. The Heritage Bank One 1990 Subordinated Indenture provides that so long as any of the Heritage Bank One 1990

Subordinated Indenture Securities will be outstanding, we will not (1) issue, sell or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any Bank Affiliate (as defined above) which constitutes 20% or more of our consolidated total assets (collectively, as used in this paragraph, a “Principal Bank Affiliate) (or of any subsidiary or other entity owning voting stock of any Principal Bank Affiliate), (2) permit the merger or consolidation of any Principal Bank Affiliate (or of any subsidiary or other entity owning voting stock of any Principal Bank Affiliate) with or into any other corporation or (3) permit the sale or other disposition of all or substantially all of the assets of any Principal Bank Affiliate unless, after giving effect to any such transaction (specified in clause (1), (2) or (3) above) and the issuance of the maximum number of shares of voting stock issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, we would own, directly or through one or more wholly-owned subsidiaries, more than 80% of the shares of the voting stock of such Principal Bank Affiliate, its successor by merger or consolidation or the person or entity that acquires all or substantially all its assets. However, the foregoing does not prohibit any such issuance, sale or disposition of shares or securities, any such merger or consolidation or any such sale or disposition of assets:

•  if required by law or any regulation or order of any governmental authority;

•  if required as a condition imposed by any law or any regulation or order of any governmental authority to the acquisition by us, directly or indirectly, of any other corporation or entity, if thereafter, (x) we would own directly or through one or more wholly-owned subsidiaries more than 80% of the voting stock of such other corporation or entity, and (y) the consolidated assets of the corporation or entity being acquired would be at least equal to 80% of the consolidated assets of the Principal Bank Affiliate being disposed of; or

•  (x) if the proceeds of any such sale or disposition are invested within 180 days after such sale or disposition in any one or more Bank Affiliates (including any previously existing Bank Affiliate or any other corporation which upon such investment becomes a Bank Affiliate), or (y) if within 180 days after such sale or disposition we have entered into an agreement to invest such proceeds in any one or more Bank Affiliates (including any previously existing Bank Affiliate or any other corporation which upon such investment would become a Bank Affiliate), but such investment has not been made because all regulatory or other approvals have not been obtained but are in the process of being obtained, and if, in each case, the consolidated assets of the Bank Affiliate(s) acquired or to be acquired or invested in (including any one or more corporations which upon such investment would become Bank Affiliates) would be at least equal to 80% of the consolidated assets of such Principal Bank Affiliate; provided, however, that if we make a subsequent acquisition as described in this paragraph using our common stock and preferred stock, with a fair market value at least equal to the proceeds of any sale or disposition of a Principal Bank Affiliate, we will not also be required to invest the proceeds of any sale or disposition as otherwise required by this paragraph; provided further, that we, for the purpose of satisfying this covenant, may only issue preferred shares in a subsequent acquisition in an amount needed to replace any preferred stock of the acquired company and on substantially the same terms.

Subordination. The Heritage Bank One 1990 Subordinated Indenture Securities are subordinate and junior in right of payment as provided below.

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the payment of the principal of, any premium and interest on the Heritage Bank One 1990 Subordinated Indenture Securities is subordinated in right of payment, to the extent provided in the Heritage Bank One 1990 Subordinated Indenture, to the prior payment in full of all of our senior indebtedness (as defined below with respect to Heritage Bank One 1990 Subordinated Indenture Securities).

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the holders of our senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Heritage Bank One 1990 Subordinated Indenture Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Heritage Bank One 1990 Subordinated Indenture Securities.

No payment may be made of the principal of or interest on the Heritage Bank One 1990 Subordinated Indenture Securities, at any time when there is a default in the payment of the principal of, any premium or interest on any of our senior indebtedness or any event default permitting acceleration of any of our senior indebtedness.

The term “senior indebtedness” as used in this section with respect to Heritage Bank One 1990 Subordinated Indenture Securities means the principal of (and premium, if any) and interest on: (i) all our indebtedness for money borrowed, whether outstanding on the date of execution of this Heritage Bank One 1990 Subordinated Indenture or thereafter created, assumed or incurred, except (A) the Heritage Bank One 1990 Subordinated Indenture Securities (B) the Company Subordinated Securities; (C) the Heritage Chase Subordinated Indenture Securities; (D) the Heritage JPM Subordinated Indenture Securities; (E) the Outstanding Bank One Subordinated Securities (as defined below with respect to Heritage Bank One 1990 Subordinated Indenture Securities); and (F) such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Heritage Bank One 1990 Subordinated Indenture Securities or to rank on a parity with the Heritage Bank One 1990 Subordinated Indenture Securities or the other securities referred to in clauses (A) through (E) above; and (ii) any deferrals, renewals or extensions of any such senior indebtedness. The term “indebtedness for money borrowed” means any of our obligation, or any obligation guaranteed by us, for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, any capitalized lease obligation and any deferred obligation for payment of the purchase price of any property or assets. The Heritage Bank One 1990 Subordinated Indenture Securities will rank on a parity with the securities referred to in clauses (i)(A) through (i)(E) above.

The term “Outstanding Bank One Subordinated Securities” as used in this section means our following subordinated debt obligations: (i) the 9 7/8% Subordinated Notes due March 1, 2009, (ii) the 7.25% Subordinated Notes due August 15, 2004, (iii) the 6 3/8% Subordinated Notes due January 30, 2009, (iv) the 7 1/8% Subordinated Notes due May 15, 2007, (v) the 7 3/4% Subordinated Notes due July 15, 2025, (vi) the 7% Subordinated Notes due July 15, 2005, (vii) the 6 1/8% Subordinated Notes due February 15, 2006, (viii) the Medium-Term Notes—Series G Subordinated, (ix) the 7 5/8% Subordinated Notes due October 15, 2026, (x) the 8% Subordinated Notes due April 29, 2027, (xi) the 7.6% Subordinated Notes due May 1, 2007, (xii) the 9 7/8% Subordinated Notes due March 1, 2019, (xiii) the Medium-Term Notes—Series A Subordinated,

(xiv) the 7 7/8% Subordinated Notes due August 1, 2010, (xv) the 5.9% Subordinated Notes due November 15, 2011, (xvi) the 5.25% Subordinated Notes due January 30, 2013, and (xvii) the 4.9% Subordinated Notes due April 30, 2015.

The amount of outstanding senior indebtedness for purposes of the Heritage Bank One 1990 Subordinated Indenture Securities is the same as the outstanding amount of Company Senior Indebtedness described under “Description of Company Heritage Bank One 1990 Subordinated Indenture Securities—Company Subordinated Securities” above. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Heritage Bank One 1990 Subordinated Indenture Securities, see “Relationship Among Subordination Provisions” below.

Defaults and Waivers. An event of default with respect to Heritage Bank One 1990 Subordinated Indenture Securities of any series is defined in the Heritage Bank One 1990 Subordinated Indenture as certain events involving our bankruptcy, insolvency or reorganization. A default with respect to Heritage Bank One 1990 Subordinated Indenture Securities of any series is defined in the Heritage Bank One 1990 Subordinated Indenture as:

•  any event of default with respect to the series;

•  default in the payment of the principal of or any premium on any Heritage Bank One 1990 Subordinated Indenture Security of that series at maturity;

•  default in the payment of interest upon any Heritage Bank One 1990 Subordinated Indenture Security of that series when due and the continuance of the default for a period of 30 days;

•  default in the performance of any other covenant or warranty of ours in the Heritage Bank One 1990 Subordinated Indenture (other than a covenant or agreement included in the Heritage Bank One 1990 Subordinated Indenture solely for the benefit of a series of Heritage Bank One 1990 Subordinated Indenture Securities other than that series) and continuance of the default for 60 days after written notice;

•  default in payment of any portion of any principal of any indebtedness for money borrowed by us or any subsidiary (including a default with respect to Heritage Bank One 1990 Subordinated Indenture Securities of any series) after the expiration of any applicable grace period with respect thereto or acceleration of any such indebtedness under the terms of the instrument under which such indebtedness is issued or secured, in any individual instance in excess of $5,000,000 or in the aggregate (including any other indebtedness subject to cross-default with respect to such nonpayment or cross-acceleration as a result of such default or acceleration) in excess of $12,500,000, if such default is not cured or such acceleration is not annulled within 10 days after written notice; and

•  any other default provided with respect to Heritage Bank One 1990 Subordinated Indenture Securities of the series.

If an event of default with respect to any series of Heritage Bank One 1990 Subordinated Indenture Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Heritage Bank One 1990 Subordinated Indenture Securities of these series may declare the principal amount of all Heritage Bank One 1990 Subordinated Indenture Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Heritage Bank One 1990 Subordinated Indenture

Securities of any series outstanding may waive an event of default resulting in acceleration of those Heritage Bank One 1990 Subordinated Indenture Securities, but only if all defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If a default occurs and is continuing, the trustee may in its discretion proceed to protect the rights of the holders of the Heritage Bank One 1990 Subordinated Indenture Securities of an affected series. The holders of a majority in aggregate principal amount of the outstanding Heritage Bank One 1990 Subordinated Indenture Securities of any affected series may, on behalf of all holders of the Heritage Bank One 1990 Subordinated Indenture Securities of that series, waive any past default, except a default (a) in the payment of principal of, or any premium or interest on any Heritage Bank One 1990 Subordinated Indenture Security of that series, and (b) in respect of a covenant or provision of the Heritage Bank One 1990 Subordinated Indenture which cannot be modified or amended without the consent of the holder of each outstanding Heritage Bank One 1990 Subordinated Indenture Security of that series.

The Heritage Bank One 1990 Subordinated Indenture provides that in the event of a default in payment of interest continuing for 30 days or of principal of, any premium on any Heritage Bank One 1990 Subordinated Indenture Securities of any series, we will, upon demand of the trustee, pay to it, for the benefit of the holder of that Heritage Bank One 1990 Subordinated Indenture Security, the whole amount then due and payable on that Heritage Bank One 1990 Subordinated Indenture Security for principal, any premium and interest. The Heritage Bank One 1990 Subordinated Indenture further provides that if we fail to pay the amount promptly upon demand, the trustee may, among other things, institute a judicial proceeding for collection.

The Heritage Bank One 1990 Subordinated Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of Heritage Bank One 1990 Subordinated Indenture Securities before proceeding to exercise any right or power under the Heritage Bank One 1990 Subordinated Indenture at the request of these Heritage Bank One 1990 Subordinated Indenture Securities holders.

The holders of a majority in aggregate principal amount of the outstanding Heritage Bank One 1990 Subordinated Indenture Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such Heritage Bank One 1990 Subordinated Indenture Securities or exercising any trust or power conferred on it with respect to the Heritage Bank One 1990 Subordinated Indenture Securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the Heritage Bank One 1990 Subordinated Indenture.

The Heritage Bank One 1990 Subordinated Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of Heritage Bank One 1990 Subordinated Indenture Securities known to it, give to the holders of Heritage Bank One 1990 Subordinated Indenture Securities of these series notice of the default if not cured or waived. However, except in the case of a default in the payment of the principal of, or any premium or interest on any Heritage Bank One 1990 Subordinated Indenture Securities of these series, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of the holders of these Heritage Bank One 1990 Subordinated Indenture Securities. The trustee is required to withhold notice of a default in the performance of any covenant of ours in the Heritage Bank One 1990 Subordinated Indenture until at least 30 days after the occurrence thereof.

We are required to file annually with the trustee a statement as to the performance by us of certain of our obligations under the Heritage Bank One 1990 Subordinated Indenture and as to the existence or non-existence of defaults in such performance.

Modification of the Indenture. The Heritage Bank One 1990 Subordinated Indenture provides that, with the consent of the holders of not less 66 2/3% in aggregate principal amount of the outstanding Heritage Bank One 1990 Subordinated Indenture Securities of each affected series, modifications and amendment of the Heritage Bank One 1990 Subordinated Indenture may be made which affect the rights of the holders of such Heritage Bank One 1990 Subordinated Indenture Securities. However, no such modification or alteration may be made without the consent of the holder of each Heritage Bank One 1990 Subordinated Indenture Security so affected which would, among other things:

•  modify the terms of payment of principal, any premium, or interest on the Heritage Bank One 1990 Subordinated Indenture Securities;

•  modify the provisions of the Heritage Bank One 1990 Subordinated Indenture with respect to subordination in a manner adverse to the holders; or

•  reduce the percentage in principal amount of outstanding Heritage Bank One 1990 Subordinated Indenture Securities required to modify or alter the Heritage Bank One 1990 Subordinated Indenture or to waive certain provisions of the Heritage Bank One 1990 Subordinated Indenture or certain defaults thereunder and their consequences, or

•  modify any of the above provisions.

The Heritage Bank One 1990 Subordinated Indenture Securities provides that the holders of at least 66 2/3% in aggregate principal amount of the outstanding Heritage Bank One 1990 Subordinated Indenture Securities of any series may, on behalf of the holders of all the Heritage Bank One 1990 Subordinated Indenture Securities of that series, waive compliance by us with certain restrictive provisions of the Heritage Bank One 1990 Subordinated Indenture.

The Heritage Bank One 1990 Subordinated Indenture also permits us and the trustee to amend the Heritage Bank One 1990 Subordinated Indenture in certain circumstances without the consent of the holders of Heritage Bank One 1990 Subordinated Indenture Securities to add covenants and events of default, that evidence a successor to us or the trustee or that make other changes not adverse to the holders of the Heritage Bank One 1990 Subordinated Indenture Securities.

Consolidations, Mergers and Sales of Assets. The Heritage Bank One 1990 Subordinated Indenture provides that we may, without the consent of the holders of any of the outstanding Heritage Bank One 1990 Subordinated Indenture Securities, consolidate with, merge into or transfer all or substantially all our assets to any person, provided that:

•  our successor is a domestic corporation and assumes our obligations on the Heritage Bank One 1990 Subordinated Indenture Securities and under the Heritage Bank One 1990 Subordinated Indenture;

•  after giving effect to the merger, consolidation or transfer, no event of default will have happened and be continuing; and

•  other specified conditions under the Heritage Bank One 1990 Subordinated Indenture are met.

The principal terms of the Heritage Bank One 1990 Subordinated Indentures Securities issued and outstanding as of the date of this prospectus are set forth below.

10% Subordinated Notes Due 2010

The only series of Heritage Bank One 1990 Subordinated Indenture Securities issued and outstanding as of the date of this prospectus is $200,000,000 in initial aggregate principal amount of 10% Subordinated Notes Due 2010. These notes were issued on August 23, 1990 and will mature on August 15, 2010. Interest on these notes accrues at the annual rate 10% and is payable semi-annually in arrears on February 15 and August 15 to the holders of record on February 1 and August 1. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

Heritage Bank One 1989 Subordinated Indenture Securities

The Heritage Bank One 1989 Subordinated Indenture Securities are our direct, unsecured general obligations, and are subject to acceleration upon our bankruptcy, insolvency or reorganization and other events of default as provided under “Default and Waivers” below.

Limitations on Liens on Voting Stock of Bank Affiliates. The Heritage Bank One 1989 Subordinated Indenture provides that except as provided below, we will not create or suffer to exist any mortgage, pledge encumbrance, lien, charge or security interest (collectively, as used in this paragraph, a “mortgage”), as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or to purchase shares of, voting stock of any of our chartered banks (as used in this paragraph, a “Bank Affiliate”) (or of any subsidiary or other entity owning voting stock of any Bank Affiliate) owned by us, directly or indirectly, without effectively providing that the Heritage Bank One 1989 Subordinated Indenture Securities will be secured equally and ratably with (or prior to) such indebtedness secured by such mortgage (subject to the subordination provisions described below). This prohibition, however, does not apply to:

•  any mortgage created, assumed, incurred or suffered to be created on these shares of voting stock (or these convertible securities, options, warrants or rights) to secure our indebtedness for borrowed money as all or part of the purchase price of these shares of voting stock (or these convertible securities, options, warrants or rights), or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof; or

•  any mortgage existing at the time of acquisition of these shares of voting stock (or these convertible securities, options, warrants or rights) by us (whether or not the obligations so secured are assumed by us ); or

•  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the previous two bullet points; provided however, that the principal amount of any and all other obligations and indebtedness so secured shall not exceed the principal amount thereof so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the voting stock (or any such convertible securities, options. warrants or rights) which was subject to the mortgage so extended, renewed or replaced.

Restrictions on Certain Dispositions of Principal Bank Affiliates. The Heritage Bank One 1989 Subordinated Indenture provides that so long as any of the Heritage Bank One 1989 Subordinated Indenture Securities will be outstanding, we will not (1) issue, sell or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any Bank Affiliate (as defined above) which constitutes 20% or more of our consolidated total assets (collectively, as used in this paragraph, a “Principal Bank Affiliate) (or of any subsidiary or other entity owning voting stock of any Principal Bank Affiliate), (2) permit the merger or consolidation of any Principal Bank Affiliate (or of any subsidiary or other entity owning voting stock of any Principal Bank Affiliate) with or into any other corporation or (3) permit the sale or other disposition of all or substantially all of the assets of any Principal Bank Affiliate unless, after giving effect to any such transaction (specified in clause (1), (2) or (3) above) and the issuance of the maximum number of shares of voting stock issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, we would own, directly or through one or more wholly-owned subsidiaries, more than 80% of the shares of the voting stock of such Principal Bank Affiliate, its successor by merger or consolidation or the person or entity that acquires all or substantially all its assets. However, the foregoing does not prohibit any such issuance, sale or disposition of shares or securities, any such merger or consolidation or any such sale or disposition of assets:

•  if required by law or any regulation or order of any governmental authority;

•  if required as a condition imposed by any law or any regulation or order of any governmental authority to the acquisition by us, directly or indirectly, of any other corporation or entity, if thereafter, (x) we would own directly or through one or more wholly-owned subsidiaries more than 80% of the voting stock of such other corporation or entity, and (y) the consolidated assets of the corporation or entity being acquired would be at least equal to 80% of the consolidated assets of the Principal Bank Affiliate being disposed of; or

•  (x) if the proceeds of any such sale or disposition are invested within 180 days after such sale or disposition in any one or more Bank Affiliates (including any previously existing Bank Affiliate or any other corporation which upon such investment becomes a Bank Affiliate), or (y) if within 180 days after such sale or disposition we have entered into an agreement to invest such proceeds in any one or more Bank Affiliates (including any previously existing Bank Affiliate or any other corporation which upon such investment would become a Bank Affiliate), but such investment has not been made because all regulatory or other approvals have not been obtained but are in the process of being obtained, and if, in each case, the consolidated assets of the Bank Affiliate(s) acquired or to be acquired or invested in (including any one or more corporations which upon such investment would become Bank Affiliates) would be at least equal to 80% of the consolidated assets of such Principal Bank Affiliate; provided, however, that if we make a subsequent acquisition as described in this paragraph using our common stock and preferred stock, with a fair market value at least equal to the proceeds of any sale or disposition of a Principal Bank Affiliate, we will not also be required to invest the proceeds of any sale or disposition as otherwise required by this paragraph; provided further, that we, for the purpose of satisfying this covenant, may only issue preferred shares in a subsequent acquisition in an amount needed to replace any preferred stock of the acquired company and on substantially the same terms.

Subordination. The Heritage Bank One 1989 Subordinated Indenture Securities are subordinate and junior in right of payment as provided below.

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the payment of the principal of, any premium and interest on Heritage Bank One 1989 Subordinated Indenture Securities is to be subordinated in right of payment, to the extent provided in the Heritage Bank One 1989 Subordinated Indenture, to the prior payment in full of all of our senior indebtedness (as defined below with respect to Heritage Bank One 1989 Subordinated Indenture Securities).

Upon any distribution of our assets due to our dissolution, winding up, liquidation or reorganization, the holders of our senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Heritage Bank One 1989 Subordinated Indenture Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Heritage Bank One 1989 Subordinated Indenture Securities.

No payment may be made of the principal of or interest on the Heritage Bank One 1989 Subordinated Indenture Securities, at any time when there is a default in the payment of the principal of, any premium or interest on any of our senior indebtedness or any event default permitting acceleration of any of our senior indebtedness.

The term “senior indebtedness” as used in this section with respect to Heritage Bank One 1989 Subordinated Indenture Securities means the principal of (and premium, if any) and interest on: (i) all our indebtedness for money borrowed, whether outstanding on the date of execution of this Heritage Bank One 1989 Subordinated Indenture or thereafter created, assumed or incurred, except (A) the Company Subordinated Securities; (B) the Heritage Chase Subordinated Indenture Securities; (C) the Heritage JPM Subordinated Indenture Securities; (E) the Outstanding Bank One Subordinated Securities (as defined below with respect to Heritage Bank One 1989 Subordinated Indenture Securities); and (D) such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Heritage Bank One 1989 Subordinated Indenture Securities or to rank on a parity with the Heritage Bank One 1989 Subordinated Indenture Securities or the other securities referred to in clauses (A) through (D) above; and (ii) any deferrals, renewals or extensions of any such senior indebtedness. The term “indebtedness for money borrowed” means any of our obligation, or any obligation guaranteed by us, for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, any capitalized lease obligation and any deferred obligation for payment of the purchase price of any property or assets. The Heritage Bank One 1989 Subordinated Indenture Securities will rank on a parity with the securities referred to in clauses (i)(A) through (i)(D) above.

The term “Outstanding Bank One Subordinated Securities” as used in this section means our following subordinated debt obligations (i) the 9 7/8% Subordinated Notes Due March 1, 2009, (ii) the 10% Subordinated Notes due August 15, 2010, (iii) the 7.25% Subordinated Notes due August 15, 2004, (iv) the 6 3/8% Subordinated Notes due January 30, 2009, (v) the 7 1/8% Subordinated Notes due May 15, 2007, (vi) the 7 3/4% Subordinated Notes due July 15, 2025, (vii) the 7% Subordinated Notes due July 15, 2005, (viii) the 6 1/8% Subordinated Notes due February 15, 2006, (ix) the Medium-Term Notes—Series G Subordinated, (x) the 7 5/8% Subordinated Notes due October 15, 2026, (xi) the 8% Subordinated Notes due April 29, 2027, (xii) the 7.6% Subordinated Notes due May 1, 2007, (xiii) the 9 7/8% Subordinated Notes due March 1, 2019, (xiv) the Medium-Term Notes—Series A Subordinated, (xv) the 7 7/8% Subordinated Notes due

August 1, 2010, (xvi) the 5.9% Subordinated Notes due November 15, 2011, (xvii) the 5.25% Subordinated Notes due January 30, 2013, and (xviii) the 4.9% Subordinated Notes due April 30, 2015.

The amount of outstanding senior indebtedness for purposes of the Heritage Bank One 1989 Subordinated Indenture Securities is the same as the outstanding amount of Company Senior Indebtedness described under “Description of Company Heritage Bank One 1989 Subordinated Indenture Securities—Company Subordinated Securities” above. In addition, for information regarding the relationship among the subordination provisions governing our various series of subordinated Heritage Bank One 1989 Subordinated Indenture Securities, see “Relationship Among Subordination Provisions” below.

Defaults and Waivers. An event of default with respect to Heritage Bank One 1989 Subordinated Indenture Securities of any series is defined in the Heritage Bank One 1989 Subordinated Indenture as:

•  default in the payment of the principal of on any Heritage Bank One 1989 Subordinated Indenture Security when due;

•  default in the payment of interest upon any Heritage Bank One 1989 Subordinated Indenture Security when due and the continuance of the default for a period of 30 days;

•  default in the performance of any other covenant or warranty of ours in the Heritage Bank One 1989 Subordinated Indenture;

•  default in payment of any portion of any principal of any indebtedness for money borrowed by us or any subsidiary after the expiration of any applicable grace period with respect thereto or acceleration of any such indebtedness under the terms of the instrument under which such indebtedness is issued or secured, in any individual instance in excess of $5,000,000 or in the aggregate (including any other indebtedness subject to cross-default with respect to such nonpayment or cross-acceleration as a result of such default or acceleration) in excess of $12,500,000, if such default is not cured or such acceleration is not annulled within 10 days after written notice; and

•  certain events of our bankruptcy, insolvency or reorganization.

If an event of default with respect to any series of Heritage Bank One 1989 Subordinated Indenture Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Heritage Bank One 1989 Subordinated Indenture Securities of these series may declare the principal amount of all Heritage Bank One 1989 Subordinated Indenture Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Heritage Bank One 1989 Subordinated Indenture Securities of any series outstanding may waive an event of default resulting in acceleration of those Heritage Bank One 1989 Subordinated Indenture Securities, but only if all events defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

The holders of a majority in aggregate principal amount of the outstanding Heritage Bank One 1989 Subordinated Indenture Securities of any affected series may, on behalf of all holders of the Heritage Bank One 1989 Subordinated Indenture Securities of that series, waive any past default, except a default (a) in the payment of principal of or interest on any Heritage Bank One 1989 Subordinated Indenture Security of that series, and (b) in respect of a covenant or provision of the Heritage Bank One 1989 Subordinated Indenture which cannot be modified or amended without the consent of the holder of each outstanding Heritage Bank One 1989 Subordinated Indenture Security of that series.

The Heritage Bank One 1989 Subordinated Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of Heritage Bank One 1989 Subordinated Indenture Securities before proceeding to exercise any right or power under the Heritage Bank One 1989 Subordinated Indenture at the request of these Heritage Bank One 1989 Subordinated Indenture Securities holders.

The holders of a majority in aggregate principal amount of the outstanding Heritage Bank One 1989 Subordinated Indenture Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such Heritage Bank One 1989 Subordinated Indenture Securities or exercising any trust or power conferred on it with respect to the Heritage Bank One 1989 Subordinated Indenture Securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the Heritage Bank One 1989 Subordinated Indenture.

The Heritage Bank One 1989 Subordinated Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of Heritage Bank One 1989 Subordinated Indenture Securities known to it, give to the holders of Heritage Bank One 1989 Subordinated Indenture Securities of these series notice of the default if not cured or waived. However, except in the case of a default in the payment of the principal of, or interest on any Heritage Bank One 1989 Subordinated Indenture Securities of these series, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of the holders of these Heritage Bank One 1989 Subordinated Indenture Securities. The trustee is required to withhold notice of a default in the performance of any covenant of ours in the Heritage Bank One 1989 Subordinated Indenture until at least 30 days after the occurrence thereof.

We are required to file annually with the trustee a statement as to the performance by us of certain of our obligations under the Heritage Bank One 1989 Subordinated Indenture and as to the existence or non-existence of defaults in such performance.

Modification of the Indenture. The Heritage Bank One 1989 Subordinated Indenture provides that, with the consent of the holders of not less 66 2/3% in aggregate principal amount of the outstanding Heritage Bank One 1989 Subordinated Indenture Securities of each affected series, modifications and amendment of the Heritage Bank One 1989 Subordinated Indenture may be made which affect the rights of the holders of such Heritage Bank One 1989 Subordinated Indenture Securities. However, no such modification or alteration may be made without the consent of the holder of each Heritage Bank One 1989 Subordinated Indenture Security so affected which would, among other things:

•  modify the terms of payment of principal or interest on the Heritage Bank One 1989 Subordinated Indenture Securities;

•  reduce the percentage in principal amount of outstanding Heritage Bank One 1989 Subordinated Indenture Securities required to modify or alter the Heritage Bank One 1989 Subordinated Indenture or to waive certain provisions of the Heritage Bank One 1989 Subordinated Indenture or certain defaults thereunder and their consequences, or

•  change any obligation of ours to maintain an office or agency in the places and for the purposes required by the Heritage Bank One 1989 Subordinated Indenture, or

•  modify any of the above provisions.

The Heritage Bank One 1989 Subordinated Indenture Securities provides that the holders of at least 66 2/3% in aggregate principal amount of the outstanding Heritage Bank One 1989 Subordinated Indenture Securities of any series may, on behalf of the holders of all the Heritage Bank One 1989 Subordinated Indenture Securities of that series, waive compliance by us with certain restrictive provisions of the Heritage Bank One 1989 Subordinated Indenture.

The Heritage Bank One 1989 Subordinated Indenture also permits us and the trustee to amend the Heritage Bank One 1989 Subordinated Indenture in certain circumstances without the consent of the holders of Heritage Bank One 1989 Subordinated Indenture Securities to add covenants and events of default, that evidence a successor to us or the trustee or that make other changes not adverse to the holders of the Heritage Bank One 1989 Subordinated Indenture Securities.

Consolidations, Mergers and Sales of Assets. The Heritage Bank One 1989 Subordinated Indenture provides that we may, without the consent of the holders of any of the outstanding Heritage Bank One 1989 Subordinated Indenture Securities, consolidate with, merge into or transfer all or substantially all our assets to any person, provided that:

•  our successor is a domestic corporation and assumes our obligations on the Heritage Bank One 1989 Subordinated Indenture Securities and under the Heritage Bank One 1989 Subordinated Indenture;

•  after giving effect to the merger, consolidation or transfer, no event of default will have happened and be continuing; and

•  other specified conditions under the Heritage Bank One 1989 Subordinated Indenture are met.

The principal terms of the Heritage Bank One 1989 Subordinated Indentures Securities issued and outstanding as of the date of this prospectus are set forth below.

9 7/8% Subordinated Notes Due March 1, 2009

The only series Heritage Bank One 1989 Subordinated Indenture Securities issued and outstanding as of the date of this prospectus is $54,173,000 in initial aggregate principal amount of 9 7/8% Subordinated Notes Due March 1, 2009. These notes were issued on March 9, 1989 and will mature on March 1, 2009. Interest on these notes accrues at the annual rate 9 7/8% and is payable semi-annually in arrears on March 1 and September 1 to the holders of record on February 15 and August 15. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

Information Concerning The Trustees

We and some of our other subsidiaries maintain deposits and conduct other banking transactions with the trustees under the Heritage Bank One Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Company Subordinated Indenture, the Heritage Chase Subordinated Indenture, the Heritage JPM Indentures and the Heritage JPM Junior Subordinated Indentures. Deutsche Bank Trust Company Americas is trustee under the Company Senior Indenture and the Heritage Chase Senior Indenture.

Relationship among Subordination Provisions

No series of our subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities of JPMorgan Chase referred to above or to any other subordinated indebtedness that we may incur (except for any junior subordinated indebtedness which is subordinate and junior to our subordinated Debt Securities).

However, due to the subordination provisions of the various series of subordinated indebtedness issued by JPMorgan Chase and our predecessors, and in particular, the fact that some, but not all, of our subordinated Debt Securities are subordinated in certain circumstances to Additional Senior Obligations, Derivative Obligations or our general obligations, as the case may be, in the event of a dissolution, winding-up, liquidation or reorganization, holders of certain of our subordinated Debt Securities referred to above may recover less, ratably, than holders of Company Senior Indebtedness, Heritage Chase Senior Indebtedness, Heritage JPM Senior Indebtedness or Heritage Bank One Senior Indebtedness and may recover more, ratably, than holders of other subordinated Debt Securities referred to above.

Description of Capital Stock

The following summary is not complete. You should also refer to our certificate of incorporation, including the certificate of designations pursuant to which the outstanding series of our preferred stock, par value $1 per share, were issued. Our certificate of incorporation is filed as an exhibit to the registration statement. You should also refer to the applicable provisions of the Delaware General Corporation Law.

Common Stock

As of the date of this prospectus, we are authorized to issue up to 9,000,000,000 shares of our common stock.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment subject to the rights of holders of our preferred stock.

Each holder of our common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any of our series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Holders of shares of our common stock have no cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Our common stock is not convertible into shares of any other class of our capital stock. Mellon Investor Services, LLC is the transfer agent, registrar and dividend disbursement agent for our common stock.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 200,000,000 shares of preferred stock, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over JPMorgan Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Outstanding Preferred Stock. As of the date of this prospectus, we have issued and outstanding the series of preferred stock described in the following table:

	Stated Value and Redemption Price Per Share (a)	Number of Shares	Outstanding at December 31, 2003	Earliest Redemption Date	Rate in Effect at December 31, 2003
		(in millions)	(in millions)
Adjustable Rate Cumulative Preferred Stock, Series A (“Series A preferred stock”)	$100.00	2.42	$242	See Note (b)	5.00%(c)
6.63% Cumulative Preferred Stock, Series H (“6.63% preferred stock”)(d)	500.00	0.28	139	3/31/06	6.63
Adjustable Rate Cumulative Preferred Stock, Series L (“Series L preferred stock”)	100.00	2.00	200	See Note(b)	4.50 (c)
Adjustable Rate Preferred Stock, Series N (“Series N preferred stock”)	25.00	9.10	228	See Note(b)	4.50(c)
Fixed/Adjustable Rate Noncumulative Preferred Stock (“Fixed/Adjustable preferred stock”)	50.00	4.00	200	See Note(b)	4.96(c)

(a)	Redemption price is price indicated in table, plus accrued but unpaid dividends, if any.

(b)	The shares are redeemable at any time with not less than 30 nor more than 60 days’ notice.

(c)	Floating rates are based on specified U.S. Treasury rates. The minimum and maximum annual rates for Series A preferred stock are 5.00% and 11.50%, respectively, and for Series L preferred stock and Series N preferred stock are 4.50% and 10.50%, respectively. The minimum and maximum rates for the Fixed/Adjustable preferred stock are fixed at 5.46% and 11.46%, respectively.

(d)	Shares of 6.63% preferred stock are represented by depositary shares, each representing a one-tenth interest in a share of preferred stock of the series.

Ranking. All the outstanding series of preferred stock have the same rank. All the outstanding series of preferred stock have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Dividends. Dividends payable on each series of outstanding preferred stock are payable quarterly, when and as declared by the board of directors, in the amounts determined as set forth in the above table, on each March 31, June 30, September 30 and December 31.

Dividends on all the outstanding series of our preferred stock, other than our Fixed/Adjustable preferred stock, are cumulative. If we fail to declare a dividend on our Fixed/Adjustable preferred stock for any dividend period, holders of that series will have no right to receive a dividend for that dividend period, whether or not we declare dividends on that series for any future dividend period.

We may not declare or pay or set apart any dividends on any series of preferred stock, unless, for the dividend period commencing after the immediately preceding dividend payment date, we have previously declared and paid or we contemporaneously declare and pay full dividends (including cumulative dividends still owing, if any) on all other series of preferred stock that have the same rank as, or rank senior to, that series of preferred stock. If we do not pay in full the dividends on the equally-ranking series as described above, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally-ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock and generally we may not redeem or purchase any common stock (except by payment of shares of common stock or other junior securities). We will not pay interest or any sum of money instead of interest on any dividend payment or payments that may be in arrears.

Rights Upon Liquidation; Redemption. In the event of our liquidation, dissolution or winding-up, the holders of each outstanding series of preferred stock would be entitled to receive liquidating distributions in the amount set forth opposite the applicable series in the table above, plus accrued and unpaid dividends, if any, before we make any distribution of our assets to the holders of our common stock.

Each of our outstanding series of preferred stock is redeemable at our option on or after the applicable date set forth opposite that series in the table above at a redemption price per share equal to the redemption price set forth opposite that series in the table above, plus accrued but unpaid dividends, if any.

Voting Rights. Holders of shares of our outstanding preferred stock have no voting rights, except as described below or as required by the Delaware General Corporation Law.

All of our currently outstanding series of preferred stock provide that if, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of outstanding cumulative preferred stock is in default, the number of directors constituting our board of directors will be increased by two and the holders of all the outstanding preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. In accordance with the requirements of our Series L preferred stock, Series N preferred stock and Fixed/Adjustable preferred stock, each director elected by the holders of shares of the outstanding preferred stock will continue to serve as director for the full term for which he or she was elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, “default” means that accrued and unpaid dividends on the applicable series are equal to or greater than the equivalent of six quarterly dividends.

Holders of 6.63%, Series L and Series N and Fixed/ Adjustable Rate preferred stock are entitled to one vote per share with respect to matters on which they are entitled to vote. Holders of Series A preferred stock are entitled to one-tenth of one vote per share with respect to matters on which they are entitled to vote.

Our Series N preferred stock and Fixed/Adjustable preferred stock provide that the affirmative vote of the holders of at least two-thirds of the shares of all outstanding series of preferred stock, voting together as a single class without regard to series, will be required to:

•  create any class or series of stock having a preference over any outstanding series of preferred stock; or

•  change the provisions of our certificate of incorporation in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock.

Those series also state that if the amendment does not adversely affect all series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two-thirds of the shares of the series of preferred stock adversely affected.

Our Series L preferred stock provides as follows:

•  the consent of holders of at least two-thirds of the outstanding shares of the particular series, voting as a separate class, is required for any amendment of our certificate of incorporation that would adversely affect the powers, preferences, privileges or rights of that series; and

•  the consent of the holders of at least two-thirds of the voting power of that series and of each series of preferred stock having the same rank, voting together as a single class without regard to series, is required to create, authorize or issue, or reclassify any stock into any additional class or series of, stock ranking prior to that series as to dividends or upon liquidation, or any other security or obligation convertible into or exercisable for any such prior-ranking stock.

Our Series A preferred stock and 6.63% preferred stock each provides that a vote of at least two-thirds of the voting power of all outstanding shares of the applicable series, and all outstanding shares of our preferred stock having the same rank as that series, voting together as a single class without regard to series, will be necessary in order to:

•  authorize or issue any capital stock that will be senior to that series of preferred stock as to dividends or upon liquidation; or

•  amend, alter or repeal any of the provisions of our certificate of incorporation, including the certificate of designation relating to that series, in such a way as to adversely affect (or materially adversely affect, in the case of our 6.63% preferred stock) the preferences, rights, powers or privileges of the preferred stock of that series.

Miscellaneous. No series of our outstanding preferred stock is convertible into shares of our common stock or other securities of JPMorgan Chase. No series of our outstanding preferred stock is subject to preemptive rights.

Transfer Agent and Registrar. Mellon Investor Services LLC is the transfer agent, registrar and dividend disbursement agent for our outstanding preferred stock and depositary shares. The registrar will send notices to the holders of the preferred stock or depositary shares of any meetings at which such holders will have the right to elect directors or to vote on any other matter.

Depositary Shares

Our 6.63% preferred stock is represented by depositary shares, each representing a one-tenth interest in a share of that preferred stock, issued under a deposit agreement between JPMorgan Chase and JPMorgan Chase Bank (as successor by merger to Morgan Guaranty Trust Company of New York), as depositary. The following is a summary of material provisions of the deposit agreement. This description is qualified by reference to the deposit agreement, a copy of which is an exhibit to the registration statement of which this document is a part.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received on our 6.63% preferred stock to the record holders of the depositary shares in proportion to the number of depositary shares owned by those holders. If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from that sale to the holders.

Withdrawal of Stock. A holder of depositary receipts evidencing depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, obtain the number of whole shares of 6.63% preferred stock and any money or other property represented by those depositary shares, by surrendering his, her or its depositary receipts to the depositary. Holders of depositary shares will be entitled to receive whole shares of our 6.63% preferred stock, but will not be subsequently entitled to receive depositary shares with respect to those shares of preferred stock. If the depositary receipts surrendered by the holder represent more shares of stock than are being withdrawn by the holder, the depositary will issue a new depositary receipt representing the excess number of shares.

Redemption of Depositary Shares. Upon redemption by us, in whole or in part, of our 6.63% preferred stock, the depositary will redeem the depositary shares from the proceeds received by it from that redemption. The redemption price per depositary share will be equal to one-tenth of the redemption price per share of our 6.63% preferred stock. Whenever we redeem shares of our 6.63% preferred stock, the depositary will redeem, as of the same redemption date, a number of depositary shares representing the number of shares of our 6.63% preferred stock redeemed.

Voting the 6.63% Preferred Stock. Upon receipt of notice of any meeting at which the holders of our 6.63% preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares. Each record holder of those depositary shares on the record date, which will be the same date as the record date for our 6.63% preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of our 6.63% preferred stock represented by that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of our 6.63% preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action requested by the depositary in order to enable the depositary to do so. The depositary will not vote shares of our 6.63% preferred stock if it does not receive specific instructions from the holders of depositary shares relating to those shares.

Amendment and Termination of the Deposit Agreement. The deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless that amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

•  all outstanding depositary shares have been redeemed; or

•  there has been a final distribution in respect of our 6.63% preferred stock in connection with any liquidation, dissolution or winding up of JPMorgan Chase and that distribution has been distributed to the holders of depositary receipts.

Charges of the Depositary. We are responsible for the payment of all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with any redemption of our 6.63% preferred stock. Holders of depositary receipts must pay transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications received from us and required to be furnished to the holders of our 6.63% preferred stock. Neither JPMorgan Chase nor the depositary will be liable if prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. We and the depositary disclaim any obligation or liability under the deposit agreement to holders of depositary receipts other than for negligence or willful misconduct. Neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our 6.63% preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting our 6.63% preferred stock for deposit, by holders of depositary receipts or by other persons believed to be competent, and on documents believed to be genuine. The depositary disclaims responsibility for the failure to carry out any instructions to vote any of the depositary shares or for the manner or effect of any vote made, as long as that action or inaction is in good faith. The depositary will be liable to us for any liability arising out of acts performed or omitted by the depositary due to its gross negligence or willful misconduct.

Book-Entry Issuance

We have issued some series of the various securities as global securities (the “global securities”). We deposited each global security with, or on behalf of, The Depository Trust Company (“DTC”), as depositary, or its nominee and registered it in the name of a nominee of DTC. Except under the limited circumstances described below, global securities are not exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by participants in the global securities and transfers of those ownership interests. Participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those participants and transfers of those ownership interests within those participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of its participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements in effect from time to time.

None of JPMorgan Chase, the trustees nor any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to those beneficial interests.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

•  DTC notifies us that it is unwilling or unable to continue as Depositary for that global security or DTC ceases to be registered under the Securities Exchange Act of 1934;

•  we determine in our discretion that the global security will be exchangeable for certificated securities in registered form; or

•  if applicable to the particular type of security, there has occurred and is continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the securities.

The registrar will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security. In the case of global debt securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at the corporate trust office of the respective transfer agent and registrar in the Borough of Manhattan, The City of New York. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to take that action, and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among its participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Investors may elect to hold interests in securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and

Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in their accounts. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier and the Luxembourg Central Bank. Clearstream customers are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Distributions with respect to global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Plan of Distribution

This prospectus may be used by affiliates of JPMorgan Chase, including JPMorgan Securities and in connection with offers and sales related to market-making transactions in the senior or subordinated debt securities, common stock, preferred stock or depositary shares of JPMorgan Chase or warrants to purchase those debt securities, shares of common or preferred stock or depositary shares. These affiliates of JPMorgan Chase may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. JPMorgan Chase will not receive any of the proceeds of such sales. These affiliates of JPMorgan Chase do not have any obligation to make a market in the debt securities, preferred stock or depositary shares of JPMorgan Chase or warrants to purchase those debt securities, shares of common or preferred stock or depositary shares and may discontinue their market-making activities at any time with notice, in their sole discretion.

Experts

The financial statements of JPMorgan Chase incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2004 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Legal Opinions

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities.

Part II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution

Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

Registration fee—Securities and Exchange Commission	$0
Blue Sky fees and expenses	0
Attorneys’ fees and expenses	250,000	*
Accountants’ fees and expenses	300,000	*
Printing and engraving expenses	225,000	*
Rating agency fees	100,000	*
Trustee fees	80,000	*
NASD fee	30,500	*
Miscellaneous expenses	15,000	*

Total	$1,000,500	*

*	Estimated.

Item 15.	Indemnification of Directors and Officers

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of J.P. Morgan Chase & Co. (“JPMorgan Chase” or the “Registrant”) provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase’s by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of JPMorgan Chase or, at the request of JPMorgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by JPMorgan Chase. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer, employee or agent of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the by-laws of JPMorgan Chase.

Item 16. List	of Exhibits

Exhibit Number	Document Description

1.1	Form of Debt Securities Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

1.2	Master Agency Agreement, dated as of February 1, 1990, as amended and restated as of June 12, 1997, between the Registrant and the agents party thereto (incorporated by reference to Exhibit 1.2 to Registration Statement on Form S-3 (File No. 333-56573) of the Registrant).

1.3	Form of Equity Securities Underwriting Agreement (incorporated by reference to Exhibit 1.3 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

3.1	Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

3.2	By-laws of the Registrant as amended by the Board of Directors on March 16, 2004 (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4 (File No. 333-112967) of the Registrant).

3.3	Form of Amendments to the Restated Certificate of Incorporation and By-laws of the Registrant (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of the Registrant).

4.1	Form of Certificate for shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.2	Form of Certificate of Designations for Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.3	Form of Deposit Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.4	Form of Depositary Receipt of Depositary Shares (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.5	Indenture dated as of December 1, 1989, between the Registrant (formerly known as Chemical Banking Corporation) and Bankers Trust Company, as successor to The Chase Manhattan Bank (National Association), which Indenture includes the form of Senior Securities (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 33-32409) of the Registrant (formerly known as Chemical Banking Corporation)).

Exhibit Number	Document Description

4.6	Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, between the Registrant (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.3(a) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.7	Second Supplemental Indenture dated as of October 8, 1996, between the Registrant and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as Trustee, to the Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.3(b) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.8	Third Supplemental Indenture, dated as of December 29, 2000, between the Registrant and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.3(c) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.9	Amended and Restated Indenture, dated as of September 1, 1993, between the Registrant (as successor by merger to The Chase Manhattan Corporation) and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4.4(a) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.10	First Supplemental Indenture, dated as of March 29, 1996, among the Registrant, The Chase Manhattan Corporation, Chemical Bank, as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(b) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.11	Second Supplemental Indenture, dated as of October 8, 1996, between the Registrant and U.S. Bank Trust National Association, as Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(c) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.12	Third Supplemental Indenture, dated as of December 29, 2000, between The Chase Manhattan Corporation and U.S. Bank Trust National Association, as Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(d) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.13	Indenture dated as of August 15, 1982, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.5(a) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

Exhibit Number	Document Description

4.14	First Supplemental Indenture, dated as of May 5, 1986, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(b) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.15	Second Supplemental Indenture, dated as of February 27, 1996, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5© to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.16	Third Supplemental Indenture, dated as of January 30, 1997, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(d) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.17	Fourth Supplemental Indenture, dated as of December 29, 2000, among the Registrant, J.P. Morgan & Co. Incorporated and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(e) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.18	Indenture dated as of March 1, 1993, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.7(a) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.19	First Supplemental Indenture, dated as of December 29, 2000, among J.P. Morgan & Co. Incorporated, The Chase Manhattan Corporation, and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of March 1, 1993 (incorporated by reference to Exhibit 4.7(b) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.20	Indenture relating to senior debt securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-22413) of Banc One Corporation).

4.21	First Supplemental Indenture relating to senior debt securities, dated as of October 2, 1998, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1(b) to the Registration Statement on Form S-3 (File No. 333-38387) of Banc One Corporation).

4.22	Form of Second Supplemental Indenture relating to senior debt securities, among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning Trustee, and Deutsche Bank Trust Company Americas, as successor Trustee, to the Indenture, dated as of March 3, 1997.*

Exhibit Number	Document Description

4.23	Indenture relating to subordinated securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-22413) of Banc One Corporation).

4.24	First Supplemental Indenture relating to subordinated securities, dated as of October 2, 1998, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.2(b) to the Registration Statement on Form S-3 (File No. 333-38387) of Banc One Corporation).

4.25	Form of Second Supplemental Indenture relating to subordinated securities, among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of March 3, 1997.*

4.26	Form of Indenture, dated as of July 1, 1995, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and Citibank N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 33-60807) of Banc One Corporation).

4.27	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, Citibank N.A., as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of July 1, 1995.**

4.28	Form of Indenture, dated as of December 1, 1995, between First Chicago NBD Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3 (File No. 33-65431) of First Chicago NBD Corporation).

4.29	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank (National Association)), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of December 1, 1995.*

4.30	Form of Indenture between NBD Bancorp, Inc. (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-60788) of NBD Bancorp, Inc.)

4.31	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to Chemical Bank), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture between NBD Bancorp, Inc. and Chemical Bank.*

Exhibit Number	Document Description

4.32	Indenture, dated as of August 1, 1987, between First Chicago Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3 (File No. 33-16843) of First Chicago Corporation).

4.33	First Supplemental Indenture, dated as of March 1, 1989, between First Chicago Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b)(2) to the Registration Statement on Form S-3 (File No. 33-27403) of First Chicago Corporation).

4.34	Second Supplemental Indenture, dated as of January 1, 1993, between First Chicago Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b)(3) to the Current Report on Form 8-K dated January 20, 1993 (File No. 1-6052) of First Chicago Corporation).

4.35	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 1, 1987.**

4.36	Form of Indenture, dated as of July 15, 1992, between NBD Bancorp, Inc. (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank N.A., as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-49858) of NBD Bancorp, Inc.).

4.37	Form of Supplemental Indenture among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank N.A.), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of July 15, 1992.*

4.38	Form of Indenture, dated as of July 1990, between the Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and Citibank N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 33-35971) of Banc One Corporation).

4.39	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, Citibank N.A., as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture between Banc One Corporation and Citibank N.A.**

Exhibit Number	Document Description

4.40	Form of Indenture, dated as of March 1, 1989, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and Chemical Bank (Delaware), as Trustee (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 (File No. 33-27059) of Banc One Corporation).

4.41	Form of Supplemental Indenture, among the Registrant, Bank One Corporation JPMorgan Chase Bank (as successor to Chemical Bank (Delaware)) as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of March 1, 1989.*

4.42	Form of Subordinated Security (incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-3 (File No. 333-56573) of the Registrant).

4.43	Form of Debt Securities Warrant Agreement (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.44	Form of Preferred Stock Warrant Agreement (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.45	Form of Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.26 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.46	Form of Currency Warrants Warrant Agreement (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.47	Form of Fixed Rate Senior Medium-Term Note (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.48	Form of Floating Rate Senior Medium-Term Note (incorporated by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.49	Form of Fixed Rate Subordinated Medium-Term Note (incorporated by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.50	Form of Floating Rate Subordinated Medium-Term Note (incorporated by reference to Exhibit 4.31 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

5.1	Opinion of Neila Radin.**

5.2	Opinion of Daniel P. Cooney.**

5.3	Opinion of Simpson Thacher & Bartlett LLP.**

Exhibit Number	Document Description

12.1	Computation of Ratios of Earnings to Fixed Charges for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2003 of the Registrant (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2003 of the Registrant (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended March 31, 2004 (incorporated by reference to Exhibit 12.1 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of the Registrant (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period ended March 31, 2004 (incorporated by reference to Exhibit 12.2 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of the Registrant (File No. 1-5805)).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Neila Radin (included in Exhibit 5.1).**

23.3	Consent of Daniel P. Cooney (included in Exhibit 5.2).**

23.4	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.3).**

24	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.**

25.2	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association.**

*	Filed herewith.
**	To be filed by amendment.

Item 17. Undertakings

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 24, 2004.

J.P. MORGAN CHASE & CO.
(Registrant)

By:	/s/ Anthony J. Horan
Name: Anthony J. Horan
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE
* (William B. Harrison, Jr.)	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

* (Hans W. Becherer)	Director

* (Frank A. Bennack, Jr.)	Director

* (John H. Biggs)	Director

* (Lawrence A. Bossidy)	Director

* (Ellen V. Futter)	Director

* (William H. Gray, III)	Director

* (Helene L. Kaplan)	Director

* (Lee R. Raymond)	Director

* (John R. Stafford)	Director

SIGNATURE	TITLE

* (Dina Dublon)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* (Joseph L. Sclafani)	Executive Vice President and Controller (Principal Accounting Officer)

*	Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on June 24, 2004 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ Anthony J. Horan
(Anthony J. Horan, Secretary)

Exhibit Index

Exhibit Number	Document Description
1.1	Form of Debt Securities Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

1.2	Master Agency Agreement, dated as of February 1, 1990, as amended and restated as of June 12, 1997, between the Registrant and the agents party thereto (incorporated by reference to Exhibit 1.2 to Registration Statement on Form S-3 (File No. 333-56573) of the Registrant).

1.3	Form of Equity Securities Underwriting Agreement (incorporated by reference to Exhibit 1.3 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

3.1	Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

3.2	By-laws of the Registrant as amended by the Board of Directors on March 16, 2004 (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4 (File No. 333-112967) of the Registrant).

3.3	Form of Amendments to the Restated Certificate of Incorporation and By-laws of the Registrant (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of the Registrant).

4.1	Form of Certificate for shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.2	Form of Certificate of Designations for Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.3	Form of Deposit Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.4	Form of Depositary Receipt of Depositary Shares (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.5	Indenture dated as of December 1, 1989, between the Registrant (formerly known as Chemical Banking Corporation) and Bankers Trust Company, as successor to The Chase Manhattan Bank (National Association), which Indenture includes the form of Senior Securities (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 33-32409) of the Registrant (formerly known as Chemical Banking Corporation)).

Exhibit Number	Document Description

4.6	Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, between the Registrant (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.3(a) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.7	Second Supplemental Indenture dated as of October 8, 1996, between the Registrant and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as Trustee, to the Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.3(b) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.8	Third Supplemental Indenture, dated as of December 29, 2000, between the Registrant and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992 (incorporated by reference to Exhibit 4.3(c) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.9	Amended and Restated Indenture, dated as of September 1, 1993, between the Registrant (as successor by merger to The Chase Manhattan Corporation) and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4.4(a) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.10	First Supplemental Indenture, dated as of March 29, 1996, among the Registrant, The Chase Manhattan Corporation, Chemical Bank, as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(b) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.11	Second Supplemental Indenture, dated as of October 8, 1996, between the Registrant and U.S. Bank Trust National Association, as Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(c) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.12	Third Supplemental Indenture, dated as of December 29, 2000, between The Chase Manhattan Corporation and U.S. Bank Trust National Association, as Trustee, to the Amended and Restated Indenture, dated as of September 1, 1993 (incorporated by reference to Exhibit 4.4(d) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.13	Indenture dated as of August 15, 1982, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.5(a) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

Exhibit Number	Document Description

4.14	First Supplemental Indenture, dated as of May 5, 1986, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(b) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.15	Second Supplemental Indenture, dated as of February 27, 1996, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(c) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.16	Third Supplemental Indenture, dated as of January 30, 1997, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(d) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.17	Fourth Supplemental Indenture, dated as of December 29, 2000, among the Registrant, J.P. Morgan & Co. Incorporated and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 15, 1982 (incorporated by reference to Exhibit 4.5(e) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.18	Indenture dated as of March 1, 1993, between the Registrant (as successor by merger to J.P. Morgan & Co. Incorporated) and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.7(a) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.19	First Supplemental Indenture, dated as of December 29, 2000, among J.P. Morgan & Co. Incorporated, The Chase Manhattan Corporation, and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of March 1, 1993 (incorporated by reference to Exhibit 4.7(b) to the Annual Report on Form 10-K of the Registrant (File No. 1-5805) for the year ended December 31, 2000).

4.20	Indenture relating to senior debt securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-22413) of Banc One Corporation).

4.21	First Supplemental Indenture relating to senior debt securities, dated as of October 2, 1998, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1(b) to the Registration Statement on Form S-3 (File No. 333-38387) of Banc One Corporation).

Exhibit Number	Document Description

4.22	Form of Second Supplemental Indenture relating to senior debt securities, among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning Trustee, and Deutsche Bank Trust Company Americas, as successor Trustee, to the Indenture, dated as of March 3, 1997.*

4.23	Indenture relating to subordinated securities, dated as of March 3, 1997, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-22413) of Banc One Corporation).

4.24	First Supplemental Indenture relating to subordinated securities, dated as of October 2, 1998, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.2(b) to the Registration Statement on Form S-3 (File No. 333-38387) of Banc One Corporation).

4.25	Form of Second Supplemental Indenture relating to subordinated securities, among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of March 3, 1997.*

4.26	Form of Indenture, dated as of July 1, 1995, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and Citibank N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 33-60807) of Banc One Corporation).

4.27	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, Citibank N.A., as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of July 1, 1995.**

4.28	Form of Indenture, dated as of December 1, 1995, between First Chicago NBD Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3 (File No. 33-65431) of First Chicago NBD Corporation).

4.29	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank (National Association)), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of December 1, 1995.*

4.30	Form of Indenture between NBD Bancorp, Inc. (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-60788) of NBD Bancorp, Inc.)

4.31	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to Chemical Bank), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture between NBD Bancorp, Inc. and Chemical Bank.*

Exhibit Number	Document Description

4.32	Indenture, dated as of August 1, 1987, between First Chicago Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3 (File No. 33-16843) of First Chicago Corporation).

4.33	First Supplemental Indenture, dated as of March 1, 1989, between First Chicago Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b)(2) to the Registration Statement on Form S-3 (File No. 33-27403) of First Chicago Corporation).

4.34	Second Supplemental Indenture, dated as of January 1, 1993, between First Chicago Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and U.S. Bank Trust National Association (as successor Trustee to Security Pacific National Bank), as Trustee (incorporated by reference to Exhibit 4(b)(3) to the Current Report on Form 8-K dated January 20, 1993 (File No. 1-6052) of First Chicago Corporation).

4.35	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, and U.S. Bank Trust National Association, as Trustee, to the Indenture, dated as of August 1, 1987.**

4.36	Form of Indenture, dated as of July 15, 1992, between NBD Bancorp, Inc. (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and The Chase Manhattan Bank N.A., as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (File No. 33-49858) of NBD Bancorp, Inc.).

4.37	Form of First Supplemental Indenture among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank N.A.), as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of July 15, 1992.*

4.38	Form of Indenture, dated as of July 1990, between the Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and Citibank N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 33-35971) of Banc One Corporation).

4.39	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, Citibank N.A., as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture between Banc One Corporation and Citibank N.A.**

4.40	Form of Indenture, dated as of March 1, 1989, between Banc One Corporation (a predecessor to Bank One Corporation) (to be succeeded by merger by the Registrant) and Chemical Bank (Delaware), as Trustee (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 (File No. 33-27059) of Banc One Corporation).

Exhibit Number	Document Description

4.41	Form of Supplemental Indenture, among the Registrant, Bank One Corporation, JPMorgan Chase Bank (as successor to Chemical Bank (Delaware)) as resigning Trustee, and U.S. Bank Trust National Association, as successor Trustee, to the Indenture, dated as of March 1, 1989.*

4.42	Form of Subordinated Security (incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-3 (File No. 333-56573) of the Registrant).

4.43	Form of Debt Securities Warrant Agreement (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.44	Form of Preferred Stock Warrant Agreement (incorporated by reference to Exhibit 4.25 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.45	Form of Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.26 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.46	Form of Currency Warrants Warrant Agreement (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.47	Form of Fixed Rate Senior Medium-Term Note (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.48	Form of Floating Rate Senior Medium-Term Note (incorporated by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.49	Form of Fixed Rate Subordinated Medium-Term Note (incorporated by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

4.50	Form of Floating Rate Subordinated Medium-Term Note (incorporated by reference to Exhibit 4.31 to the Registration Statement on Form S-3 (File No. 333-71876) of the Registrant).

5.1	Opinion of Neila Radin.**

5.2	Opinion of Daniel P. Cooney.**

5.3	Opinion of Simpson Thacher & Bartlett LLP.**

12.1	Computation of Ratios of Earnings to Fixed Charges for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2003 of the Registrant (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2003 of the Registrant (File No. 1-5805)).

Exhibit Number	Document Description

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended March 31, 2004 (incorporated by reference to Exhibit 12.1 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of the Registrant (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period ended March 31, 2004 (incorporated by reference to Exhibit 12.2 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of the Registrant (File No. 1-5805)).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Neila Radin (included in Exhibit 5.1).**

23.3	Consent of Daniel P. Cooney (included in Exhibit 5.2).**

23.4	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.3).**

24	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.**

25.2	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association.**

*	Filed herewith.
**	To be filed by amendment.